UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☐     Preliminary Proxy Statement

☐      Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑      Definitive Proxy Statement

☐      Definitive Additional Materials

☐      Soliciting Material Pursuant to §240.14a-12

DIGITAL ANGEL CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies: Not Applicable

(2)	Aggregate number of securities to which transaction applies: Not Applicable

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  The filing fee was determined based on $25,000,000 total cash consideration proposed to be paid to the Registrant in the transaction.

(4)	Proposed maximum aggregate value of transaction:$25,000,000

(5)	Total fee paid: $2,902.50 (the filing fee has been paid and is on account)

☑      Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Digital Angel Corporation
490 Villaume Avenue
South St. Paul, Minnesota 55075
May 26, 2011
To the Stockholders of Digital Angel Corporation:

On behalf of the board of directors of Digital Angel Corporation, I cordially invite you to attend a special meeting of stockholders of Digital Angel to be held on Thursday, July 14, 2011, at 9:00 a.m. Central Time, at the Capella Tower located at 225 South 6th Street, Minneapolis, Minnesota 55402.

At the special meeting, you will be asked to vote upon a proposal to approve the sale of Digital Angel’s wholly-owned subsidiary, Destron Fearing Corporation, or Destron Fearing.  Specifically, you will be asked to approve a Stock Purchase Agreement, dated May 6, 2011, between Digital Angel and Allflex USA, Inc., or Allflex, whereby Digital Angel will sell all of the outstanding capital stock of Destron Fearing to Allflex for an aggregate cash purchase price of $25 million, less assumed debt and subject to adjustment as is further described in the accompanying proxy statement.  We refer to this transaction as the Destron Fearing Transaction.  We expect to realize net proceeds from the sale, after the repayment of or assumption by Allflex of certain Destron Fearing’s debt, transaction related costs, post-closing working capital adjustments, a change of control payment, and the redemption of our outstanding debentures and warrants, of approximately $13.6 million.

Following the completion of the Destron Fearing Transaction, we intend to use a portion of the net proceeds to: (i) pay certain of our outstanding accounts payable and accrued expenses and other outstanding restructuring and severance related liabilities, and (ii) fund an initial, special cash dividend to our stockholders.  We estimate that the initial, special cash dividend will be in the range of $0.15 to $0.20 per share of Digital Angel common stock, to be paid by the end of the fourth quarter of 2011.  The actual amount and timing may be lower and later than presently expected due to uncertainties regarding the ultimate amount of the net proceeds received and the amount of our liabilities and working capital requirements following the Destron Fearing Transaction.

Post-closing, we anticipate remaining a public company and continuing to operate our remaining business, Signature Industries Limited, or Signature, in order to complete its personal emergency location systems, or PELS, contract with the United Kingdom Ministry of Defence, or MOD, for delivery of Signature’s SARBE™ beacon radios, and to sell the remaining assets of our Signature business.  Based on current information, we presently expect these efforts to net additional cash to us in the $2 million to $4 million range sometime during 2012, which we currently expect will be part of a second distribution to our stockholders in a dividend that could provide an additional $0.10 to $0.15 per share of Digital Angel common stock, after all outstanding liabilities and wind down costs are paid. During this period, we intend to reduce our operating expenses and corporate overhead to conserve as much cash as possible for distribution to our stockholders.  The actual amount and timing of the second dividend may be lower and later than presently expected due to uncertainties as to the ultimate amount of claims, liabilities and operational expenses associated with winding down our business.  In addition, during the wind down period, we intend to explore any potential merger opportunities with other business entities or determine if there is any higher value associated with our position as a publicly-listed Over-the-Counter Bulletin Board company in good standing.

In addition to the vote on the Destron Fearing Transaction, you will be asked to approve, by a non-binding advisory vote, the compensation of our named executive officers in connection with the Destron Fearing Transaction, as described in the attached proxy statement.

The board of directors believes the Destron Fearing Transaction is advisable, fair to, and in the best interests of Digital Angel’s stockholders. The proposed Destron Fearing Transaction will enable our stockholders to realize a portion of the value of Destron Fearing in cash in the form of an initial, special cash dividend. It will also facilitate the repayment of virtually all of Digital Angel’s outstanding debt, significantly improve its working capital position and result in the elimination of all outstanding warrants to acquire shares of Digital Angel common stock. Therefore, the board of directors of Digital Angel unanimously recommends the approval of the Destron Fearing Transaction and the compensation of our named executive officers in connection with the Destron Fearing Transaction.

The accompanying notice of special meeting and proxy statement provide more information regarding the matters to be acted on at the special meeting, including any adjournment or postponement thereof.  Please read these materials carefully.

If you plan to attend the special meeting, you will need an admission card to enter the special meeting.  If your shares are registered in your name, you are a stockholder of record.  Your admission card is attached to the proxy card enclosed, and you will need to bring it with you to the special meeting.  If your shares are in the name of your broker or bank, your shares are held in street name.  Ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the special meeting.  If you do not receive the legal proxy in time, bring your brokerage statement with you to the special meeting so that we can verify your ownership of our stock on the record date and admit you to the special meeting.  However, you will not be able to vote your shares at the special meeting without a legal proxy.

The ability to have your vote counted at the meeting is an important stockholder right.  Your vote is important regardless of the number of shares you own.  We encourage you to vote by proxy so that your shares will be represented and voted at the special meeting even if you cannot attend.  All stockholders can vote by written proxy card.  Many stockholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card, or via the Internet using the instructions on your proxy card.  In addition, stockholders may vote in person at the special meeting as described above.  If your shares are held in “street name,” your brokerage firm, bank, trust or other nominee will be unable to vote your shares without instructions from you.

Sincerely,

/s/ Joseph J. Grillo

JOSEPH J. GRILLO
Chief Executive Officer and President

Digital Angel Corporation
490 Villaume Avenue
South St. Paul, Minnesota 55075

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JULY 14, 2011

To the Stockholders of Digital Angel Corporation:

You are cordially invited to attend the special meeting of the stockholders of Digital Angel Corporation, a Delaware corporation, or Digital Angel, to be held at the Capella Tower, 225 South Sixth Street, Minneapolis, Minnesota 55402, on Thursday, July 14, 2011, at 9:00 a.m., Central Time.

The special meeting is being held for the following purposes:

1.
To approve the Stock Purchase Agreement, dated May 6, 2011, between Digital Angel Corporation and Allflex USA, Inc., and the transactions contemplated by the Stock Purchase Agreement (referred to as the Destron Fearing Transaction); and

2.	To approve, by a non-binding advisory vote, the compensation of our named executive officers in connection with the Destron Fearing Transaction.

The board of directors has approved each of the proposals and recommends that the stockholders vote “FOR” the approval of each of the proposals.

Your attention is directed to the proxy statement accompanying this notice for a more complete description of the matters to be acted upon at the special meeting of stockholders.

The board of directors has fixed the close of business on May 18, 2011 as the record date for the determination of stockholders entitled to receive notice of the special meeting and vote, or exercise voting rights through a voting trust, as the case may be, at the special meeting and any adjournments or postponements of the special meeting.

Each stockholder is urged to vote promptly by (1) using the toll-free number shown on your proxy card; (2) visiting the website shown on your proxy card to vote via the Internet; (3) completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope; (4) attending the special meeting and voting in person; or (5) if your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, instructing your brokerage firm, bank, trust or other nominee in accordance with their procedures.

After voting by one of the methods described above, if you wish, you may revoke your proxy by (1) sending in another signed proxy card with a later date; (2) notifying our corporate secretary in writing before the special meeting that you have revoked your proxy; (3) attending the special meeting and voting in person; or (4) if your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, following the revocation or change-of-proxy procedures of your brokerage firm, bank, trust or other nominee. Please note, however, your attendance at the special meeting will not automatically revoke your proxy.

By Order of the Board of Directors,

/s/ Joseph J. Grillo
JOSEPH J. GRILLO
Chief Executive Officer and President
South St. Paul, Minnesota
May 26, 2011

- i -

Post-Closing Business	19
Effects on Digital Angel if the Destron Fearing Transaction is Not Approved or is Not Completed	20
Regulatory Considerations	20
Appraisal Rights	20
Closing is Not Conditioned on Financing	20
Accounting Treatment	20
Certain Federal Income Tax Consequences	21
Financial Advisor	23
Interests of Certain Persons in the Destron Fearing Transaction	23
Terms of the Stock Purchase Agreement	25
General; Purchase Price	25
Representations and Warranties	26
Covenants	27
Non-Competition Provisions	27
Termination	28
Termination Fee and Expenses	29
Superior Proposals	29
Conditions to Closing	29
Indemnification	30
Ancillary Agreement to the Stock Purchase Agreement	31
Escrow Agreement	31
Transition Services Agreement	31
Vote Required	31
Recommendation of Our Board of Directors	31
Unaudited Pro Forma Condensed Consolidated Financial Statements	32
Proposal No. 2 – Non-Binding Advisory Vote on Executive Compensation Regarding Destron Fearing Transaction	37
Vote Required	37
Recommendation of Our Board of Directors	37
Security Ownership of Certain Beneficial Owners and Management	38
Stockholder Proposals For Our Annual Meeting in 2011	39
Householding	39
Where You Can Find Additional Information	39
ANNEX A – STOCK PURCHASE AGREEMENT
ANNEX B – ESCROW AGREEMENT

- ii -

SUMMARY TERM SHEET

The following summary term sheet, and the question and answer section following the summary term sheet, briefly summarizes the key aspects of the Destron Fearing Transaction, executive compensation in connection with the Destron Fearing Transaction and other significant information contained in this proxy statement.  It may not contain all of the information that is important to you.  To understand the proposals more fully, and for a more complete description of the terms of the Destron Fearing Transaction, you should refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

We have included page references to direct you to more complete information that appears elsewhere in this proxy statement.  This proxy statement is dated May 26, 2011 and is being mailed to stockholders of record on May 18, 2011 on or about May 31, 2011.

Parties to the Destron Fearing Transaction (see page 16)

Digital Angel Corporation

Digital Angel Corporation, or Digital Angel, develops innovative identification and security products for consumer, commercial and government sectors worldwide.  Our unique and often proprietary products provide identification and security for animals, food chains and government/military personnel and assets.  Included in this diverse product line are applications for radio frequency identification, or RFID systems, global positioning systems, or GPS, and satellite communications.  We operate in two business segments: Animal Identification and Emergency Identification.

Our Animal Identification segment comprises the operations of our wholly-owned subsidiary, Destron Fearing Corporation, or Destron Fearing.  This segment develops, manufactures and markets visual and electronic identification tags and implantable RFID microchips, primarily for identification, tracking and location of companion pets, livestock (e.g., cattle and hogs), horses, fish and wildlife worldwide, and, for animal bio-sensing applications, such as temperature reading for companion pet applications.

Our Emergency Identification segment comprises the operations of our 98.5%-owned subsidiary, Signature Industries Limited, or Signature.  This segment develops, manufactures and markets GPS and GPS-enabled products used for emergency location and tracking of pilots, aircraft and maritime vehicles in remote locations.

Allflex USA, Inc.

Allflex USA, Inc., or Allflex, is a significant player in the North American market for animal identification, with a range of products covering visual, RFID and other technologies, covering market segments that are partly different from those addressed by Destron Fearing. Allflex is part of the Allflex group, which operates globally with facilities in Europe, South America, Australasia and China.

The Destron Fearing Transaction (see page 17)

Pursuant to the terms of the Stock Purchase Agreement, dated May 6, 2011, between Digital Angel and Allflex, we will sell all of the outstanding capital stock of Destron Fearing to Allflex for an aggregate cash purchase price of $25 million, less assumed debt and subject to adjustment as is further described in this proxy statement.  We refer to this transaction as the Destron Fearing Transaction.

Closing is not conditioned on financing (see page 20)

Allflex has represented that it has ready access to the cash required to purchase the shares of Destron Fearing and to close the Destron Fearing Transaction, and does not require a financing condition.

Proceeds from the Destron Fearing Transaction (see page 19)

We expect to receive net proceeds from the Destron Fearing Transaction, after the repayment or assumption by Allflex of Destron Fearing debt, transaction related costs, post-closing working capital adjustment, a change of control payment, and the redemption of our outstanding debentures and warrants, of approximately $13.6 million.  We presently intend to use a portion of the net proceeds to: (i) satisfy certain of our outstanding accounts payable and accrued expenses and other outstanding restructuring and severance related liabilities, and (ii) fund an initial, special cash dividend to our stockholders.  We estimate that the initial, special cash dividend will be in the range of $0.15 to $0.20 per share of Digital Angel common stock, to be paid by the end of the fourth quarter of 2011.  The actual amount and timing may be lower and later than presently expected due to uncertainties regarding the ultimate amount of the net proceeds received and the amount of our liabilities and working capital requirements following the Destron Fearing Transaction.

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Post-closing business (see page 19)

Following the Destron Fearing Transaction, we anticipate remaining a public company and continuing to operate our remaining business, Signature Industries Limited, or Signature, in order to complete its personal emergency location systems, or PELS, contract with the United Kingdom Ministry of Defence, or MOD, for delivery of Signature’s SARBE™ beacon radios and to sell the remaining assets of our Signature business. Based on current information, we presently expect these efforts to net additional cash to us in the $2 million to $4 million range sometime during 2012, which we currently expect will be part of a second distribution to our stockholders in a dividend that could provide an additional $0.10 to $0.15 per share of Digital Angel common stock, after all outstanding liabilities and wind down costs are paid. The actual amount and timing of the second dividend may be lower and later than presently expected due to uncertainties as to the ultimate amount of claims, liabilities and operational expenses associated with winding down our business.

In the post-closing stage following the Destron Fearing Transaction, we will operate with a minimum number of U.S.-based corporate employees (estimated to be two to three on a part-time basis) and a reduced number of board members (estimated to be no more than three) in a “virtual” office environment, in order to minimize costs and conserve cash.  We expect to continue to execute all required filings, tax returns, and maintain insurance and perform other required activities to maintain our standing as an Over-the-Counter Bulletin Board, or OTC Bulletin Board, publicly-traded company.

In the event that we are not able to complete the PELS contract and sell the Signature business, our board of directors will continue to evaluate strategic alternatives for the Signature business and us as a whole.  Such alternatives may include, among other things, the sale of the entire company, restructuring, the distribution of assets to our stockholders, or our possible dissolution and liquidation of our assets.  In addition, during the wind down period, our board of directors intends to explore any potential merger opportunities with other business entities or determine if there is any higher value associated with our position as a publicly-listed OTC Bulletin Board company in good standing.

Reasons for the Destron Fearing Transaction (see page 18)

The proposed Destron Fearing Transaction will significantly improve our liquidity and our working capital position, which is currently negative, and allow us to operate as a going concern. It will also enable our stockholders to realize a portion of the value of Destron Fearing in cash in the form of an initial, special cash dividend. In addition, it will facilitate the repayment of virtually all of our outstanding debt and result in the elimination of all outstanding warrants to acquire shares of our common stock.

Approval by our board of directors (see page 17); Recommendation of our board of directors (see page 31)

On May 3, 2011, our board of directors approved the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement.  Our board of directors believes it gave due and proper consideration to all matters and things that were necessary or appropriate to enable it to evaluate and reach an informed conclusion as to the fairness and reasonableness of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement.

Our board of directors unanimously recommends the approval of the proposal to approve the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, and believes that the Destron Fearing Transaction is advisable, fair to, and in the best interests of our stockholders.

The special meeting (see page 9)

The Destron Fearing Transaction is conditioned on stockholder approval.  The proposal to approve the Destron Fearing Transaction at the special meeting must be approved by the affirmative vote of the holders of a majority of shares outstanding and entitled to vote at the special meeting.  Stockholders are also being asked to provide a non-binding advisory vote approving the compensation of our named executive officers in connection with the Destron Fearing Transaction, which is approved by the affirmative vote of the holders of a majority of outstanding shares present, by person or by proxy, and entitled to vote at the special meeting.

Appraisal rights (see page 20)

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares in connection with the Destron Fearing Transaction.

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Regulatory Considerations (see page 20)

Neither we nor Allflex is aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the Destron Fearing Transaction.

Accounting treatment (see page 20)

Following the Destron Fearing Transaction, we will remove the Destron Fearing assets and liabilities from our consolidated balance sheet and record a gain on the sale of Destron Fearing equal to the difference between the book value of our ownership interest in Destron Fearing and the purchase price received.  For an eighteen-month period following the closing, $2.5 million of the purchase price will be held in escrow to fund indemnification obligations under the Stock Purchase Agreement, if any.  The gain related to the $2.5 million will be deferred until the escrow is settled.

Certain federal income tax consequences (see page 21)

The Destron Fearing Transaction will be a taxable transaction for us.  We will realize a gain with respect to our Destron Fearing stock equal, in general, to the difference between the proceeds received by us on such sale and our tax basis in the stock sold.  For purposes of calculating the amount of our tax gain on the sale of our Destron Fearing stock, the proceeds received by us will include the cash and any other consideration we receive for our Destron Fearing stock.  It is anticipated that we will have sufficient losses (including net operating loss carryforwards) to offset at least the majority of the income or gain expected to be realized from the Destron Fearing Transaction for federal income tax purposes.  It is anticipated that the Destron Fearing Transaction will not generate a significant federal alternative minimum tax liability.

Interests of certain persons in the Destron Fearing Transaction

These interests may be different from, or in conflict with, your interest as our stockholder.  The members of our board of directors were aware of these additional potential interests, and considered them, when they approved the Destron Fearing Transaction and the Stock Purchase Agreement.

Named Executive Officers and Directors (see page 23)

In connection with the Destron Fearing Transaction, the change of control provision under an existing employment agreement with Joseph J. Grillo, our Chief Executive Officer, will be triggered if he terminates his employment within six months after the closing of the transaction.  Under this provision, he will be entitled to a change of control payment equal to one and a half times both his base salary and bonus, which is approximately $1,012,500.

Conditioned on the closing of the Destron Fearing Transaction, we have agreed to amend Mr. Grillo’s employment agreement to provide, among other things, that bonuses granted in 2008 through 2010 but unpaid will be paid in cash in a lump sum and that the change of control payment will be paid in cash, may be paid in a lump sum upon certain conditions, and if paid in a lump sum, at a value discounted by 4%.  Due to the requirement that Mr. Grillo enter into a non-competition agreement with Allflex for three years, this amendment also requires us to make an additional payment of one year base salary, or $337,500, in order to cover Mr. Grillo for the third year non-compete period and secure post-closing transition services from Mr. Grillo.  The additional one year based salary is payable on the earlier of the second anniversary of the closing date of the Destron Fearing Transaction or our winding down if, and only if, Mr. Grillo has not found employment by that time. In addition, if Mr. Grillo secures alternative employment during the third year after the closing of the Destron Fearing Transaction, he will be obligated to repay the amount earned during the third year up to the amount he received from us.

Under the terms of the Transition Stock Option Plan, options granted under such plan will vest automatically upon the closing of the Destron Fearing Transaction.  Holders of outstanding and unvested options under this plan may purchase up to 31,130 shares at an exercise price of $0.97 per share. Included in these unvested options are options to purchase 9,642 shares granted to Jason G. Prescott, our Chief Financial Officer.  Since the exercise price of these options is in excess of our current stock price, no compensation expense will occur as a result of the accelerated vesting.

Debenture Holders (see page 24)

Previously, we sold $2.0 million of senior secured debentures to certain investors.  The consummation of the Destron Fearing Transaction will trigger the mandatory redemption provisions under the debentures, and we will be required to prepay the debentures for an amount equal to 125% of the outstanding balance.  We estimate that we will be obligated to pay the debenture holders $2.5 million, plus accrued interest as a result of these provisions, $0.5 million of which will be treated as additional interest expense.

3

Warrant Holders (see page 24)

Previously, we issued warrants to acquire up to 8.0 million shares of our common stock at an exercise price of $0.45 per share to investors in the debentures described above.  In addition, we previously issued warrants to acquire up to 1.5 million shares of our common stock at an exercise price of $0.45 per share to investors in another financing transaction.  Holders of such warrants have rights to require us to redeem their outstanding warrants for cash if the Destron Fearing Transaction is consummated.  If all the warrants are redeemed, we anticipate the payment will be approximately $0.9 million as a result of the Destron Fearing Transaction.

Material terms of the Stock Purchase Agreement

Rights to Terminate the Stock Purchase Agreement (see page 28)

The Stock Purchase Agreement may be terminated at any time prior to closing the Destron Fearing Transaction:

•	by the mutual consent of the parties;

•	by either party if the closing does not occur within 90 days after signing the agreement or shareholder approval is not obtained at the special meeting;

•	certain closing conditions are incapable of being satisfied prior to closing;

•	by Allflex if we materially breach the agreement, our board adopts an adverse recommendation in connection with a superior proposal or a material adverse change has occurred; or

•	by us if Allflex materially breaches the agreement or we enter into an agreement for a superior proposal.

Termination Fees (see page 29)

We have agreed to pay Allflex a termination fee of:

•
$0.5 million if Allflex terminates the Stock Purchase Agreement as described above due to either: (1) our material breach or failure to perform in all material respects any of our representations, warranties, covenants or agreements, (2) our board’s adoption of an adverse recommendation to stockholders on the Destron Fearing Transaction, or (3) the occurrence of a material adverse effect on Destron Fearing or Destron Fearing’s business; or

•	$1 million if we terminate the Stock Purchase Agreement due to our entering into a definitive written agreement regarding a superior proposal.

Allflex has agreed to pay us a termination fee of $750,000 if:

•	we terminate the Stock Purchase Agreement due to Allflex’s material breach or failure to perform in all material respects any of its representations, warranties, covenants or agreements;

•	we terminate the Stock Purchase Agreement because regulatory restrictions affirmatively enjoining or prohibiting the closing of the Destron Fearing Transaction have been imposed; or

•
after August 4, 2011, or the Walk Away Date (which is subject to potential 30 day extension at the request of Allflex), either party terminates the Stock Purchase Agreement due to certain regulatory restrictions so long as the failure to close does not primarily result from the terminating party’s failure to perform any of its obligations under the Stock Purchase Agreement; provided Allflex shall be obligated to pay a termination fee in such circumstances only if (i) the Walk Away Date has occurred (and we have extended the Walk-Away Date by 30 days), (ii) the approval of our stockholders has been received, and (iii) we are not in material breach of any of our covenants or agreements contained in the Stock Purchase Agreement.

Superior Proposals (see page 29)

Generally, we may not solicit or encourage other acquisition proposals, withdraw the board’s recommendation for the approval of the Destron Fearing Transaction or approve another acquisition proposal.

However, prior to our stockholders approving the Destron Fearing Transaction, if our board of directors receives an unsolicited written acquisition proposal, and the board determines, after consultation with outside counsel and in good faith, that such proposal is reasonably likely to lead to a superior proposal and that it is reasonably necessary to take such action to comply with the board’s fiduciary duties to our stockholders, then we, after giving Allflex prompt written notice of such determination, may furnish information about us and Destron Fearing under a confidentiality agreement and participate in negotiations regarding such superior proposal.

4

In connection with such superior proposal, our board of directors may withdraw or modify its board recommendation to approve the Destron Fearing Transaction if our board of directors determines, after receiving the advice of its outside counsel and in good faith that it is reasonably necessary to do so to comply with the board’s fiduciary duties to our stockholders.

In addition, our board of directors may enter into a definitive written acquisition agreement with respect to such superior proposal if our board of directors determines, after receiving the advice of its outside counsel and in good faith, and after five days pass following the date on which we provide written notice to Allflex of our desire to terminate the Stock Purchase Agreement, that it is reasonably necessary to do so to comply with the board’s fiduciary duties to our stockholders and, concurrently with entering into such agreement, terminates the Stock Purchase Agreement.  If we terminate the Stock Purchase Agreement under such circumstances, we would be required to pay a $1.0 million termination fee to Allflex concurrently with such termination.  If we enter into an acquisition agreement or make an adverse board recommendation for the Destron Fearing Transaction, we are required to give Allflex written notice of such acquisition proposal or adverse board recommendation.

Otherwise, our board of directors may not enter into, approve or authorize us or Destron Fearing to enter into any agreement for an acquisition proposal or make an adverse board recommendation change.  If we do make an adverse board recommendation change, either we or Allflex may terminate the Stock Purchase Agreement.

Indemnification (see page 30)

We have agreed to indemnify Allflex, Destron Fearing (post closing) and their respective affiliates, as well as the officers, directors, employees and agents of each of these companies, from and against any and all damages, losses, actions, proceedings, causes of action, obligations, liabilities, claims, encumbrances, penalties, demands, assessments, settlements, judgments, costs and expenses, including court costs and reasonable attorneys’ fees and disbursements and costs of litigation, but not including punitive, treble or exemplary damages (except to the extent such damages are awarded in connection with a third-party claim for which indemnification is available under the Stock Purchase Agreement), arising out of or relating to:

•	any breach or inaccuracy of any of our representations and warranties contained in the Stock Purchase Agreement;

•	any breach by us of our covenants or obligations contained in the Stock Purchase Agreement;

•	any and all liabilities (including any and all liabilities relating to the Signature business) other than liabilities incurred solely related to Destron Fearing’s business;

•
any claims (real or threatened) by security holders (actual or purported) of ours or any of our respective affiliates in connection with the transactions contemplated by the Stock Purchase Agreement and certain ancillary agreements;

•	any representation or warranty by us or any of our affiliates in any agreement, program or other form of communication to employees relating to retention, change-in-control or similar payments; and

•	pre-closing taxes.

With the exception of specific indemnities (including, without limitation, those related to certain fundamental representations, our covenants and liabilities of Destron Fearing not related to its business) and claims of fraud, our obligation to indemnify Allflex is limited to claims made during the 18 months following closing of the Destron Fearing Transaction and by certain monetary limitations including an overall liability cap of $4 million and an aggregate deductible of $0.25 million (only $0.125 million of which is payable if the deductible amount is reached).

Allflex has agreed to indemnify us and our affiliates, as well as the officers, directors, employees and agents of each of these companies, from and against any and all damages, losses, actions, proceedings, causes of action, obligations, liabilities, claims, encumbrances, penalties, demands, assessments, settlements, judgments, costs and expenses, including court costs and reasonable attorneys’ fees and disbursements and costs of litigation, but not including punitive, treble or exemplary damages (except to the extent such damages are awarded in connection with a third-party claim for which indemnification is available under the Stock Purchase Agreement), arising out of or relating to: `

5

•	any breach or inaccuracy of any of Allflex’s representations and warranties contained in the Stock Purchase Agreement; or

•	any breach by Allflex of its covenants or obligations contained in the Stock Purchase Agreement.

To secure our indemnity obligations, $2.5 million of the purchase price will be placed into escrow until 18 months after the closing of the Destron Fearing Transaction.

Non-Competition Provisions (see page 27)

Pursuant to certain non-competition and non-solicitation provisions contained in the Stock Purchase Agreement, for a period of three years after the closing date of the Destron Fearing Transaction, we may not:

•
Engage in the business, or own any person that engages in the business, directly or indirectly, of developing, manufacturing or selling of radio frequency identification, or RFID, and visual identification tags, readers and related software for animals;

•	Provide services related to the restricted business to any competitor;

•	Become associated with any competitor;

•	Solicit, divert or take away any business related to the restricted business from a person who was during the last two years a customer or supplier of Destron Fearing; or

•	attempt to hire any person who served as an officer, employee, consultant or advisor of Destron Fearing during the last year and received compensation in excess of $50,000.

In addition, Joseph Grillo, our Chief Executive Officer, has entered into a non-competition agreement with Allflex effective on the closing date of the Destron Fearing Transaction, which, among other things, will restrict his ability to engage in any business that competes with Destron Fearing’s business for three years from the date of closing.

Conditions to Closing (see page 29)

The obligations of the parties to consummate the Destron Fearing Transaction are subject to certain customary closing conditions, including stockholder approval of the Destron Fearing Transaction, each party’s respective representations and warranties in the agreement are true and correct as of the closing date, and each party’s performance in all material respects of its obligations required to be performed under the Stock Purchase Agreement.

Ancillary Agreements to the Stock Purchase Agreement (see page 31)

Escrow Agreement (see page 31)

On the closing date of the Destron Fearing Transaction, we, Allflex and an escrow agent, will enter into an escrow agreement, in substantially the same form as attached to this proxy statement as Annex B, under which and pursuant to the terms of the Stock Purchase Agreement:

(i)      $2.5 million will be held in escrow for a period of 18 months to cover our indemnification obligations under the Stock Purchase Agreement; and

(ii)     $1.2 million will be held in escrow to cover a portion of any shortfall between the net working capital at closing and $1,000,000.  If the escrowed amount is insufficient to cover the amounts due to Allflex, we will be required to pay the shortfall.  If the net working capital at closing is greater than $4.0 million, Allflex will pay the amount in excess of $4.0 million to us.  The amount held in escrow in excess of amounts due to Allflex will be returned to us, pursuant to the provisions set forth in the Stock Purchase Agreement.

Transition Services Agreement (see page 31)

The Stock Purchase Agreement provides that, contemporaneously with the closing of the Destron Fearing Transaction, Destron Fearing and Digital Angel will enter into a transition services agreement whereby Destron Fearing will provide, among other things, customary transition support services to us for a period of 90 days after the closing in consideration of $10,000 per month.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSAL TO SELL DESTRON FEARING, EXECUTIVE COMPENSATION AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you might have regarding the Destron Fearing Transaction, executive compensation in connection with the Destron Fearing Transaction and the special meeting.  These questions and answers may not address all questions that are important to you as a stockholder of Digital Angel.  To understand the proposals more fully, and for a more complete description of the terms of the Destron Fearing Transaction, you should refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

Questions and Answers about the Destron Fearing Transaction

What is the proposed Destron Fearing Transaction?

The proposed transaction is the sale to Allflex USA, Inc., or Allflex, of all of the outstanding capital stock of our wholly-owned subsidiary, Destron Fearing Corporation, or Destron Fearing, which is a substantial portion of our assets.  The Destron Fearing Transaction will be pursuant to the terms of a Stock Purchase Agreement, dated May 6, 2011, between us and Allflex, whereby we will sell the stock of Destron Fearing for an aggregate cash purchase price of $25 million, less assumed debt and subject to adjustment.  We refer to this transaction as the Destron Fearing Transaction.  We expect to realize net proceeds from the sale, after the repayment or assumption by Allflex of Destron Fearing debt, transaction related costs, post-closing working capital adjustments, a change of control payment, and the redemption of our outstanding debentures and warrants, of approximately $13.6 million.

Why was the Destron Fearing Transaction approved by the board?

In reaching its determination to enter into the Stock Purchase Agreement and approve the Destron Fearing Transaction, our board of directors consulted with our management and our legal and financial advisors and considered a number of factors.  After careful evaluation of other proposals, the potential benefits, negative factors and other material considerations relating to the sale of Destron Fearing, including that the Destron Fearing Transaction will improve our liquidity and working capital position, facilitate the repayment of most of our outstanding debt and elimination of all outstanding warrants to purchase our shares, and allows us to make an initial, special cash dividend to our stockholders, our board of directors concluded that the sale of Destron Fearing and entering into the Stock Purchase Agreement are advisable, fair to, and in the best interest of Digital Angel and its stockholders.

What will happen if the Destron Fearing Transaction is not approved by the stockholders?

If the Destron Fearing Transaction is not approved by the stockholders, we would try to obtain additional capital and liquidity in order to remain in business. We would try to obtain the necessary capital by continuing to maximize cash flow from operations, by selling portions of our assets and by entering into additional debt or equity financing transactions. However, it is unlikely that we will be successful in raising additional capital or, even if we are successful, that we will be able to continue to operate in the normal course.

As of March 31, 2011, we had a working capital deficiency, which is partially due to continuing operating losses and a number of our debt obligations becoming due or potentially due within the next twelve months. Certain of our credit facilities are due on demand and/or require us to make significant monthly or quarterly principal payments. Our factoring lines may be amended or terminated at any time by the lenders, and we have a mortgage loan of approximately $1.9 million that is due on November 1, 2011, although we have the option to extend the loan an additional six months. These conditions indicate that substantial doubt exists about our ability to operate as a going concern, as we may be unable to generate the funds necessary to pay our obligations in the ordinary course of business. Failure to complete the Destron Fearing Transaction may substantially limit our ability to remain in business, and we may be forced to enter into a sale of the company and/or our subsidiaries in subsequent transactions at distressed prices or even face the possible dissolution of us and the liquidation of our assets.

When is the Destron Fearing Transaction expected to be completed?

Unless the Destron Fearing Transaction is terminated prior to the special meeting, and subject to approval by the stockholders at the special meeting, the Destron Fearing Transaction will occur as soon as practicable after the special meeting, assuming all the other conditions to the closing are satisfied or waived.  We and Allflex are working toward satisfying the closing conditions and completing the Destron Fearing Transaction as soon as reasonably practicable.

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What will happen after the Destron Fearing Transaction is approved by the stockholders?

After the proposal to approve the Destron Fearing Transaction is approved by our stockholders at the special meeting and other conditions to closing are satisfied, we will sell our Destron Fearing stock to Allflex and continue to remain a public company and operate our remaining business, Signatures Industries Limited, or Signature.    Going forward, we expect to be virtually debt free, and our focus will be to maximize the value of the remaining assets of Signature for the benefit of our stockholders.  These efforts will consist of completing the PELS contract with the MOD for delivery of Signature’s SARBE™ beacon radios and selling the remaining assets of our Signature business.  These efforts are expected to net additional cash to us in the $2 million to $4 million range sometime during 2012, which we currently expect will be part of a second distribution to our stockholders in a dividend that could provide an additional $0.10 to $0.15 per share of Digital Angel common stock, after all outstanding liabilities and wind down costs are paid. The actual amount and timing of the second dividend may be lower and later than presently expected due to uncertainties as to the ultimate amount of claims, liabilities and operational expenses associated with winding down our business.

In the post-closing stage following the Destron Fearing Transaction, we will operate with a minimum number of U.S.-based corporate employees (estimated to be two to three on a part-time basis) and a reduced number of board members (estimated to be no more than three) in a “virtual” office environment, in order to minimize costs and conserve cash.  We intend to continue to execute all required filings, tax returns, and maintain insurance and perform other required activities to maintain our standing as an OTC Bulletin Board publicly-traded company.

Upon the completion of these efforts, we anticipate winding down our operations. In the event that we are not able to complete the PELS contract and sell the Signature business, our board of directors will continue to evaluate strategic alternatives for the Signature business and us as a whole.  Such alternatives may include, among other things, the sale of the entire company, restructuring, the distribution of assets to our stockholders, or our possible dissolution and liquidation of our assets. In addition, during the period in which we are winding down our operations, our board of directors intends to explore any potential merger opportunities with other business entities or determine if there is any higher value associated with our position as a publicly-listed OTC Bulletin Board company in good standing.

How will the net proceeds received from the Destron Fearing Transaction be used?

We anticipate using a portion of the net proceeds to satisfy certain of our outstanding accounts payable and accrued expenses and other outstanding restructuring and severance related liabilities and to pay an initial, special cash dividend to our stockholders.

Will I receive any payment as a result of the Destron Fearing Transaction?

If the Destron Fearing Transaction is completed, subject to compliance with Delaware law, we intend to use a portion of the net proceeds to fund an initial, special cash dividend to our stockholders.  We presently estimate the amount of the initial, special cash dividend to be in the range of $0.15 to $0.20 per share of Digital Angel common stock, and expect to make such dividend by the end of the fourth quarter of 2011.  The actual amount may be lower due to uncertainties regarding the ultimate amount of the net proceeds received and the amount of our liabilities and working capital requirements following the Destron Fearing Transaction, and may be declared and distributed at a later time depending on certain factors.

We plan to announce the record date for the initial, special cash dividend at least ten days in advance.  Only holders of our shares on such record date will be entitled to receive the initial, special cash dividend.  Please note that the record date for the initial, special cash dividend will be after the closing date of the Destron Fearing Transaction and is different from the record date for the special meeting.

Am I entitled to appraisal rights?

No. Under Delaware law, our stockholders are not entitled to appraisal rights for their shares in connection with the Destron Fearing Transaction.

Can I still sell my shares of common stock after the consummation of the Destron Fearing Transaction?

Yes, we expect that our shares will continue to be listed on the OTC Bulletin Board.  However, if you sell your shares before the record date for the anticipated initial, special cash dividend, you will not be entitled to receive the initial, special cash dividend.

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Questions and Answers about Compensation of our Named Executive Officers in Connection with the Destron Fearing Transaction

What may the named executive officers receive as compensation in connection with the Destron Fearing Transaction?

As previously disclosed in our SEC filings, including the Form 10-K/A for the fiscal year ended December 31, 2010 filed with the SEC on May 2, 2011, if a change of control occurs and Joseph J. Grillo, our Chief Executive Officer, resigns within six months of the change of control, Mr. Grillo will be entitled to a change of control payment equal to one and a half times both his base salary and bonus, or approximately $1,012,500.  In addition, due to Allflex’s requirement that Mr. Grillo sign a three year non-compete agreement, and conditioned on the Destron Fearing Transaction closing, we have agreed to amend Mr. Grillo’s employment agreement to include an additional payment of one year base salary, or $337,500, and make other changes to the terms of payment.  The additional one year base salary is payable on the earlier of the second anniversary of the closing date of the Destron Fearing Transaction or our winding down if, and only if, Mr. Grillo has not found employment by that time, which we believe is highly unlikely. In addition, if Mr. Grillo secures alternative employment during the third year after the closing of the Destron Fearing Transaction, he will be obligated to repay the amount earned during the third year up to the amount he received from us.

In addition, pursuant to the terms of the Transition Stock Option Plan, options to purchase up to 9,642 shares at $0.97 per share (which exceeds the current price of our stock) previously granted to Jason Prescott, our Chief Financial Officer, will vest automatically upon the closing of the Destron Fearing Transaction.

Is the Destron Fearing Transaction conditioned on stockholder approval of the compensation of our named executive officers in connection with the Destron Fearing Transaction?

No.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, any agreements or understandings between us and our named executive officers in connection with the Destron Fearing Transaction.  The vote is advisory, which means that the vote is not binding on us or our board of directors.

Questions and Answers about the Special Meeting

When and where is the special meeting?

The special meeting of our stockholders will be held at the Capella Tower, 225 South Sixth Street, Minneapolis, Minnesota 55402, on Thursday, July 14, 2011, at 9:00 a.m., Central Time.

Who is soliciting my proxy?

Our board of directors on behalf of Digital Angel.

What is the purpose of the special meeting?

At the special meeting, stockholders will act upon the following matters:

•
to approve the Stock Purchase Agreement, dated May 6, 2011, between us and Allflex, and the transactions contemplated by the Stock Purchase Agreement, referred to as the Destron Fearing Transaction; and

•	to approve, by a non-binding advisory vote, the compensation of our named executive officers in connection with the Destron Fearing Transaction.

How does our board of directors recommend that our stockholders vote?

Our board of directors unanimously recommends that the holders of our common stock vote:

•	“FOR” the proposal to approve the Stock Purchase Agreement, dated May 6, 2011, between us and Allflex and the transactions contemplated by the Stock Purchase Agreement; and

•	“FOR” the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers in connection with the Destron Fearing Transaction.

 Who is entitled to vote?

We have one class of voting shares outstanding, our common stock.  Only stockholders of record at the close of business on the record date, May 18, 2011, are entitled to receive notice of the special meeting and to vote the shares held on the record date at the special meeting, or any adjournment or postponement thereof.  As of the close of business on the record date, 29,898,725 shares of our common stock were outstanding and entitled to vote at the special meeting.

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A list of stockholders entitled to vote will be available at the special meeting.  In addition, the list will be open to the examination of any stockholder, for any purpose germane to the special meeting, at our executive offices between the hours of 9:00 a.m. and 5:00 p.m., Central Time, on any business day from May 26, 2011 up to the time of the special meeting.

How many votes do I have?

Each owner of record of our common stock on May 18, 2011 is entitled to one vote for each share of common stock so held.

How many votes must be present to hold the special meeting?

A quorum of stockholders is necessary to hold a valid special meeting.  The presence, in person or by proxy, at the special meeting of holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum.  Abstentions will be counted as present for establishing a quorum.  However, broker non-votes will not be counted as present.  A broker “non-vote” occurs when a broker, bank or other nominee holds shares but is not permitted to vote on a matter absent instruction from the beneficial owner of the shares, and no instruction is given.

What vote is required to approve each of the proposals?

The following votes are required:

•	To approve the Destron Fearing Transaction: the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

•
To approve the compensation of our named executive officers in connection with the Destron Fearing Transaction: the affirmative vote of the holders of a majority of the outstanding shares of our common stock present, either in person or by proxy, and entitled to vote at the special meeting.

Can the special meeting be adjourned or postponed?

Whether or not a quorum is present, either the chairman of the meeting or a majority of the stockholders that are present, in person or by proxy, and entitled to vote at the special meeting may adjourn the meeting to solicit proxies in order to achieve a quorum and/or to solicit additional proxies to approve the Destron Fearing Transaction.  Adjournment means a delay in the date, which may include a change in the place, or a meeting after the special meeting has been convened.  In addition, the board of directors may postpone the special meeting.  Postponement means a delay in the date, which may include a change in the place, of the special meeting before it has been convened.

What does it mean if I get more than one proxy card?

If your shares of common stock are registered differently and are in more than one account, you will receive more than one proxy card.  If you do not sign and return one or more of your proxy card(s), then your shares of common stock represented by such unreturned proxy card(s) will not be voted.  Sign and return all proxy cards to ensure that all of your shares of common stock are voted.

How do I vote my shares?

You may vote before the special meeting in one of the following ways:

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope;

•	via a touch-tone telephone from the U.S. and Canada, use the toll-free number shown on your proxy card; or

•	via the Internet, use the instructions shown on your proxy card.

You may also cast your vote in person at the special meeting.

If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.  If your shares are held in “street name,” your brokerage firm, bank, trust or other nominee will be unable to vote your shares without instructions from you.  If your shares are held in “street name” and you wish to vote at the meeting, you will need to obtain a proxy form from the institution that holds your shares.

If you vote by submitting a proxy card, you should specify your choice for each matter on the proxy.

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The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.  Specific instructions to vote via the telephone or the Internet are set forth on the proxy card.  Telephone and Internet proxies must be used in compliance with, and will be subject to, the information and terms contained on the proxy card.

How can I vote my shares?

You may vote your shares in one of the following ways:

1.      in favor of the proposal,

2.      against the proposal, or

3.      abstain from voting on the proposal.

What if I abstain from voting or fail to instruct my broker on how to vote?

If you abstain or fail to instruct your broker or other nominee how to vote on the proposal to approve the Destron Fearing Transaction, it will have the same effect as a vote against the Destron Fearing Transaction.

If you abstain from voting on the proposal to approve the compensation of our named executive officers in connection with the Destron Fearing Transaction, it will have the same effect as a vote against such proposal.  Failure to instruct your broker or other nominee how to vote on this proposal will have no effect on the outcome of the vote on that proposal.

How will my proxy be voted?

All shares of our common stock entitled to vote and represented by properly completed proxies received prior to our special meeting, and not revoked, will be voted at our special meeting as instructed on the proxies.  If you properly complete, sign and return a proxy card, but do not indicate how your shares should be voted on a matter, the shares will be voted as our board of directors recommends and therefore:

•	“FOR” the proposal to approve the Destron Fearing Transaction; and

•	“FOR” the proposal to approve the compensation of our named executive officers in connection with the Destron Fearing Transaction.

May I revoke my proxy?

Yes, you may revoke your proxy at any time prior to its exercise by voting in person at the special meeting, by giving our proxy tabulator written notice bearing a later date than the proxy or by giving a later dated proxy.  Any written notice revoking a proxy should be sent to our proxy tabulator: Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

Can I still vote in person if I have already granted my proxy?

Granting your proxy will not affect your right to attend the special meeting and vote in person.  If you intend to attend the special meeting and vote in person, we will give you a ballot at the meeting.  If your shares are held in the name of your broker, bank or other nominee, you must bring a proxy issued in your name from your broker, bank or other nominee indicating that you were the beneficial owner of the shares on the record date.

What do I need to do now?

Please vote your shares of common stock as soon as possible, so that your shares of common stock may be represented at the special meeting.

Who pays the expenses incurred in connection with the solicitation of proxies?

The cost of soliciting proxies will be borne by us.  The solicitation of proxies may be made by mail, telephone, facsimile or telegraph or in person by directors, officers and regular employees of ours, without additional compensation for such services.  Arrangements will be made with brokers, banks and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such brokers, banks and other custodians, nominees and fiduciaries, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing. We have retained a proxy solicitor to assist us in the solicitation of proxies. We estimate that the costs for the proxy solicitation will range from $50,000 to $100,000.

Where can I find more information?

You may obtain more information from various sources as explained in the section “Where You Can Find Additional Information” beginning on page 39.

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Who can answer my questions?

If you have any questions about any of the matters to be voted on at the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement, the enclosed proxy card or voting instructions, you may contact us in writing at: Digital Angel Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Amy Hagen, or by calling Ms. Hagen at (651) 552-6301.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements.  Forward-looking statements are those that are not historical in nature, particularly those that use terminology such as may, could, will, should, likely, expects, intends, anticipates, contemplates, estimates, believes, plans, projected, predicts, potential or continue or the negative of these or similar terms.  The statements contained in this proxy statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements regarding our expectations, beliefs, intentions or strategies regarding the future.  Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements.  These risks and uncertainties include, but are not limited to, the following important factors with respect to us:

•	expected closing and timing of the closing of the Destron Fearing Transaction;

•	expected cash to be received from the Destron Fearing Transaction and cash to be disbursed to settle our obligations and liabilities, both known and unknown;

•	the amount of costs, fees and expenses related to the Destron Fearing Transaction and interim operations prior to the closing of the Destron Fearing Transaction;

•	the satisfaction of conditions to complete the Destron Fearing Transaction;

•	timing and amount of an initial and a second, special cash dividend;

•	possible or assumed future results of operations;

•	future revenue and earnings;

•	future expectations regarding the completion of the PELS contract with the MOD and the sale of the remaining business;

•	the uncertainty of general business and economic conditions;

•	the impact of competition, both expected and unexpected;

•	adverse developments, outcomes and expenses in legal proceedings; and

•	other risk factors as further described in this proxy statement.

Forward-looking statements are only predictions as of the date they are made and are not guarantees of performance.  All forward-looking statements included in this document are based on information available to us on the date of this proxy statement.  Readers are cautioned not to place undue reliance on forward-looking statements.  The forward-looking events discussed in this proxy statement and other statements made from time to time by us or our representatives may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us, including, without limitation, those discussed elsewhere in this proxy statement and the risks discussed in our SEC filings.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement and in other statements made from time to time by us or our representatives might not occur.

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RISK FACTORS

In addition to the risks described in our Form 10-K for the fiscal year end December 31, 2010 filed with the SEC on March 31, 2011, as amended on May 2, 2011, you should carefully consider the following risks as well as other information contained in this proxy statement in deciding whether to vote in favor of the Destron Fearing Transaction.  If any of these risks actually materialize, our business, financial condition or prospects may be seriously harmed.  In such case, the market price of our common stock may decline and you may lose all or part of your investment.  See “Cautionary Statement Concerning Forward-Looking Statements” on page 12.

Risks Regarding the Destron Fearing Transaction

The amount of cash we receive in this transaction will vary, depending on the result of certain post-closing adjustments and use of escrowed amounts, and it is uncertain the amount of cash that will be paid to us at closing.

Pursuant to the terms of the Stock Purchase Agreement, as consideration for the Destron Fearing Transaction, Allflex will pay us approximately $25 million in cash, less any Destron Fearing debt assumed by Allflex not to exceed $5 million, at the closing of the Destron Fearing Transaction.  In addition, we will be required to pay Allflex the shortfall, if any, between the net working capital at closing and $1.0 million.  Conversely, if the net working capital at closing is greater than $4.0 million, Allflex will pay us the amount in excess of $4.0 million.  To determine net working capital at closing, Allflex will deliver, within 60 days after the closing, a consolidated balance sheet of Destron Fearing reflecting the closing date net working capital.  We will then have 120 days to notify Allflex if we dispute their calculation.  Currently, we expect that we will pay Allflex approximately $0.8 million as a result of this net working capital adjustment.  Under the terms of the Stock Purchase Agreement, $1.2 million of the purchase price will be held in escrow to cover a portion of this potential shortfall.  In addition, $2.5 million of the purchase price will held in escrow to cover our indemnification obligations for a period of 18 months.

The failure to complete the Destron Fearing Transaction may result in a decrease in the market value of our common stock and we may not be able to operate as a going concern.

The completion of the Destron Fearing Transaction is subject to a number of contingencies, including approval by our stockholders and other customary closing conditions.  As a result, we cannot assure you that the Destron Fearing Transaction will be completed.  If the Destron Fearing Transaction is not completed, the market price of our common stock may decline, and possibly substantially.  In addition, as of March 31, 2011, we had a working capital deficiency, which is partially due to continuing operating losses and a number of our debt obligations becoming due or potentially due within the next twelve months.  Certain of our credit facilities are due on demand and/or require us to make significant monthly or quarterly principal payments.  Our factoring lines may be amended or terminated at any time by the lenders, and we have a mortgage loan of approximately $1.9 million that is due on November 1, 2011, although we have the option to extend the loan an additional six months.  These conditions indicate that substantial doubt exists about our ability to continue operations as a going concern, as we may be unable to generate the funds necessary to pay our obligations in the ordinary course of business.  Failure to complete the Destron Fearing Transaction may substantially limit our ability to remain in business, and we may be forced to enter into a sale of the company and/or our subsidiaries in subsequent transactions at distressed prices.

We will be unable to compete with Destron Fearing’s business for three years from the date of closing.

We have agreed that, for a period of three years after the closing of the Destron Fearing Transaction, we will not (i) engage or invest in, or own, control, manage or participate in the ownership, control or management of any person that engages directly or indirectly in developing, manufacturing, distributing and selling RFID and visual identification tags, readers and related software for animals, or the Business; (ii) provide services related to the Business; (iii) become associated with any competitor; (iv) solicit, divert or take away, or accept any business relating to the Business; or (v) attempt to hire any person who served as an officer, employee, consultant or advisor of Destron Fearing during the last year and received compensation in excess of $50,000.  Our remaining business, the Signature business, is deemed not to compete with Destron Fearing’s business.  However, this non-compete agreement will limit our ability to provide services or become associated with a party if it is deemed a competitor of the Business.

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Although we may terminate the Stock Purchase Agreement in order to accept an unsolicited superior acquisition proposal, the requirement that we pay a termination fee in order to accept such a proposal may discourage the making and accepting of any such proposal.

Our board of directors may, subject to compliance with the terms of the Stock Purchase Agreement, terminate the Stock Purchase Agreement in order to accept an unsolicited superior proposal.  However, the requirement that we pay Allflex a termination fee of $1,000,000 in order to accept an unsolicited superior proposal may operate to discourage third-parties from making any such proposal and the board from accepting such proposal as it increases the costs of such superior proposal.

The initial, special cash dividend to our stockholders could be less than anticipated or payment could be delayed depending on certain factors, including adjustment amounts or when the funds are released from escrow accounts.

In the event we consummate the Destron Fearing Transaction, and subject to compliance with Delaware law, we intend to use a portion of the proceeds to fund an initial, special cash dividend to our stockholders.  We anticipate that the amount of the initial, special cash dividend will be in the range of $0.15 to $0.20 per share of Digital Angel common stock.  The actual amount may be lower due to uncertainties regarding the ultimate amount of the net proceeds received, the amount of our liabilities following the Destron Fearing Transaction or our working capital requirements after closing.  In addition, although we anticipate paying out the initial, special cash dividend by the end of the fourth quarter of 2011, the payment of the initial, special cash dividend could be delayed depending on certain factors, including delays relating to the release of funds from escrow accounts.

We may be unable to pay the initial, special cash dividend due to Delaware Law restrictions.

We may not be permitted to declare and pay any special cash dividend, including the initial, special cash dividend to our stockholders after the closing of the Destron Fearing Transaction if we lack sufficient surplus or net profits for such fiscal year from which dividends may be declared and paid in compliance with Delaware General Corporation Law.  It is possible that legal restrictions and our financial condition may prevent the payment of any special cash dividend.  There can be no assurance that we will be able to declare and pay any special cash dividend as planned.

Our assumptions regarding the federal and state income tax consequences of the transaction may be inaccurate, and we may experience adverse tax consequences.

The proposed Destron Fearing Transaction will be a taxable transaction to us for U.S. federal and state income tax purposes.  However, we expect that the Destron Fearing Transaction (without regard to the intended initial, special cash dividend) will result in no federal income tax consequences to our stockholders.

If the Destron Fearing Transaction is completed, we expect to realize a gain with respect to our Destron Fearing stock equal to, in general, the difference between the proceeds received by us on such sale and our tax basis in the stock sold.  For purposes of calculating the amount of our tax gain on the sale of our Destron Fearing  stock, the proceeds received by us will include the cash and any other consideration we receive for our Destron Fearing stock.  We believe, however, that there will not be material tax payable by us.  Subject to the completion and outcome of certain tax analyses, we believe we have sufficient usable net operating losses to offset at least a majority of the income or gain recognized by us for federal income tax purposes as a result of the Destron Fearing Transaction.  We also expect the Destron Fearing Transaction will not generate a significant federal alternative minimum tax liability.  Therefore, we will not set aside any material amounts of cash specifically for the payment of any tax liability.  These analyses include studies to assess the potential impact of ownership changes on our net operating losses under Internal Revenue Code Section 382.  We may also be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but we estimate that such taxes will not be significant.  However, there can be no assurance that our calculations and expectations will be accurate, or that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of the Destron Fearing Transaction or the net operating losses.  To the extent our calculations and assumptions prove incorrect or the Internal Revenue Service or any relevant state tax authority ultimately prevails in recharacterizing the tax treatment of the Destron Fearing Transaction or the net operating losses, there may be adverse tax consequences to us and our stockholders, including that we could owe income taxes on up to the entire purchase price.

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We will be obligated to make payments to our Chief Executive Officer due to the Destron Fearing Transaction, which would decrease the amount of funds available to pay our other liabilities.

Under the terms of Mr. Grillo’s current employment agreement, the Destron Fearing Transaction will be deemed a change of control and Mr. Grillo will be owed a change of control payment if he terminates his employment within six months after the closing of the Destron Fearing Transaction.  This change of control payment would be approximately $1,012,500.  In addition, conditioned on the closing of the Destron Fearing Transaction and due to the requirement that Mr. Grillo enter into a non-compete agreement with Allflex for three years, we have entered into an amendment to his employment agreement that requires us to make an additional payment of one year base salary, or $337,500, in order to cover Mr. Grillo for the third year non-compete period and secure post-closing transition services from Mr. Grillo.  The additional one year base salary is payable on the earlier of the second anniversary of the closing date of the Destron Fearing Transaction or our winding down if, and only if, Mr. Grillo has not found employment by that time, which we believe is highly unlikely. In addition, if Mr. Grillo secures alternative employment during the third year after the closing of the Destron Fearing Transaction, he will be obligated to repay the amount earned during the third year up to the amount he received from us.  If we are obligated to pay such payments, it would increase our liabilities and potentially have an impact on the amount of the initial, special cash dividend.

We will be obligated to prepay certain debentures and may be obligated to redeem certain outstanding warrants for cash due to the Destron Fearing Transaction.

Under the terms of certain outstanding debentures and warrants we previously issued in connection with debt and equity financing transactions, the holders of the debentures will require us to repay the debentures for an amount equal to 125% of the outstanding balance and the holders of the outstanding warrants may require us to redeem their warrants for cash as a result of the Destron Fearing Transaction.  If this occurs, it would decrease the amount of cash available to pay our other liabilities. The expected net proceeds presented in this proxy statement of $13.6 million already reflect the repayment of the debentures and redemption of all the warrants, which amount is approximately $3.4 million.

Industry and Business Risks Relating to Digital Angel if Destron Fearing is Sold

Our business following the sale of Destron Fearing will be entirely dependent on the success of our Signature business, which in 2010 did not generate positive cash flow, EBITDA or net income.

After the closing of the Destron Fearing Transaction, we will continue to operate our remaining business, Signature, until such time as we complete the PELS contract with the MOD for delivery of SARBE™ beacon radios and the assets of Signature are sold.  As the sale of our Destron Fearing business would be a sale of a substantial portion of our assets, we will be substantially smaller and have limited assets and revenue after the Destron Fearing Transaction.  For the year ended December 31, 2010, Signature generated 18% of our total revenue and 32% of our total operating expenses.  Our Signature business did not generate positive cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), or net income for the year ended December 31, 2010, and we cannot assure you that it will achieve profitability or generate positive cash flow in the near term.  If we are not able to sell our Signature business in the near future, our results of operations and financial condition could be materially adversely affected, and our board of directors will have to evaluate strategic alternatives available to us.  Such alternatives may include, among other things, restructuring, the sale of us as a whole, the distribution of assets to our stockholders or our possible dissolution and liquidation of our assets.

Loss of key employees and key board members could hurt our business.

We depend on a number of key executives and directors.  The loss of services of any of our key executives and directors could have a material adverse effect on our business.  Upon the consummation of the Destron Fearing Transaction, our Chief Executive Officer, Joseph J. Grillo, will have the right, under the terms of his existing employment agreement with us, to terminate his employment and receive a change of control payment if he terminates his employment at anytime during the six months following the closing date of the Destron Fearing Transaction.  However, in connection with the amendment to his employment agreement, which is conditioned on the closing of the Destron Fearing Transaction, if Mr. Grillo terminates his employment under the change of control provisions, he has agreed to provide post-closing transition services to us.

We will continue to incur the expenses of complying with public company reporting requirements.

If the Destron Fearing Transaction is closed, we would continue to be obligated to comply with the applicable reporting requirements of the Exchange Act, which includes the filing with the SEC of periodic reports, proxy statements and other documents relating to our business, financial conditions and other matters, even though compliance with such reporting requirements may be economically burdensome.

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PROPOSAL NO. 1

APPROVAL OF THE STOCK PURCHASE AGREEMENT
AND THE TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT
(REFERRED TO AS THE DESTRON FEARING TRANSACTION)

Our stockholders are asked to act upon a proposal to approve the Stock Purchase Agreement, dated May 6, 2011, between Digital Angel Corporation and Allflex USA, Inc., and the transactions contemplated by the Stock Purchase Agreement (referred to as the Destron Fearing Transaction).  This section of the proxy statement describes the proposed Destron Fearing Transaction.  We highly recommend that you also carefully read the Stock Purchase Agreement included as Annex A to this proxy statement for more detailed terms of the sale of the Destron Fearing stock and other information that might be important to you.

Parties to the Destron Fearing Transaction

Digital Angel Corporation

We develop innovative identification and security products for consumer, commercial and government sectors worldwide.  Our unique and often proprietary products provide identification and security for people, animals, food chains and government/military assets.  Included in this diverse product line are applications for RFID systems and GPS and satellite communications.

We operate in two business segments: Animal Identification and Emergency Identification.  Our Animal Identification segment comprises the operations of Destron Fearing and our Emergency Identification segment comprises the operations of our 98.5%-owned subsidiary Signature.  Our Animal Identification segment and Emergency Identification segment account for approximately 82% and 18% of our total sales, respectively, and 45% and 32% of our total operating expenses, respectively, for the year ended December 31, 2010.

Our Animal Identification segment develops, manufactures and markets visual and electronic identification tags and implantable RFID microchips, primarily for identification, tracking and location of companion pets, livestock (e.g., cattle and hogs), horses, fish and wildlife worldwide, and, for animal bio-sensing applications, such as temperature reading for companion pet applications.  Our Animal Identification segment’s proprietary products focus on pet identification and safeguarding and the positive identification and tracking of livestock and fish, which we believe are crucial for asset management and for disease control and food safety.  This segment’s principal products are visual and electronic ear tags for livestock and implantable microchips and RFID scanners for the companion pet, livestock, horses, fish and wildlife industries.

Destron Fearing’s operations are located in Minnesota and its wholly-owned subsidiaries are located in the following locations:

•	DSD Holding A/S and Destron Fearing A/S and its subsidiaries have operations in Denmark and Poland.

•	Digital Angel International, Inc. and its subsidiaries are located in Argentina, Brazil, Chile, Paraguay and Uruguay.

Our Emergency Identification segment develops, manufactures and markets GPS and GPS-enabled products used for emergency location and tracking of pilots, aircraft and maritime vehicles in remote locations.  This segment’s principal products are GPS enabled search and rescue equipment and intelligent communications products and services for telemetry, and mobile data and radio communications applications, including our SARBE™ brand, which serve military and commercial markets.  Signature’s operations are located in the United Kingdom.

We were incorporated on May 11, 1993 in Missouri and reincorporated on April 20, 2007 in Delaware.  Our principal executive offices are located at Digital Angel Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075, and our telephone number is (651) 552-6301.

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Allflex USA, Inc.

 Allflex is a significant player in the North American market for animal identification, with a range of products covering visual, RFID and other technologies, covering market segments that are partly different from those addressed by Destron Fearing. Allflex is part of the Allflex group, which operates globally with facilities in Europe, South America, Australasia and China.

Allflex was incorporated on June 13, 1995 in Delaware.  Its principal executive offices are located at 2805 E. 14th St Dallas-Fort Worth Airport, Texas 75261, and its telephone number is (972) 456-3686.

There have not been any previous transactions between us and Allflex during the past two years.

Background of the Proposed Destron Fearing Transaction

In May 2009, we announced publicly that we were pursuing ways to unlock stockholder value.  As a result of this announcement, Allflex corresponded with Mr. Grillo indicating that it might be interested in discussing a possible acquisition of Destron Fearing.  Representatives of Allflex and Digital Angel then held a brief conference call during which introductions of the representatives were made and it was suggested that a non-disclosure agreement be entered into.  In June 2009, Allflex and Digital Angel entered into a mutual non-disclosure agreement.  Later in June 2009, Allflex corresponded with Mr. Grillo, telling him that, at that point in time, Allflex preferred not to receive non-public information regarding Digital Angel or Destron Fearing but would undertake some analysis regarding a possible acquisition of Destron Fearing based on the information publicly available on the companies. In July 2009, after review of publicly available information, Allflex corresponded with Mr. Grillo, notifying him that Allflex would not pursue further a possible acquisition of Destron Fearing at that time.

On October 4, 2010, our board of directors engaged AgriCapital Corporation, or AgriCapital, as its financial advisor to advise it in evaluating alternative business strategies, which included identifying, contacting and negotiating with parties interested in a business transaction with us, in one form or another.

On October 12, 2010, we issued a press release describing our intention to evaluate strategic alternatives and our engagement of AgriCapital to assist in the process.  Prompted by our press release, Allflex sent us an email expressing its interest in the Destron Fearing business.

Following its engagement in October 2010, AgriCapital prepared, with input from our management, an executive summary based upon public information and a more explicit information memorandum describing us and our major business units, which was made available to potential suitors upon receipt of an acceptable confidentiality agreement.  AgriCapital also prepared a list of potential interested parties numbering over 175, which we approved for contact.  Of the 175 potential parties, 30 were given the information memorandum.

On December 16, 2010, AgriCapital presented to our board of directors its report as to the form of deal each of the interested parties preferred.  Several deal structures were presented and reviewed. Our board of directors set January 7, 2011 as the date for submission of proposals.  Throughout the weeks between December 16, 2010 and January 7, 2011, our management provided additional information and conducted conference calls with interested parties.

AgriCapital received six written proposals from interested parties, including Allflex, as well as several verbal indications of interest.  These proposals included various deal structures.  The proposals were presented to our board of directors on January 11, 2011. From the written proposals, our board of directors selected one party’s proposal on the basis of its estimated value and relatively short requested exclusivity period.  We and AgriCapital negotiated with this party and, on January 6, 2011, we entered into an agreement to permit the party to conduct exclusive evaluation and negotiation.  It soon became apparent to our board, however, that this party’s proposal involved features that were not acceptable and the exclusivity period was permitted to expire on its terms.

Following this, AgriCapital contacted those parties who had submitted written proposals or who had previously indicated interest and requested resubmissions of proposals on or before March 11, 2011.  On March 4, 2011, our board revised its instructions to interested parties stating that it was entertaining proposals for our Destron Fearing unit only because delays on the PELS contract with the MOD at our subsidiary, Signature, prevented the consideration of other possible deal structures. As of March 11, 2011, AgriCapital had received seven submissions from interest parties to acquire Destron Fearing.

On April 8, 2011, AgriCapital briefed the board of directors on seven submissions from interested parties to acquire Destron Fearing.  AgriCapital ranked these submissions based upon the net value proposed and the level of specificity and certainty of the proposal.  AgriCapital recommended that we pursue active negotiations, including completion of evaluation and negotiation of a definitive agreement, with two of the parties, one of which was Allflex. Each of the parties agreed to complete its evaluation and negotiate a definitive purchase agreement on a non-exclusive basis.  Both parties conducted extensive evaluations, including meetings with management and access to Destron Fearing’s and our financial and other information available on our due diligence datasite.  The parties were instructed that proposals were to be submitted as fully marked definitive agreements and were to present the party’s best and final proposal.

Our board of directors met again on April 20, 2011.  At that meeting, our board of directors was briefed on the progress of potential strategic alternatives other than the sale of Destron Fearing, as well as our financial status and capital needs.  After considering the information presented by the financial advisor and management, our board of directors determined that it was in the best interest of our stockholders to sell Destron Fearing.  After such determination, AgriCapital reported to our board that both parties had submitted proposals in the form of detailed, marked purchase agreements.

In considering the two competing proposals, the board of directors agreed that both parties had conducted substantial business and due diligence reviews, and both had submitted customized purchase agreements consistent with the process requirements.  However, in pure financial terms, the Allflex proposal was several million dollars higher than the other party’s proposal, primarily due to deductions from the purchase price in the competitor’s proposal for certain liabilities and expenses that were not deducted in the Allflex proposal.  Additionally, although both proposals included all cash consideration (vs. stock) and neither contained financing contingencies, the escrow requirements in the Allflex proposal were much more favorable than those in the other party’s proposal, both in terms of amount and term, and the termination provision in the Allflex proposal was more favorable as it also contained a termination fee to be paid to us under certain circumstances.

Our board of directors thus concluded that the Allflex proposal was the superior proposal and would provide the highest available value for our stockholders. Our board of directors then instructed management, outside counsel and AgriCapital to proceed with finalizing a definitive agreement with Allflex.

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During various meetings throughout the latter part of April and May 2011, our board of directors discussed the progress that had been made with respect to, and open items in connection with, the Stock Purchase Agreement with Allflex.  On May 3, 2011, our board of directors approved the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement.

On May 6, 2011, the Stock Purchase Agreement was entered into by the parties, and, on May 9, 2011, we issued a press release announcing the Destron Fearing Transaction.

Reasons for the Destron Fearing Transaction

Our board of directors determined that the proposed Destron Fearing Transaction is in the best interests of Digital Angel and our stockholders after considering a number of options and positive and negative factors.  The factors that our board of directors considered included, but were not limited to, the following:

•	the consummation of the Destron Fearing Transaction would facilitate the repayment of our debt and other obligations, and improve our working capital position;

•	the proposed Destron Fearing Transaction should enable our stockholders to realize immediately a portion of the value of Destron Fearing in cash in the form of an initial, special cash dividend;

•	of the proposals received from potential suitors regarding the potential sale of Destron Fearing, the Allflex proposal was deemed to provide the greatest value to our stockholders;

•	our board of directors’ familiarity with and review of our business, results of operations, financial condition, liquidity and prospects, including, without limitation, our revenue and earnings;

•	the likelihood that Allflex will be able to complete the Destron Fearing Transaction;

•	the fact that we expect that the Destron Fearing Transaction will not result in material federal or state income tax consequences to us as a result of our existing net operating loss carryforwards;

•	prices and premiums paid in comparable acquisition transactions involving other similarly-situated companies; and

•	general current economic, capital market and other conditions.

Our board of directors also considered a number of uncertainties, risks and potentially negative factors in its deliberations concerning the proposed Destron Fearing Transaction, including the following:

•	if we complete the proposed Destron Fearing Transaction, our remaining business will consist mainly of the Signature business;

•	if we do not enter into the Destron Fearing Transaction, we may lack the ability to continue operations as a going concern;

•
if we are unable to sell the Signature business, our board will have to evaluate other possible alternatives for us, which may include, among other things, restructuring, the sale of us as a whole (possibly at a distressed price), the distribution of assets to our stockholders, or our possible dissolution and liquidation of our assets;

•	the cost of maintaining a business with limited revenue, negative cash flow and negative EBITDA in a public company structure;

•	indemnification obligations under the Stock Purchase Agreement with Allflex and the impact on our business of diverting available cash reserves;

•	closing conditions of the proposed Destron Fearing Transaction;

•	competition and non-solicitation restrictions imposed on us as a part of the Destron Fearing Transaction for a period of three years;

•	the likelihood of receiving a superior proposal and related consequences under the terms of the Stock Purchase Agreement with Allflex (including termination fees); and

•	the loss by our stockholders of the opportunity to capitalize on any potential future success of Destron Fearing.

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  Our board of directors believed that overall, the risks associated with the proposed Destron Fearing Transaction compared with continuing operations in our current configuration were outweighed by the potential benefits of the Destron Fearing Transaction and our current needs.

The foregoing discussion of information and factors considered by our board of directors is not intended to be all-inclusive.  In view of the wide variety of factors considered, our board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered.  However, after taking into account all of the factors set forth above, our board of directors unanimously determined that the proposed Destron Fearing Transaction is in our and our stockholders’ best interest and that we should proceed with the proposed Destron Fearing Transaction.

Proceeds from the Destron Fearing Transaction

We expect to receive net proceeds from the Destron Fearing Transaction, after the repayment of debt or assumption of debt by Allflex, transaction related costs, post-closing working capital adjustments, a change of control payment, and the redemption of our outstanding debentures and warrants, of approximately $13.6 million.  We intend to use the net proceeds to satisfy certain of our outstanding accounts payable and accrued expenses and other outstanding restructuring and severance related liabilities.

We also presently intend to use a portion of the net proceeds, subject to compliance with Delaware law, to fund an initial, special cash dividend to our stockholders.  We estimate that the initial, special cash dividend will be in a range of $0.15 to $0.20 per share of Digital Angel common stock.  The actual amount may be lower due to uncertainties regarding the ultimate amount of the net proceeds received and the amount of our liabilities and working capital requirements following the Destron Fearing Transaction.  In addition, although we anticipate paying out the initial, special cash dividend by the end of the fourth quarter of 2011, payment could be delayed depending on certain factors, including release of escrowed amounts.  Prior to making the initial, special cash dividend, we plan to announce, at least ten days in advance, the record date for such dividend.  Only holders of our common stock on the record date for the initial, special cash dividend will be entitled to receive the initial, special cash dividend.  Please note that the record date for the initial, special cash dividend will be after the closing date of the Destron Fearing Transaction and is different from the record date for determining which holders of our common stock are entitled to vote at the special meeting.

Post-Closing Business

Following the Destron Fearing Transaction, we will remain a public company and continue to operate our remaining business, Signature.  We will be substantially smaller and have limited assets and revenues.  Historically, we have relied on the earnings, cash flow and assets of the Destron Fearing business for liquidity and capital requirements.

Going forward, we will be virtually debt free, and our focus will be to maximize the value of the remaining assets of our Signature business for the benefit of our stockholders.  These efforts will consist of completing Signature’s PELS contract with the MOD for delivery of its SARBE™ beacon radios and selling the remaining assets of our Signature business.  These efforts are expected to net additional cash to us in the $2 million to $4 million range sometime during 2012, which we currently expect will be part of a second distribution to our stockholders in a dividend that could provide an additional $0.10 to $0.15 per share of Digital Angel common stock, after all outstanding liabilities and wind down costs are paid. The actual amount and timing of the second dividend may be lower and later than presently expected due to uncertainties as to the ultimate amount of claims, liabilities and operational expenses associated with winding down our business.

In the post-closing stage following the Destron Fearing Transaction, we will operate with a minimum number of U.S.-based corporate employees (estimated to be two to three on a part-time basis) and a reduced number of board members (estimated to be no more than three) in a “virtual” office environment, in order to minimize costs and conserve cash.  We intend to continue to execute all required filings, tax returns, and maintain insurance and perform other required activities to maintain our standing as an Over-the-Counter Bulletin Board, or OTC Bulletin Board, publicly-traded company.

In the event that we are not able to complete the PELS contract and sell the Signature business, our board of directors will continue to evaluate strategic alternatives for the Signature business and us as a whole.  Such alternatives may include, among other things, the sale of the entire company, restructuring, the distribution of assets to our stockholders, or the possible dissolution of us and liquidation of our assets.  In addition, during the period in which we are winding down our operations, our board of directors intends to explore any potential merger opportunities with other business entities or determine if there is any higher value associated with our position as a publicly-listed OTC Bulletin Board company in good standing.

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Effects on Digital Angel if the Destron Fearing Transaction is Not Approved or is Not Completed

If the Destron Fearing Transaction is not approved by our stockholders, or if it is approved but for some other reason it cannot be completed, we would try to obtain additional capital and liquidity in order to remain in business. We would try to obtain the necessary capital by continuing to maximize cash flow from operations, by selling portions of our assets and by entering into additional debt or equity financing transactions. However, it is unlikely that we will be successful in raising additional capital or, even if we are successful, that we will be able to continue to operate in the normal course.

As of March 31, 2011, we had a working capital deficiency, which is partially due to continuing operating losses and a number of our debt obligations becoming due or potentially due within the next twelve months. Certain of our credit facilities are due on demand and/or require us to make significant monthly or quarterly principal payments. Our factoring lines may be amended or terminated at any time by the lenders, and we have a mortgage loan of approximately $1.9 million that is due on November 1, 2011, although we have the option to extend the loan an additional six months. These conditions indicate that substantial doubt exists about our ability to operate as a going concern, as we may be unable to generate the funds necessary to pay our obligations in the ordinary course of business. Failure to complete the Destron Fearing Transaction may substantially limit our ability to remain in business, and we may be forced to enter into a sale of the company and/or our subsidiaries in subsequent transactions at distressed prices.

Regulatory Considerations

Neither we nor Allflex is aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the Destron Fearing Transaction.  If the parties discover that approvals or waiting periods are necessary, then they will seek to obtain or comply with them.

References in this proxy statement to "regulatory restrictions" involves the following:

•	actions by a governmental entity to investigate or prevent the closing of the Destron Fearing Transaction on grounds that it violates competition laws;

•	indications from a governmental entity that it is likely to challenge or impose material sanctions under competition laws if the Destron Fearing Transaction is completed; and

•
receipt by Allflex of legal advice that a significant risk exists that the closing of the Destron Fearing Transaction will be challenged by a governmental entity or a governmental entity will impose material sanctions on either party on grounds that the Destron Fearing Transaction violates competition laws.

The factors above, as well as any such references to the term "regulatory restrictions," are qualified in their entirety by reference to the specific provisions of the Stock Purchase Agreement.

Appraisal Rights

Under Delaware law, our stockholders are not entitled to appraisal rights for their shares in connection with the Destron Fearing Transaction.

Closing is Not Conditioned on Financing

Allflex has represented that it has sufficient funds to purchase the shares of Destron Fearing and to close the Destron Fearing Transaction.  Therefore, the Stock Purchase Agreement does not contain a financing closing condition.

Accounting Treatment

Upon closing of the Destron Fearing Transaction, we will remove the Destron Fearing assets and liabilities from our consolidated balance sheet and record a gain on the sale of Destron Fearing equal to the difference between the book value of our ownership interest in Destron Fearing and the purchase price received.  For an eighteen-month period following the closing, $2.5 million of the purchase price will be held in escrow to fund indemnification obligations under the Stock Purchase Agreement, if any.  Any gain related to the $2.5 million will be deferred until the escrow is settled.  See “Unaudited Pro Forma Condensed Consolidated Financial Statements” for an estimated calculation and description of the accounting gain.

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Certain Federal Tax Income Consequences

The following is a general discussion of the anticipated material federal income tax consequences of the Destron Fearing Transaction and the intended special cash dividend to stockholders.  This discussion is a summary for general information only.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof, all of which may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those described below.  This summary does not address all aspects of U.S. federal income taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to holders of Digital Angel common stock in light of their particular circumstances.  In addition, it does not address U.S. federal income tax consequences applicable to persons that are subject to special treatment under the U.S. federal income tax laws (including U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax or investors in pass-through entities).  Furthermore, this summary deals only with holders of shares of Digital Angel common stock that hold such shares as capital assets.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Digital Angel common stock that is, for U.S. federal income tax purposes, an individual citizen or resident of the U.S., a U.S. corporation, a trust if the trust (i) is subject to the primary supervision of a U.S. court and one or more U.S. persons are able to control all substantial decisions of the trust or (ii) has elected to be treated as a U.S. person, or an estate the income of which is subject to U.S. federal income tax regardless of its source.  A “non-U.S. Holder” is any holder of Digital Angel common stock other than a U.S. Holder.

Consequences to Digital Angel of the Destron Fearing Transaction

The Destron Fearing Transaction will be a taxable transaction for us in the U.S. We expect to realize a gain with respect to our Destron Fearing stock equal, in general, to the difference between the proceeds received by us on such sale and our tax basis in the stock sold.  For purposes of calculating the amount of our tax gain on the sale of our Destron Fearing stock, the proceeds received by us will include the cash and any other consideration we receive for our Destron Fearing stock.  It is anticipated that we will have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the Destron Fearing Transaction for federal income tax purposes.  It is anticipated that the Destron Fearing Transaction will not generate a significant federal alternative minimum tax liability.  However, there can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of the Destron Fearing Transaction or the net operating losses.  If the Internal Revenue Service or any relevant state tax authority recharacterizes the tax treatment of the Destron Fearing Transaction or the net operating losses, there may be adverse tax consequences to us and our stockholders.

We may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes; however, we estimate that such taxes will not be significant.  We expect that the Destron Fearing Transaction (without regard to the intended initial, special cash dividend) will result in no federal income tax consequences to our stockholders.

Consequences to Digital Angel and Stockholders of the Initial, Special Cash Dividend

The following is a discussion of certain U.S. federal income tax consequences to us and to our stockholders in connection with the intended initial, special cash dividend to our stockholders from proceeds of the Destron Fearing Transaction.

U.S. federal income tax treatment of the initial, special cash dividend. Payment of the initial, special cash dividend will not be a taxable event to us.  A initial, special cash dividend will be treated as a taxable dividend to the extent of our current or accumulated earnings and profits (computed using U.S. federal income tax principles), with any amount in excess of a holder’s share of such current or accumulated earnings and profits  distributed to the holder treated as a nontaxable return of capital to the extent of the holder’s adjusted tax basis in the holder’s Digital Angel common stock and, thereafter, as capital gain.  Because our current earnings and profits must take into account the results of operations for the entire year in which the initial, special cash dividend is made, we will not be able to determine the portion of the initial, special cash dividend that will be treated as a dividend until after the close of the taxable year in which the initial, special cash dividend is made.  If the portion of a U.S. Holder’s initial, special cash dividend that is treated as a dividend equals or exceeds 10% of the U.S. Holder’s tax basis in the U.S. Holder’s shares of Digital Angel’s common stock, the dividend may be treated as an “extraordinary dividend.” See below for a description of the U.S. federal income tax consequences of receiving an extraordinary dividend.

U.S. federal income tax consequences to U.S. Holders. Current U.S. federal income tax law applies long-term capital gains tax rates (currently a maximum 15% rate) to the dividend income of an individual U.S. Holder with respect to dividends paid by a domestic corporation if certain minimum holding period requirements are met.  Dividends paid to a U.S. Holder that is a corporation will generally be eligible for a dividends received deduction.  As noted above, the portion of the initial, special cash dividend received by a U.S. Holder that exceeds the holder’s share of our earnings and profits and also exceeds the holder’s tax basis in the holder’s shares of Digital Angel common stock will be treated as received pursuant to a taxable sale or exchange of the holder’s shares of Digital Angel common stock and the holder will recognize gain in an amount equal to such excess.  Any gain will be capital gain and will be long-term capital gain if the U.S. Holder has held the holder’s shares of Digital Angel common stock for more than one year when the dividend is received.

Tax treatment of extraordinary dividends. As noted above, the portion of the initial, special cash dividend that is a dividend for U.S. federal income tax purposes may be treated as an extraordinary dividend.  If a dividend received by an individual U.S. Holder is subject to U.S. federal income tax at the capital gains rates noted above, and the dividend is an extraordinary dividend with respect to that holder, the holder will be required to treat any loss on a sale of the holder’s shares of Digital Angel common stock as long-term capital loss to the extent of the extraordinary dividend.  With regard to corporate holders claiming a dividends-received deduction, the dividend may be an extraordinary dividend if the corporate holder has not held its shares of our common stock for more than 2 years prior to the “dividend announcement date” as determined by the tax law.  For this purpose, the “dividend announcement date” is the earliest date on which we declare, announce, or agree to the amount or payment of such dividend.  If the dividend is treated as an extraordinary dividend for a U.S. Holder that is a corporation, the corporate holder will be required to reduce its tax basis and may be required to recognize current gain in respect of the shares of Digital Angel common stock that entitled the holder to the dividend.  U.S. Holders should consult their own tax advisors regarding the application of the extraordinary dividend rules.

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U.S. federal income tax consequences to non-U.S. Holders. Dividends paid to a non-U.S. Holder of Digital Angel common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.  However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. Holder within the U.S. are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied.  Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a U.S. person as defined under the Code, unless an applicable income tax treaty provides otherwise.  Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of Digital Angel common stock who wishes to claim the benefit of an applicable treaty rate for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if the holder’s shares of Digital Angel common stock are held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable U.S. Treasury regulations.  Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals.

As noted above, for non-U.S. Holders, the portion of the initial, special cash dividend received by a non-U.S. Holder that exceeds the holder’s share of our earnings and profits and also exceeds the holder’s tax basis in their shares of Digital Angel common stock will be treated as received pursuant to a taxable sale or exchange of their shares of Digital Angel common stock, and the holder will recognize gain in an amount equal to such excess.  Any gain realized on such a disposition of Digital Angel common stock generally will not be subject to U.S. federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes (which we believe that we are not and have not been) and the non-U.S. Holder owns (or has owned) more than 5% of the outstanding shares of our stock at anytime during the five-year period ending on the distribution date.

An individual non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. Holder were a U.S. person as defined under the Code.  If a non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.  An individual non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the U.S.  Any non-U.S. Holder described in the third bullet point immediately above, in general, will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. Holder were a U.S. person, as defined under the Code.

Information reporting and backup withholding. Information reporting to the U.S. Internal Revenue Service generally will be required with respect to a payment of cash to U.S. Holders, other than corporations and other exempt recipients.  A 28% “backup” withholding tax may apply to those payments if such a holder fails to provide a taxpayer identification number to the paying agent and to certify that no loss of exemption from backup withholding has occurred.  Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, if any, provided the required information is furnished to the U.S. Internal Revenue Service.

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Financial Advisor

Our board of directors selected AgriCapital as its financial advisor to evaluate strategic alternatives which began formally beginning in October 2010. This selection was made because AgriCapital is a recognized investment banking firm that has substantial experience in transactions similar to the Destron Fearing Transaction and with transactions for companies that operate in Destron Fearing’s industry, and prior familiarity with us and our business.  Pursuant to a letter agreement dated October 4, 2010, we engaged AgriCapital to act as our financial advisor and exclusive investment banker and to assist us in evaluating our strategic alternatives.  Under the terms of the letter agreement, AgriCapital agreed to; (i) evaluate our current financial condition, projections and prospects, (ii) evaluate designated strategic alternatives, including outlining a process to assess the value of strategic alternatives and, upon board direction, purse selected alternatives, (iii) prepare descriptive materials for prospective candidates and contact candidates, (iv) gather indications of value and assist the board in evaluating indications of value, and (v) to render a fairness opinion to our board of directors, if requested, among other services. Our board determined that under the circumstances and based on the proposals presented to it by AgriCapital for the sale of Destron Fearing, that a fairness opinion from AgriCapital for the Destron Fearing Transaction was not required.

In connection with the Stock Purchase Agreement, and upon closing of the transaction, AgriCapital will be entitled to receive a fee in the amount of $625,000 for its services.  The fee is equal to 2.5% of the consideration to be paid to us for the sale of the Destron Fearing business.  We also agreed to reimburse AgriCapital for reasonable out-of-pocket expenses.  In addition, we have agreed to indemnify AgriCapital for, and exculpate AgriCapital from, certain liabilities arising out of AgriCapital’s engagement.  AgriCapital and its affiliates have in the past provided investment banking services to us, for which AgriCapital and its affiliates received compensation.  AgriCapital is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services.  In the ordinary course of business, AgriCapital and its affiliates may acquire, hold or sell our securities.

Interests of Certain Persons in the Destron Fearing Transaction

Certain persons have interests in the Destron Fearing Transaction. These interests may be different from, or in conflict with, your interest as our stockholder.  The members of our board of directors were aware of these additional potential interests, and considered them when they approved the Destron Fearing Transaction and the Stock Purchase Agreement.

Named Executive Officers and Directors

Our Chief Executive Officer, Joseph J. Grillo, entered into an employment agreement with us effective January 1, 2008, referred to as the Grillo Employment Agreement.  The Grillo Employment Agreement provides, among other things, that if Mr. Grillo terminates his employment within six months of a change in control Mr. Grillo will receive a payment equal to the sum of one and a half times his base salary plus one and a half times his target bonus.

A change of control is defined in the Grillo Employment Agreement as any bona fide, third-party change of control resulting from:

(a)
any person or entity (or persons or entities acting as a group) other than one of its affiliates acquiring our stock that, together with stock then held by such person, entity or group, results in such person, entity or group holding more than fifty percent (50%) of the total combined voting power of all classes of our then issued and outstanding securities; or

(b)	the sale of all or substantially all of our properties and assets to any person or entity which is not a subsidiary, parent or affiliate of ours.

Consummation of the Destron Fearing Transaction will trigger the change of control provisions in the Grillo Employment Agreement, as the transaction will represents a sale of substantially all of our assets.  The payment due if Mr. Grillo if he terminates his employment within six months of the change of control would be approximately $1,012,500.

Conditioned on the closing of the Destron Fearing Transaction, we have agreed to amend the Grillo Employment Agreement to provide, among other things, that bonuses granted to Mr. Grillo in 2008 through 2010 but unpaid will be paid in cash in a lump sum upon a change of control and that the change of control payment will be paid in cash, may be paid in a lump sum upon certain conditions, and if paid in a lump sum, at a value discounted by 4%.  Due to the requirement that Mr. Grillo enter into an agreement to not compete with Allflex for three years and to secure post-closing services from Mr. Grillo, this amendment also requires us to make an additional payment of one year base salary, or $337,500.  The additional payment is payable on the earlier of the second anniversary of the closing date of the Destron Fearing Transaction or our winding down if, and only if, Mr. Grillo has not found employment by that time. In addition, if Mr. Grillo secures alternative employment during the third year after the closing of the Destron Fearing Transaction, he will be obligated to repay the amount earned during such third year up to the amount of the additional payment he received from us.

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Under the terms of the Transition Stock Option Plan, options granted under the plan will vest automatically upon the closing of the Destron Fearing Transaction.  Outstanding options issued under this plan may purchase up to 31,130 shares with an exercise price of $0.97 per share.  This includes options to purchase up to 9,642 shares previously granted to Jason Prescott, our Chief Financial Officer.  Since the exercise price of these options is in excess of our current stock price, no compensation expense will occur as a result of the accelerated vesting.

Other than as described above, no other named executive officer or director is eligible to receive compensation from either us or Allflex as a result of the change of control that results from consummation of the Destron Fearing Transaction, although Mr. Prescott is expected to remain an employee of Destron Fearing following the closing.  The table below reflects any and all compensation payable by us to our named executive officers in connection with the Destron Fearing Transaction.

Golden Parachute Compensation

Name and Principal Position	Cash		Equity	Pension/ NQDC	Perquisites/ Benefits	Tax Reimbursement	Other	Total

Joseph J. Grillo Chief Executive Officer and President	$1,350,500	(1)	$—	$—	$—	$—	$—	$1,350,500

Jason G. Prescott(2) Chief Financial Officer	$—		$—	$—	$—	$—	$—	$—

Lorraine M. Breece(3) Former Chief Financial Officer	$—		$—	$—	$—	$—	$—	$—

Parke H. Hess Chief Operating Officer	$—		$—	$—	$—	$—	$—	$—

(1)
Amount consists of: (a) the change of control payment that would be due to Mr. Grillo, under the terms of the Grillo Employment Agreement, if Mr. Grillo were to terminate his employment with us within six months of the closing of the Destron Fearing Transaction and (b) the additional one year base salary payment in consideration of Mr. Grillo entering into the non-compete agreement with Allflex under the terms of the amendment to his employment agreement. The additional one year base salary will be due if, and only if, Mr. Grillo has not found employment by the second year anniversary date of the closing of the Destron Fearing Transaction.

(2)
Mr. Prescott holds options to acquire 9,642 shares of our common stock, which will vest automatically, pursuant to the terms of the stock option plan under which such options were granted, upon the closing of the Destron Fearing Transaction.  The exercise price of these options exceeds the current price of our common stock.  As a result, Mr. Prescott will not receive any compensation as a result of the accelerated vesting.

(3)	Ms. Breece’s employment with the Company was terminated on June 30, 2010.

Debenture Holders

Previously, we sold $2.0 million of senior secured debentures to certain investors.  The consummation of the Destron Fearing Transaction will trigger the mandatory redemption provisions under the debentures, and we will be required to prepay the debentures for an amount equal to 125% of the outstanding balance.  We estimate that we will be obligated to pay the debenture holders $2.5 million, plus accrued interest as a result of these provisions, $0.5 million of which will be treated as additional interest expense.

Warrant Holders

In connection with previous financing transactions, we issued warrants to acquire shares of our common stock to investors.  Under the terms of the warrants, the holders have the right to require us to redeem their outstanding warrants for cash if the Destron Fearing Transaction is consummated.

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Iroquois/Alpha Warrants – On February 9, 2010, we issued certain warrants to purchase 1.5 million shares of our common stock to two investors.  If the holders’ request within fifteen days after the closing of the Destron Fearing Transaction, we will be required to purchase the warrants for an amount equal to the value of the unexercised portion of the warrants outstanding at the time of the consummation of the transaction based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. and using a minimum volatility factor as prescribed in the warrant agreements (the Black Scholes Value”).  If the holders do not exercise this repurchase option within fifteen days, we have the option to repurchase the unexercised portion of the warrants for the same amount within ten days after the expiration of the fifteen day period.  We expect to pay the holders a total of approximately $0.4 million for the redemption of the warrants as a result of the Destron Fearing Transaction.

Series A and B Warrants –  On February 24, 2011, in connection with the sale of the debentures described above, we issued warrants to purchase an aggregate of 8.0 million shares of our common stock, referred to as the Series A and B Warrants, to a group of investors.  If the holders request within thirty days after the closing of the Destron Fearing Transaction, we will be required to purchase the outstanding portion of the Series A and B warrants for an amount of cash equal to the value of the unexercised portion of the warrants outstanding based on the Black Scholes valuation model, subject to a maximum amount.  The maximum amount payable during the first twelve months is (i) $0.5 million if the Destron Fearing Transaction is consummated at any time before to August 24, 2011 or (ii) $1.0 million if the transaction is consummated subsequent to August 24, 2011 but prior to February 24, 2012.  We expect to pay the investors a total of $0.5 million for the redemption of the warrants as a result of the Destron Fearing Transaction.

Terms of the Stock Purchase Agreement

The following is a summary of the material provisions of the Stock Purchase Agreement and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, a copy of which is attached to this proxy statement as Annex A.

General; Purchase Price

On May 6, 2011, we entered into the Stock Purchase Agreement with Allflex, pursuant to which we will, subject to certain terms and conditions, including approval by our stockholders at the special meeting, sell all of our shares of Destron Fearing.  As consideration for the Destron Fearing Transaction, Allflex will pay us an aggregate cash purchase price of $25.0 million, less any assumed debt and as such price may be adjusted for variations between our actual net working capital on the closing date and the amount of net working capital estimated on the closing date.  The purchase price may be adjusted if the net working capital at closing is less than $1.0 million, whereby we would be required to pay any shortfall.  However, if the net working capital at closing exceeds $4.0 million, then Allflex shall pay us any amount greater than $4.0 million.  Within 60 calendar days following the closing of the Destron Fearing Transaction, Allflex will deliver to us a consolidated balance sheet of Destron Fearing reflecting the closing date net working capital and we will have 120 days to notify Allflex if we have any dispute with respect to the calculation.  We expect that up to $0.8 million may be required to be paid by us to Allflex as a result of these adjustments.

On closing, Allflex will deposit $2.5 million of the aggregate cash purchase price into an escrow account to help assure collection for any claims made by Allflex under the indemnification provisions of the Stock Purchase Agreement. Subject to amounts released to Allflex in satisfaction of any such claims, the escrowed funds will be released to us 18 months after the date of closing. In addition, on closing Allflex will deposit $1.2 million of the aggregate cash purchase price into a separate escrow account to cover payments, if any, due to Allflex as a result of post-closing working capital adjustments.  Both escrow accounts will be governed by the terms of an escrow agreement to be entered into on the closing date by and among Digital Angel, Allflex and an escrow agent.

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Representations and Warranties

The Stock Purchase Agreement contains certain representations and warranties by Digital Angel relating to, among other things:

•	the organization of Digital Angel, Destron Fearing and Destron Fearing’s subsidiaries;

•	the authority of Digital Angel to execute and enter into the Stock Purchase Agreement, subject to stockholder approval;

•	Digital Angel’s valid and binding obligation in connection with the Stock Purchase Agreement;

•	the lack of conflict with any of Digital Angel’s or Destron Fearing’s organizational documents;

•	our title to, and ownership of, the shares of Destron Fearing;

•	Destron Fearing’s capitalization;

•	Destron Fearing’s ownership interest in business entities;

•	Digital Angel’s and Destron Fearing’s financial statements;

•	the absence of certain changes that may result in a material adverse effect on Destron Fearing or Destron Fearing’s business or results of operations;

•	Destron Fearing’s valid title, lease and license to use the assets, properties and rights required for its business and the condition of its physical assets;

•	compliance with the terms of leases to real property;

•	certain material contracts to which Destron Fearing is a party or otherwise bound;

•	Digital Angel’s compliance with the requirements of the SEC regarding filing and accuracy of reports and registration statements;

•	Destron Fearing’s ethical practices in its relationship with governmental entities;

•	insurance coverage of Destron Fearing and Destron Fearing’s business;

•	the absence of litigation and other proceedings by, against or relating to Destron Fearing or Destron Fearing’s business, or the Stock Purchase Agreement and the transaction contemplated thereunder;

•	Destron Fearing’s compliance with laws, including environmental laws;

•
employee benefit plans sponsored, maintained or contributed to by Destron Fearing or Destron Fearing’s affiliates, or to which either Destron Fearing or one of Destron Fearing’s affiliates has a liability;

•	Destron Fearing’s and Destron Fearing’s predecessors’ taxes, including the accuracy and timely filing of returns and timely payment;

•	Destron Fearing’s intellectual property, including ownership interests, rights, and lack of unauthorized uses;

•	Destron Fearing’s employees, consultants and related labor matters;

•
affiliate transactions and payment obligations involving Digital Angel, Destron Fearing, any affiliate of Destron Fearing or Digital Angel, or any director or officer of Destron Fearing or Digital Angel with Destron Fearing or Digital Angel;

•	the accuracy of this proxy statement, and the inclusion of all material facts necessary to make this proxy statement not misleading;

•	the validity of Destron Fearing’s accounts receivable;

•	the usability and salability of Destron Fearing’s inventory;

•
Destron Fearing’s largest customers and suppliers and whether Destron Fearing has been notified of any (1) issue that may have a material adverse effect on Destron Fearing or (2) supplier’s or customer’s intent or threat to terminate or adversely alter the terms of its business with us or Destron Fearing;

•	Destron Fearing’s compliance with express and implied manufacturer warranties made in connection with the products it provides;

•	Destron Fearing’s information technology;

•
other than AgriCapital, the absence of any party entitled to broker’s or finder’s fees or other commissions in connection with the Destron Fearing Transaction (other than parties engaged by Allflex); and

•
Digital Angel’s actions in transferring liabilities and obtaining releases, if necessary, with respect to any and all liabilities other than liabilities incurred solely due to the operation of Destron Fearing’s business.

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The Stock Purchase Agreement contains certain representations and warranties by Allflex relating to:

•	Allflex’s organization;

•	the authority of Allflex to execute and enter into the Stock Purchase Agreement;

•	the lack of conflict with any of Allflex’s organizational documents;

•	agreements or rules and obtaining the requisite consents and approvals;

•
the absence of litigation and other proceedings pending or threatened against Allflex, or any of Allflex’s affiliates, relating to Digital Angel, Destron Fearing, the Stock Purchase Agreement or any related document or the transactions contemplated therein;

•	the absence of any party entitled to broker’s or finder’s fees or other commissions in connection with the Destron Fearing Transaction;

•	Allflex’s possession of sufficient funds to consummate the transactions contemplated by the Stock Purchase Agreement;

•	Allflex’s status as an “accredited investor” and its experience and ability to make an informed decision regarding the purchase of the shares of Destron Fearing’s capital stock; and

•
Allflex’s acknowledgement that Digital Angel makes only the representations and warranties set forth in the Stock Purchase Agreement and certain ancillary agreements and certificates to the Stock Purchase Agreement.

Covenants

The Stock Purchase Agreement contains customary covenants from each of the parties, including agreements by us (1) to cause Destron Fearing to refrain from certain actions between the time of signing the Stock Purchase Agreement and the closing of the Destron Fearing Transaction, and (2) to obtain the requisite approval of our stockholders.

The covenants also include agreements by us, among other things:

•
from May 6, 2011 until the closing of the Destron Fearing Transaction, to conduct our operations in the ordinary course of business consistent with past practice and refrain from certain actions specified in the Stock Purchase Agreement;

•
Within 10 calendar days after May 6, 2011, to prepare and file this proxy statement with the SEC and to establish a record date for, duly call, give notice of, convene and hold a special meeting of our stockholders for the purpose of obtaining stockholder approval of the Destron Fearing Transaction;

•
to cease discussions or negotiations with any person or entity with respect to any proposal or offer relating to the acquisition of our assets or shares of the assets or shares of Destron Fearing, a tender offer or exchange offer, or a merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving us or Destron Fearing;

•
to use commercially reasonable efforts to take, or cause to be taken, all actions and things proper or advisable to consummate the closing of the Destron Fearing Transaction as promptly as possible; and

•
prior to the closing of the Destron Fearing Transaction, to allow Allflex reasonable access during regular business hours to all books, records, personnel, officers and other facilities and properties of the business.

Non-Competition Provisions

Pursuant to certain non-competition and non-solicitation provisions contained in the Stock Purchase Agreement, for a period of three years after the closing date of the Destron Fearing Transaction, we may not:

•
Engage in the business, or own any person that engages in the business, directly or indirectly, of developing, manufacturing or selling of radio frequency identification, or RFID, and visual identification tags, readers and related software for animals;

•	Provide services related to the restricted business to any competitor;

•	Become associated with any competitor;

•	Solicit, divert or take away any business related to the restricted business from a person who was during the last two years a customer or supplier of Destron Fearing; or

•	attempt to hire any person who served as an officer, employee, consultant or advisor of Destron Fearing during the last year and received compensation in excess of $50,000.

In addition, Joseph Grillo, our Chief Executive Officer, has entered into a non-competition agreement with Allflex effective upon the date of closing of the Destron Fearing Transaction, which, among other things, will restrict his ability to engage in any business that competes with Destron Fearing’s business for three years from the date of closing.

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Termination

The Stock Purchase Agreement can be terminated prior to closing of the Destron Fearing Transaction by the mutual written consent of the parties, or;

A. by either party, upon prior written notice to the other party, if:

•
the closing of the Destron Fearing Transaction has not occurred on or before August 4, 2011, or the Walk Away Date (which may, at Allflex’s request, be extended for thirty days if Allflex has concerns regarding certain regulatory restrictions related to the Destron Fearing Transaction) so long as the failure to close does not primarily result from the terminating party’s failure to perform any of its obligations under the Stock Purchase Agreement;

•	any law or order that prohibits or makes illegal the closing of the Destron Fearing Transaction is in effect and has become final and non-appealable; or

•	our stockholders do not approve the Stock Purchase Agreement at the special meeting;

B. by Allflex upon prior written notice to us, if:

•
we materially breach or fail to perform in all material respects our representations, warranties, covenants or agreements under the Stock Purchase Agreement such that the closing conditions in favor of Allflex cannot be met, and we cannot cure or fail to cure such breach or failure to perform by the Walk Away Date, so long as Allflex is not in material breach of any of its covenants or agreements under the Stock Purchase Agreement;

•	our board of directors has adopted an adverse recommendation to stockholders on the Destron Fearing Transaction;

•
certain closing conditions in favor of Allflex (including the existence of certain regulatory restrictions) or both parties become incapable of satisfaction before the Walk Away Date, so long as a breach by Allflex is not the cause; or

•	a material adverse effect on Destron Fearing or Destron Fearing’s business has occurred.

C. by us, upon prior written notice to Allflex, if:

•
Allflex materially breaches or fails to perform in all material respects its representations, warranties, covenants or agreements under the Stock Purchase Agreement such that the closing conditions in our favor cannot be met, and Allflex cannot cure or fails to cure such breach or failure to perform by the Walk Away Date, so long as we are not in material breach of any of our covenants or agreements under the Stock Purchase Agreement;

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•
in compliance with the non-solicitation requirements of the Stock Purchase Agreement, we enter into a definitive written agreement regarding a superior acquisition proposal, provided we may not so terminate until waiting at least five business days since the board provided notice of such superior acquisition proposal to Allflex;

•	certain closing conditions in our favor or in favor of both parties become incapable of satisfaction before the Walk Away Date, so long as a breach by us is not the cause; or

•	certain regulatory restrictions affirmatively enjoining or prohibiting the closing of the Destron Fearing Transaction have been imposed.

Termination Fee and Expenses

We have agreed to pay Allflex a termination fee of:

•
$0.5 million if Allflex terminates the Stock Purchase Agreement as described above due to either: (1) our material breach or failure to perform in all material respects any of our representations, warranties, covenants or agreements, (2) our board’s adoption of an adverse recommendation to stockholders on the Destron Fearing Transaction, or (3) the occurrence of a material adverse effect on Destron Fearing or Destron Fearing’s business; or

•	$1 million if we terminate the Stock Purchase Agreement due to our entering into a definitive written agreement regarding a superior proposal.

Allflex has agreed to pay us a termination fee of $750,000 if:

•	we terminate the Stock Purchase Agreement due to Allflex’s material breach or failure to perform in all material respects any of its representations, warranties, covenants or agreements;

•	we terminate the Stock Purchase Agreement because regulatory restrictions affirmatively enjoining or prohibiting the closing of the Destron Fearing Transaction have been imposed; or

•
after the Walk Away Date, either party terminates the Stock Purchase Agreement due to certain regulatory restrictions so long as the failure to close does not primarily result from the terminating party’s failure to perform any of its obligations under the Stock Purchase Agreement; provided Allflex shall be obligated to pay a termination fee in such circumstances only if (i) the Walk Away Date has occurred (and we have extended the Walk Away Date by 30 days), (ii) the approval of our stockholders has been received, and (iii) we are not in material breach of any of our covenants or agreements contained in  the Stock Purchase Agreement.

We and Allflex have agreed that each party will pay their own costs and expenses incurred in connection with the Stock Purchase Agreement, except where, under the Stock Purchase Agreement, we and Allflex have agreed otherwise.

Superior Proposals

Generally, we may not solicit or encourage other acquisition proposals, withdraw the board’s recommendation for the approval of the Destron Fearing Transaction or approve another acquisition proposal.

However, prior to our stockholders approving the Destron Fearing Transaction, if our board of directors receives an unsolicited written acquisition proposal, and the board determines, after consultation with outside counsel and in good faith, that such proposal is reasonably likely to lead to a superior proposal and that it is reasonably necessary to take such action to comply with the board’s fiduciary duties to our stockholders, then we, after giving Allflex prompt written notice of such determination, may furnish information about us and Destron Fearing under a confidentiality agreement and participate in negotiations regarding such superior proposal.

In connection with such superior proposal, our board of directors may withdraw or modify its board recommendation to approve the Destron Fearing Transaction if our board of directors determines, after receiving the advice of its outside counsel and in good faith that it is reasonably necessary to do so to comply with the board’s fiduciary duties to our stockholders.

In addition, our board of directors may enter into a definitive written acquisition agreement with respect to such superior proposal if our board of directors determines, after receiving the advice of its outside counsel and in good faith, and after five days pass following the date on which we provide written notice to Allflex of our desire to terminate the Stock Purchase Agreement, that it is reasonably necessary to do so to comply with the board’s fiduciary duties to our stockholders and, concurrently with entering into such agreement, terminates the Stock Purchase Agreement.  If we terminate the Stock Purchase Agreement under such circumstances, we would be required to pay a $1.0 million termination fee to Allflex concurrently with such termination.  If we enter into an acquisition agreement or make an adverse board recommendation for the Destron Fearing Transaction, we are required to give Allflex written notice of such acquisition proposal or adverse board recommendation.

Otherwise, our board of directors may not enter into, approve or authorize us or Destron Fearing to enter into any agreement for an acquisition proposal or make an adverse board recommendation change.  If we do make an adverse board recommendation change, either we or Allflex may terminate the Stock Purchase Agreement.

Conditions to Closing

The obligations of the parties to consummate the Destron Fearing Transaction are subject to certain customary closing conditions, including, among other things, that the Destron Fearing Transaction has been approved by our stockholders.  In addition, Allflex’s obligation to consummate the Destron Fearing Transaction is subject to, among other things:

•
one of our senior officers signing and delivering a certificate to the effect that our representations and warranties to Allflex contained in the Stock Purchase Agreement are true and correct in all material respects (provided that any materiality qualifications already included in such representations and warranties shall be read out for purposes of this certification) as of the closing date of the Destron Fearing Transaction as if made on the closing date (except that representations and warranties that refer specifically to an earlier date must be true and correct as of such earlier date), and that certain fundamental representations are true and correct (without giving effect to materiality qualifications already included in such representations and warranties) as of the closing date of the Destron Fearing Transaction as if made on the closing date (except that representations and warranties that refer specifically to an earlier date must be true and correct as of such earlier date);

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•	our delivering to Allflex certain items, as set forth in the Stock Purchase Agreement, such as the certificates representing the shares of Destron Fearing;

•	there having occurred no material adverse effect on Destron Fearing or Destron Fearing’s business; and

•	Allflex having no concerns regarding certain regulatory restrictions related to the Destron Fearing Transaction.

Our obligation to consummate the Destron Fearing Transaction is subject to, among other things:

•
one of Allflex’s senior officers signing and delivering a certificate to the effect that Allflex’s representations and warranties to us contained in the Stock Purchase Agreement are true and correct in all material respects (provided that any materiality qualifications already included in such representations and warranties shall be read out for purposes of this certification) as of the closing date of the Destron Fearing Transaction as if made on the closing date (except that representations and warranties that refer specifically to an earlier date must be true and correct as of such earlier date), and that certain fundamental representations are true and correct (without giving effect to materiality qualifications already included in such representations and warranties) as of the closing date of the Destron Fearing Transaction as if made on the closing date (except that representations and warranties that refer specifically to an earlier date must be true and correct as of such earlier date); and

•	Allflex delivering certain items to us, as set forth in the Stock Purchase Agreement, such as the funds due upon closing of the Destron Fearing Transaction.

Indemnification

We have agreed to indemnify Allflex, Destron Fearing (post closing) and their respective affiliates, as well as the officers, directors, employees and agents of each of these companies, from and against any and all damages, losses, actions, proceedings, causes of action, obligations, liabilities, claims, encumbrances, penalties, demands, assessments, settlements, judgments, costs and expenses, including court costs and reasonable attorneys’ fees and disbursements and costs of litigation, but not including punitive, treble or exemplary damages (except to the extent such damages are awarded in connection with a third-party claim for which indemnification is available under the Stock Purchase Agreement), arising out of or relating to:

•	any breach or inaccuracy of any of our representations and warranties contained in the Stock Purchase Agreement;

•	any breach by us of our covenants or obligations contained in the Stock Purchase Agreement;

•	any and all liabilities (including any and all liabilities relating to the Signature business) other than liabilities incurred solely related to the operation of Destron Fearing’s business;

•
any claims (real or threatened) by security holders (actual or purported) of ours or any of our respective affiliates in connection with the transactions contemplated by the Stock Purchase Agreement and certain ancillary agreements;

•	any representation or warranty by us or any of our affiliates in any agreement, program or other form of communication to employees relating to retention, change-in-control or similar payments;

•	certain litigation and warranty matters; and

•	pre-closing taxes.

With the exception of specific indemnities (including, without limitation, those related to certain fundamental representations, our covenants and liabilities of Destron Fearing not related to its business) and claims of fraud, our obligation to indemnify Allflex is limited to claims made during the 18 months following closing of the Destron Fearing Transaction and by certain monetary limitations including an overall liability cap of $4 million and an aggregate deductible of $0.25 million (only $0.125 million of which is payable if the deductible amount is reached).

Allflex has agreed to indemnify us and our affiliates, as well as the officers, directors, employees and agents of each of these companies, from and against any and all damages, losses, actions, proceedings, causes of action, obligations, liabilities, claims, encumbrances, penalties, demands, assessments, settlements, judgments, costs and expenses, including court costs and reasonable attorneys’ fees and disbursements and costs of litigation, but not including punitive, treble or exemplary damages (except to the extent such damages are awarded in connection with a third-party claim for which indemnification is available under the Stock Purchase Agreement), arising out of or relating to:

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•	any breach or inaccuracy of any of Allflex’s representations and warranties contained in the Stock Purchase Agreement; or

•	any breach by Allflex of its covenants or obligations contained in the Stock Purchase Agreement.

Ancillary Agreement to the Stock Purchase Agreement

Escrow Agreement

On the closing date of the Destron Fearing Transaction, Digital Angel, Allflex and an escrow agent will enter into the escrow agreement in substantially the same form as attached hereto as Annex B, under which and pursuant to the terms of the Stock Purchase Agreement:

(i)      $2.5 million of the proceeds will be placed into an escrow account to cover claims, if any, made by Allflex under the indemnification provisions of the Stock Purchase Agreement; and

(ii)     $1.2 million of the proceeds will be placed into a separate escrow account to cover a portion of the shortfall, if any, between the closing date net working capital, as defined in the Stock Purchase Agreement, and $1.0 million.

Transition Services Agreement

The Stock Purchase Agreement provides that, contemporaneously with the closing of the Destron Fearing Transaction, Destron Fearing and Digital Angel will enter into a transition services agreement whereby Destron Fearing will provide, among other things, customary transition support services to us for a period of 90 days after the closing in consideration of $10,000 per month.

Vote Required

In order to approve Proposal 1, to approve the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement, the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting is required.  Abstentions and broker “non-votes” will have the same effect as votes against Proposal No. 1.

Unless a contrary choice is specified, proxies solicited by the board of directors will be voted FOR approval of the Stock Purchase Agreement and the transactions contemplated by the Stock Purchase Agreement.

Recommendation of Our Board of Directors

The board of directors has concluded that the Stock Purchase Agreement and transactions contemplated by the Stock Purchase Agreement, referred to as the Destron Fearing Transaction, are in the best interest of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE STOCK PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to our sale of Destron Fearing and our proposed initial, special cash dividend.  The statements are derived from, and should be read in conjunction with, our historical financial statements and notes thereto, as presented in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 31, 2011, and as amended on Form 10-K/A filed on May 2, 2011, and our Quarterly Report on Form 10-Q for the three-months ended March 31, 2011 filed with the SEC on May 16, 2011.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 assumes the Destron Fearing Transaction occurred on March 31, 2011.  The unaudited pro forma condensed consolidated statements of operations for the three-months ended March 31, 2011 and the year ended December 31, 2010 give effect to the Destron Fearing Transaction as if it had occurred at the beginning of the respective periods.

The unaudited pro forma financial information is presented for illustrative purposes and is not designed to represent, and does not represent, what the financial position or operating results would have been had the Destron Fearing Transaction been completed as of the dates assumed, nor is it intended to project our future financial position or results of operations. Note references below are to paragraphs of Note 3 to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
At March 31, 2011
(dollars in thousands)

	Pro Forma Adjustments
	Historical	Pro Forma Sale of Destron Fearing (a)	Other		Pro Forma Without Destron Fearing	Pro Forma Adjustment		As Adjusted

ASSETS
Cash and cash equivalents	$1,535	$16,510	$(5,449	)(b)	$12,596	$(5,980	)(e)	$6,616
Accounts receivable, net	5,653	(4,536)	—		1,117	—		1,117
Inventories	9,028	(3,205)	—		5,823	—		5,823
Other current assets	1,710	(221)	(230	)(b)	1,259	—		1,259
Total current assets	17,926	8,548	(5,679)		20,795	(5,980)		14,815
Property and equipment, net	5,014	(4,062)	—		952	—		952
Goodwill and other intangible assets, net	12,632	(12,632)	—		—	—		—
Funds held in escrow	—	2,500	—		2,500	—		2,500
Other assets, net	504	(77)	—		427	—		427
TOTAL ASSETS	$36,076	$(5,723)	(5,679)		$24,674	$(5,980)		$18,694

LIABILITIES
Current liabilities:
Note payable and current maturities of long-term debt	$3,460	$(3,296)	$(73	) (b)	$91			$91
Accounts payable	7,702	(5,454)	—		2,248	—		2,248
Advances from factors	422	(335)	—		107			107
Deferred gain on sale	435	—	—		435	—		435
Accrued expenses and other liabilities	7,725	(2,000)	—		5,725	—		5,725
Total current liabilities	19,764	(11,085)	(73)		8,606	—		8,606
Long-term debt and notes payable	2,796	(1,867)	(929	) (b)	—	—		—
Deferred gain on sale	—	2,500	—		2,500	—		2,500
Warrant liabilities	2,110	—	(2,110	)(b)	—	—		—
Other liabilities	244	—	338	(b)	582	—		582
TOTAL LIABILITIES	24,914	(10,452)	(2,774)		11,688	—		11,688
Stockholders’ equity	11,162	4,729	(2,905	)(b)(d)	12,986	(5,980	)(e)	7,006
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,076	$(5,723)	$(5,679)		$24,674	$(5,980)		$18,694

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

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Unaudited Pro Forma Condensed Consolidated Statement Of Operations
Three-Months Ended March 31, 2011
(dollars in thousands, except per share data)

	Historical	Elimination of Destron Fearing (c)	Pro Forma Without Destron Fearing	Pro Forma Adjustments (d)	As Adjusted

Revenue	$9,823	$(7,482)	$2,341	$—	$2,341
Cost of sales	5,964	(4,971)	993	—	993
Gross profit	3,859	(2,511)	1,348	—	1,348
Operating expenses	4,726	(2,275)	1,451	—	1,451
Operating loss	(867)	(236)	(1,103)	—	(1,103)
Interest and other income (expense)	757	(44)	713	—	713
Interest expense	(1,713)	171	(1,542)	—	(1,542)
Total other expenses	(956)	127	(829)	—	(829)
Loss from continuing operations before income tax benefit	(1,823)	(109)	(1,932)	—	(1,932)
Provision for income taxes	(18)	18	—	—	—
Loss from continuing operations	(1,841)	(91)	(1,932)	—	(1,932)
Loss attributable to non-controlling interest, continuing operations	6	—	6	—	6
Loss from continuing operations, net of non-controlling interest	$(1,835)	$(91)	$(1,926)	$—	$(1,926)
Net loss per common share from continuing operations attributable to Digital Angel — basic and diluted	$(0.06)		$(0.06)		$(0.06)
Weighted average number of shares outstanding — basic and diluted	29,651		29,651		29,651

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Unaudited Pro Forma Condensed Consolidated Statement Of Operations
Year Ended December 31, 2010
(dollars in thousands, except per share data)

	Historical	Elimination of Destron Fearing (c)	Pro Forma Without Destron Fearing	Pro Forma Adjustments (d)	As Adjusted

Revenue	$37,720	$(30,830)	$6,890	$—	$6,890
Cost of sales	24,570	(20,336)	4,234	—	4,234
Gross profit	13,150	(10,494)	2,656	—	2,656
Operating expenses	20,023	(9,079)	10,944	—	10,944
Operating loss	(6,873)	(1,415)	(8,288)	—	(8,288)
Interest and other income (expense)	(189)	(81)	(270)	—	(270)
Interest expense	(1,185)	1,003	(182)	—	(182)
Total other expenses	(1,374)	923	(452)	—	(452)
Loss from continuing operations before income tax benefit	(8,247)	(493)	(8,740)	—	(8,740)
Benefit from income taxes	967	20	987	—	987
Loss from continuing operations	(7,280)	(473)	(7,753)	—	(7,753)
Loss attributable to non-controlling interest, continuing operations	45		45	—	45
Loss from continuing operations, net of non-controlling interest	$(7,235)	$(473)	$(7,708)	$—	$(7,708)
Net loss per common share from continuing operations attributable to Digital Angel — basic and diluted	$(0.26)		$(0.28)		$(0.28)
Weighted average number of shares outstanding — basic and diluted	27,794		27,794		27,794

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

33

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(dollars in thousands, except per share data)

Note 1   Basis of Presentation

The unaudited pro forma balance sheet as of March 31, 2011 presented herein has been prepared based on historical reported amounts, adjusted to reflect: (1) the sale of Destron Fearing, including estimated proceeds received; assets and liabilities sold and transferred; redemption of debentures and warrants; contractual obligations settled; the estimated gain on sale and (2) our proposed initial, special cash dividend in the range of $0.15 to $0.20 per share of Digital Angel common stock, to be paid by the end of the fourth quarter of 2011.  In conjunction with the terms of the Stock Purchase Agreement, $2,500 will be placed in an escrow account for eighteen months to fund indemnification obligations, if any, that may arise during that time.  We will defer any gain on the escrowed proceeds until the escrow is settled, and accordingly, we have reflected a deferred gain of $2,500 on the unaudited pro forma balance sheet. The actual amount and timing of the initial, special cash dividend, which is presented in our unaudited pro forma balance sheet, may be lower and later than presently expected due to uncertainties regarding the ultimate amount of the net proceeds received and the amount of our liabilities and working capital requirements following the Destron Fearing Transaction.  We have not reflected in our unaudited pro forma balance sheet the second, special cash dividend that we intend to pay following the sale of our Signature business and the winding down of our operations.  The initial, special cash dividend is more fully discussed in Note 3 below.

The unaudited pro forma statements of operations for the three-months ended March 31, 2011 and the twelve months ended December 31, 2010 presented herein have been prepared based on historical reported amounts, adjusted to reflect the deconsolidation of Destron Fearing.  Certain one-time adjustments, transaction costs and the estimated gain on the sale of Destron Fearing have not been presented in the unaudited pro forma statements of operations.  See Note 3 for an estimate of these amounts.

Note 2   Sale of Destron Fearing

The estimated net sales price and gain on the sale of Destron Fearing, based on the historical book balances of Destron Fearing’s assets and liabilities at March 31, 2011, are as follows (in thousands):

Base sales price	$25,000
Less Destron Fearing debt repaid or assumed by Allflex	(5,163)
Plus estimated net working capital adjustment pursuant to Stock Purchase Agreement(1)	218

Net sales price to Digital Angel, after debt assumption and payment of estimated adjustment escrow amount	$20,055

Consisting of:
Cash	$17,555
Restricted cash(2)	2,500

Net sales price to Digital Angel	20,055
Book value of Digital Angel’s ownership interest in Destron Fearing at March 31, 2011	12,826

Gain on sale of Destron Fearing(3)	$7,229

(1)	Based on the Destron Fearing balance sheet at March 31, 2011 and calculated pursuant to the Stock Purchase Agreement.

(2)	To be held in escrow after closing for eighteen months to fund indemnification obligations, if any. Any gain related to the $2,500 will be deferred until the escrow is settled.

(3)	Amount includes the current estimated gain of $4,729 and the estimated deferred gain of $2,500.

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Note 3   Pro Forma Adjustments

The following are descriptions of the pro forma adjustments related to the sale of Destron Fearing, identified as (a) through (e) in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations (in thousands):

(a)
Proceeds to be received from the sale of Destron Fearing pursuant to the Stock Purchase Agreement.  The cash proceeds as reflected in Note 2 of $17,555 have been reduced by the Destron Fearing cash on hand sold to Allflex of $1,045.  Any gain related to the funds held in escrow will be deferred until the escrow is settled.  See Note 2 for a more complete description of the proceeds and resulting gain on the sale of Destron Fearing.

(b)	The table below details the cash payments related to the Destron Fearing Transaction:

	Digital Angel

Payment in full of debentures	$2,000
Payment for early redemption of debentures	500
Redemption of Series A & B warrants	500
Redemption of Iroquois/Alpha warrants	437	(1)
Estimated transaction costs	1,000
Potential change of control payment	1,012

To estimated cash payments	$5,449	(2)(3)

(1)	Amount was accrued at March 31, 2011.

(2)	The $338 that may be due to our chief executive officer under the terms of an amendment to his employment agreement has been reflected in the pro forma balance sheet in accrued expenses.

(3)	The $230 in debt issue costs associated with our debentures had been previously paid and reflected in the pro forma balance sheet in prepaid and other current assets.

(c)	Elimination of the operating results of Destron Fearing.

(d)
The impact of the following adjustments have been reflected in the unaudited pro forma balance sheet but they have not been presented in the unaudited pro forma statements of operations because they represent one-time, non-recurring adjustments related to the sale of Destron Fearing that will be reflected in the period in which the Destron Fearing Transaction is completed:

Interest expense due to early redemption of debentures	$(500)
Amortization of debenture debt discount due to early redemption of debentures	(998)
Amortization of debenture debt issue costs	(230)
Other income resulting from the liability for Series A & B warrants in excess of the $500 redemption amount	1,173 (1)
Potential change of control payment	(1,012)
Non-competition payment	(338)
Estimated transaction costs	(1,000)

Total estimated one-time charges and adjustments	$(2,905)

(1)	The maximum amount due to settle the Series A & B warrants in the event of a Fundamental Transaction, as defined in the warrant agreement, before the six month anniversary date of the issuance of the warrants is $500.

(e)
We presently plan to pay an initial, special cash dividend in the range of $0.15 to $0.20 per share of Digital Angel common stock (or up to $5,980 based on the number of common shares outstanding on May 26, 2011)  by the end of the fourth quarter of 2011.  The actual amount and timing may be lower and later than presently expected due to uncertainties regarding the ultimate amount of the net proceeds received and the amount of our liabilities and working capital requirements following the Destron Fearing Transaction.

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The table below presents the estimated use of initial proceeds:

Estimated net sales price (see Note 2)	$20,055
Less escrow to be held for eighteen months	(2,500)

Sub-Total	17,555
Estimated use of initial proceeds:
Redemption of debentures and outstanding warrants	(3,437)
Payment of estimated transaction costs	(1,000)
Potential change of control payment	(1,012)
Allocation to working capital	(6,126)

Estimated cash available for initial, special cash dividend	$5,980

Not reflected in the table above is the second, special cash dividend estimated to be an additional $0.10 to $0.15 per share of Digital Angel common stock that we intend to pay after the completion of the PELS contract with the MOD for delivery of Signature’s SARBE™ beacons radios, the sale of our Signature business and the wind down of our operations. The actual amount and timing may be lower and later than currently expected due to uncertainties as to the ultimate amount of claims, liabilities and operational expenses associated with our wind down.

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PROPOSAL NO. 2

APPROVAL, BY A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE DESTRON FEARING TRANSACTION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers in connection with the Destron Fearing Transaction, or NEO Compensation, as disclosed in this proxy statement under “Proposal No. 1 – Interests of Certain Persons in the Destron Fearing Transaction – Named Executive Officers and Directors” in accordance with the compensation disclosure rules of the SEC.

Our stockholders are asked to act upon a proposal to approve the NEO Compensation as disclosed in this proxy statement by approving the following advisory resolution at the special meeting:

RESOLVED, that the stockholders of Digital Angel Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers in connection with the Destron Fearing Transaction.

This vote is advisory, which means that the vote is not binding on us or the board of directors.  However, the board of directors values the opinions of our stockholders.  This vote will not be construed as overruling a decision by us or the board in connection with the Destron Fearing Transaction, does not create or imply any change to our or the board’s fiduciary duties to the stockholders and does not create or imply any additional fiduciary duties for us or the board to the stockholders.

Vote Required

In order to approve Proposal 2, to approve the NEO Compensation on an advisory basis, the affirmative vote of the holders of a majority of the outstanding shares of our common stock present, and entitled to vote, either in person or by proxy, at the special meeting is required.  Abstentions will have the same effect as votes against Proposal No. 2, but broker “non-votes” will have no effect on the outcome of the vote.

Unless a contrary choice is specified, proxies solicited by the board of directors will be voted FOR approval, by a non-binding advisory vote, of the compensation of our named executive officers in connection with the Destron Fearing Transaction.

Recommendation of Our Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, BY A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE DESTRON FEARING TRANSACTION

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of shares of our common stock as of May 26, 2011 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our executive officers and directors as a group; and

•	each person or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of May 26, 2011 are deemed outstanding.  Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.  To our knowledge, except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such person’s name.  The percentage of beneficial ownership is based on 29,898,725 shares of our common stock outstanding as of May 26, 2011.  Unless otherwise noted below, the address of the persons and entities listed in the table is c/o Digital Angel Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075.

Name of Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Outstanding Shares

Five Percent Stockholders:
None	—	—%
Executive Officers and Directors(2):
Joseph J. Grillo	1,071,639	3.5%
Jason G. Prescott	37,337	*
Lorraine M. Breece(3)	44,521	*
Parke H. Hess	145,737	*
John R. Block	163,959	*
Daniel E. Penni	206,866	*
Dennis G. Rawan	71,671	*
Michael S. Zarriello	182,902	*
All current directors and executive officers as a group (7 persons)	1,880,111	5.9%

*	Represents less than 1% of the issued and outstanding shares of common stock of the Company.

(1)
This table includes presently exercisable stock options and options that are exercisable within sixty days of May 26, 2011, in accordance with Rule 13d-3(d) under the Exchange Act.  The following directors and executive officers hold the number of exercisable options set forth following their respective names: Joseph J. Grillo — 193,872; Jason G. Prescott — 24,363; Lorraine M. Breece — 44,127; Parke H. Hess — 69,664; John R. Block — 130,209; Daniel E. Penni — 69,821; Dennis G. Rawan — 39,896; Michael S. Zarriello — 163,021; and all current directors and officers as a group — 690,846

(2)	All of these individuals share the same business address: 490 Villaume Avenue, South Saint Paul, Minnesota 55075.

(3)	Ms. Breece’s employment with the Company terminated on June 30, 2010.

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STOCKHOLDER PROPOSALS FOR OUR ANNUAL MEETING IN 2011

Regardless of the outcome of the votes at the special meeting, we will continue to be a publicly-held company and will continue to hold future meetings of our stockholders.

We will inform our stockholders, by press release or other means determined reasonable, of the date by which stockholder proposals must be received by us for inclusion in the proxy materials relating to our 2011 annual meeting, which proposals must comply with applicable requirements of Rule 14a-8 promulgated under the Exchange Act.  In addition, our amended and restated by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing.  To be timely, a stockholder’s proposal must be received at our principal executive offices no later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders.  However, in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is made.  Otherwise, the proxies named by our board of directors may exercise discretionary voting authority with respect to the stockholder proposal, without any discussion of the proposal in our proxy materials.  Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules and to review applicable provisions in our bylaws.

HOUSEHOLDING

Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one proxy statement and annual report to multiple stockholders who share the same address under certain circumstances, unless contrary instructions are received from stockholders.  This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address.  In the event that a stockholder wishes to request delivery of a single copy of proxy statements or annual reports, or to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent.  In any event, if a stockholder wishes to receive a separate proxy statement for the special meeting, the stockholder may contact Digital Angel Corporation, 490 South Congress Avenue, South St. Paul, Minnesota 55075, Attention: Amy Hagen by mail or by calling Ms. Hagen at (651) 552-6301.

Any stockholders of record sharing an address who now receive multiple copies of our proxy statements and annual reports, and who wish to receive only one copy of these materials per household in the future, should also contact us by mail or telephone as instructed above.  Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our proxy statements and annual reports, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of our proxy statements and annual reports be delivered in the future.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  For more information on the operation of the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330.  Our public filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at http://www.sec.gov.  The reports and other information that we file with the SEC are also available at our website http://www.digitalangel.com (click on “Investors” and “Financial Reports”).  The information on our website is not incorporated by reference into this proxy statement.  For printed copies of any of our reports, please contact Digital Angel Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Amy Hagen by mail or by calling Ms. Hagen at (651) 552-6301.

You should rely only on the information contained in this proxy statement.  We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.  This proxy statement is dated May 26, 2011.  You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders shall not create an implication to the contrary.

The form of proxy and this proxy statement have been approved by our board of directors and are being mailed and delivered to stockholders by its authority.

	By:	/s/ JOSEPH J. GRILLO
JOSEPH J. GRILLO
Chief Executive Officer and President

South Saint Paul, Minnesota May 26, 2011

39

PROXY

Digital Angel Corporation
490 Villaume Avenue
South St. Paul, Minnesota 55075

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph J. Grillo and Jason G. Prescott, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.01 par value, of Digital Angel Corporation, a Delaware corporation, or Digital Angel, which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held at the Capella Tower, 225 South Sixth Street, Minneapolis, Minnesota 55402, on Thursday, July 14, 2011, at 9:00 a.m., Central Time or any adjournment or postponement of the special meeting, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

You can vote your proxy by either (i) Internet; (ii) telephone; or (iii) mail. Internet and telephone voting is available through 11:59 p.m. (ET) on July 13, 2011.  To vote by telephone, use any touch-tone telephone and dial 1-800-690-6903.  Please have your proxy card and the last four digits of your social security number available when you call.  Follow the instructions the recorded voice provides.  In order to vote by Internet, access the following website www.proxyvote.com.  Please have your proxy card and last four digits of your social security number available.  Follow the instructions provided to create an electronic ballot.

If you have voted by Internet or telephone, there is no need to mail back your proxy card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.  NO POSTAGE IS REQUIRED.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS. DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIGITAL ANGEL CORPORATION

	For	Against	Abstain

1. To approve the Stock Purchase Agreement, dated May 6, 2011, between Digital Angel and Allflex and the transactions contemplated by the Stock Purchase Agreement.	☐	☐	☐

2. To approve, by a non-binding advisory vote, the compensation of Digital Angel Corporation’s named executive officers in connection with the Destron Fearing Transaction.	☐	☐	☐

If no direction is made, this proxy will be voted FOR the proposals as set forth herein.  The undersigned acknowledges receipt of Notice of Special Meeting of Stockholders, dated May 26, 2011, and the accompanying proxy statement.

Please sign exactly as name appears on this proxy.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

SIGNATURE(S)             DATE

40

Annex A

STOCK PURCHASE AGREEMENT

by and between

ALLFLEX USA, INC.

and

DIGITAL ANGEL CORPORATION

dated as of

May 6, 2011

i

ii

Section 10.9.	Waiver of Trial by Jury.	56
Section 10.10.	Time of Essence	56
Section 10.11.	Extension; Waiver	56
Section 10.12.	Assignment	56
Section 10.13.	Specific Performance	57

iii

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement, dated as of May 6, 2011, is by and between Allflex USA, Inc., a Delaware corporation (“Purchaser”), and Digital Angel Corporation, a Delaware corporation (“Seller”). Certain capitalized terms used in this Agreement have the meanings assigned to them in Article IX.

WHEREAS, Seller is the holder of all the capital stock of Destron Fearing Corporation, a Delaware corporation (the “Company”);

WHEREAS, the Company and its Subsidiaries are engaged in the business of developing, manufacturing, distributing and selling RFID and visual identification tags, readers and related software for animals, including cattle, livestock, swine, horses, sheep, goats, deer, llamas, companion animals and fish (the “Business”);

WHEREAS, Seller wishes to sell, and Purchaser wishes to acquire, all of the outstanding capital stock of the Company, which consists exclusively of the Shares, upon the terms and subject to the conditions set forth herein;

WHEREAS, Seller does not intend to transfer to Purchaser, and Purchaser does not intend to be the transferee of or otherwise assume, any liabilities or assets related to the Seller’s Emergency Locator Business conducted by Seller’s Subsidiary Signature Industries Limited; and

WHEREAS, the Board of Directors of Seller has approved and adopted, and recommends that the stockholders of Seller approve and adopt this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.
PURCHASE AND SALE OF SHARES

Section 1.1. Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser all of the issued and outstanding Shares, free and clear of all Encumbrances, and Purchaser shall, or shall cause its designated Subsidiary to, purchase, acquire and accept the Shares from Seller.

Section 1.2. Consideration; Purchase Price.

(a) As consideration for the Shares and the covenants and undertakings contained herein, Purchaser shall pay to Seller, in the manner described herein, an amount equal to: (i) $25,000,000 less the Assumed Debt; as adjusted in accordance with Section 2.2 (the “Purchase Price”).

(b) At least five Business Days prior to the anticipated Closing Date, Seller shall deliver to Purchaser Seller’s good faith estimate, together with reasonable supporting detail, of the Assumed Debt (the “Estimated Assumed Debt”).

ARTICLE II.
THE CLOSING

Section 2.1. The Closing.

(a) The closing of the sale and transfer of the Shares by Seller to Purchaser (the “Closing”) shall take place at the offices of Winthrop & Weinstine, P.A. at 10:00 am (Minneapolis time), not later than four Business Days following the satisfaction or waiver of all conditions set forth in Article VI (other than those conditions that are to be satisfied at Closing, but subject to the waiver or fulfillment of those conditions), unless another date or place is agreed in writing by each of the parties hereto.

(b) At the Closing, Purchaser shall:

(i) deliver an amount in immediately available funds equal to $25,000,000 less the Estimated Assumed Debt, less the sum of (A) the Escrow Amount, (B) the Adjustment Escrow Amount and (C) the Payoff Amount, by wire transfer of immediately available U.S. funds to an account(s) specified in writing by Seller at least four Business Days prior to the Closing Date;

(ii) deposit a cash amount equal to $2,500,000 (the “Escrow Amount”) in an escrow account (the “Escrow Account”), to be retained and distributed by Wells Fargo Bank, National Association (or such other Person as is mutually agreed by Seller and Purchaser), as escrow agent (the “Escrow Agent”), pursuant to the terms of this Agreement and an escrow agreement substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”);

(iii) deposit a cash amount equal to $1,200,000 (the “Adjustment Escrow Amount”) in an escrow account (the “Adjustment Escrow Account”), to be retained and distributed by the Escrow Agent, pursuant to the terms of this Agreement and the Escrow Agreement;

(iv) deliver an amount equal to each of the payoff amounts indicated on the payoff letters delivered by Seller in accordance with Section 5.6 by wire transfer of immediately available funds (or as otherwise specified in such payoff letters) to the creditors identified in such payoff letters, the aggregate of such amounts not to exceed the Payoff Amount;

(v) deliver to Seller the certificate specified in Section 6.3(c);

(vi) deliver to Seller a copy of the Escrow Agreement duly executed by Purchaser; and

(vii) deliver to Seller a copy of the Transition Services Agreement duly executed by the Company.

(c) At the Closing, Seller shall:

(i) deliver to Purchaser, or its Affiliate designated in writing by Purchaser, one or more certificates representing all the Shares, each such certificate to be duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by Seller and otherwise sufficient to vest in Purchaser or its designated Affiliate legal and beneficial ownership of such Shares, free and clear of all Encumbrances;

(ii) deliver to Purchaser duly executed resignations and releases from the directors of the Company and its Subsidiaries, the Seller, and the following officers of the Company: Joseph J. Grillo and Patricia M. Petersen, each effective as of the Closing;

(iii) deliver to Purchaser the certificate specified in Section 6.2(c);

(iv) deliver to Purchaser a copy of the Escrow Agreement duly executed by Seller;

(v) deliver to Purchaser a copy of the Transition Services Agreement duly executed by Purchaser; and

(vi) deliver to Purchaser the executed payoff letters, UCC-3 termination statements, and other documents referred to in Section 5.6.

Section 2.2. Post-Closing Adjustment.

(a) Within 60 calendar days following Closing, Purchaser will deliver to Seller a consolidated balance sheet of the Business as of the Closing Date (the “Closing Date Balance Sheet”), and a certificate (the “Closing Certificate”), together with reasonable supporting detail, setting forth Purchaser’s calculation of the Assumed Debt and the Closing Date Net Working Capital. Purchaser will provide Seller and its accountants reasonable access to the books and records and personnel of the Business during the period of the preparation of the Closing Date Balance Sheet, Closing Certificate and the Closing Date Net Working Capital and the resolution of any disputes that may arise under this Section 2.2.  The calculation of Closing Date Net Working Capital shall be prepared in accordance with (i) GAAP, consistently applied, and using the same GAAP accounting, principles, practices and policies that were used to prepare the Carve-Out Statements, and (ii) the illustrative calculation of the Closing Date Net Working Capital, which is attached hereto as Exhibit B.

(b) Seller shall have 120 calendar days following receipt of the Closing Certificate to deliver to Purchaser a written notice (a “Notice of Dispute”) that Seller disputes Purchaser’s calculation of any of the amounts or any portion of the amounts set forth therein, which Notice of Dispute shall set forth in reasonable detail the basis for each element of such dispute. If Seller does not deliver a Notice of Dispute on or before the expiration of such 120-day period (or if Seller notifies Purchaser in writing that there is no such dispute), the calculation of the Assumed Debt and the Closing Date Net Working Capital set forth in the Closing Certificate shall be deemed to be final, binding and conclusive as to the parties. In the event that Seller delivers a Notice of Dispute with respect to only certain of the amounts or certain portions of the amounts set forth in the Closing Certificate but not others, then any undisputed amount or portion thereof shall be deemed to be final, binding and conclusive as to the parties. In the event Seller delivers a Notice of Dispute to Purchaser, Seller and Purchaser shall cooperate in good faith to resolve any such dispute as promptly as possible.

(c) In the event that Purchaser and Seller are unable to resolve all such disputes on or before the 30th calendar day following the delivery of the Notice of Dispute, then Purchaser and Seller shall retain a partner at the accounting firm of Grant Thornton LLP to resolve such dispute, or if no partner at Grant Thornton LLP is willing and able to take on such assignment, a mutually acceptable third party firm, the retention of which will not give rise to present or potential future auditor independence problems for any party or any of their respective Affiliates as determined in each party’s reasonable discretion (Grant Thornton LLP or such firm being referred to as the “Accounting Arbitrator”). The Accounting Arbitrator may only resolve disagreements as to matters covered by the Notice of Dispute. All matters not covered by the Notice of Dispute shall be deemed to be final, binding and conclusive. The determination by the Accounting Arbitrator shall be final, binding and conclusive on Seller and Purchaser. Purchaser and Seller each shall promptly provide their assertions regarding the Assumed Debt and the Closing Date Net Working Capital, as applicable, in writing to the Accounting Arbitrator and to each other. The Accounting Arbitrator shall consider only those items and amounts which are identified in the Notice of Dispute as being items which Seller and Purchaser are unable to resolve. The Accounting Arbitrator’s determination will be based solely on the calculation of the Assumed Debt and the Closing Date Net Working Capital.  Further, the Accounting Arbitrator’s determination shall be based solely on the presentations by Purchaser and Seller which are in accordance with the terms and procedures set forth in this Agreement (i.e., not on the basis of an independent review). The fees, costs and expenses of the Accounting Arbitrator shall be borne one half by Purchaser and one half by Seller; provided, however, if the Accounting Arbitrator determines that one party’s position is completely correct, then such party shall pay none of the fees, costs and expenses of the Accounting Arbitrator and the other party shall pay all such fees, costs and expenses. The Accounting Arbitrator shall be instructed to render its determination as soon as reasonably possible (which the parties agree should not be later than 60 calendar days following the day on which the disagreement is referred to the Accounting Arbitrator). The Accounting Arbitrator shall conduct its determination activities in a manner wherein all materials submitted to it are held in confidence and shall not be disclosed to third parties. The parties agree that judgment may be entered upon the determination of the Accounting Arbitrator in any court having jurisdiction over the party against which such determination is to be enforced.

(d) Within five (5) Business Days after the Assumed Debt and the Closing Date Net Working Capital shall have become final, binding and conclusive in all respects, in accordance with this Section 2.2, then (i) if the Closing Date Net Working Capital is less than $1,000,000, Seller and Purchaser shall jointly instruct the Escrow Agent to release the difference to the Purchaser from the Adjustment Escrow Account, and if the difference is greater than the balance in the Adjustment Escrow Account, the Seller shall pay any such shortfall to the Purchaser; (ii) if the Closing Date Net Working Capital is greater than $4,000,000, the Purchaser shall pay the difference to the Seller, (iii) if the Assumed Debt is greater than the Estimated Assumed Debt, the Seller and Purchaser shall jointly instruct the Escrow Agent to release the difference to the Purchaser from the Adjustment Escrow Account, and if the difference is greater than the remaining balance in the Adjustment Escrow Account, the Seller shall pay any such shortfall to the Purchaser, and (iv) after taking into account any payments under Subsections 2.2(d)(i) or 2.2(d)(iii), the Seller and Purchaser shall jointly instruct the Escrow Agent to release the balance, if any, of the Adjustment Escrow Account to the Seller.

(e) All payments under Section 2.2(d) shall be made by wire transfer of immediately available funds to an account specified in writing by the receiving party, and such wire transfer shall include, in addition to the amount specified in Section 2.2(d), an amount equal to interest accrued on such amount at the annual Prime Rate as announced by Wells Fargo Bank, National Association on the Closing Date (compounded quarterly) for the period from the Closing Date through the date of payment.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the corresponding numbered Schedules of the Disclosure Schedule (provided, however, that a matter disclosed with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to which the matter disclosed reasonably relates, to the extent such relationship is readily apparent on the face of the disclosure contained in the Disclosure Schedule), Seller represents and warrants to Purchaser as follows:

Section 3.1. Organization. Each of Seller and the Company (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (b) has all requisite corporate power and authority to carry on its business and the Business as they are now being conducted and to own, lease and operate the properties and assets that such Person now owns or that are used in the Business; and (c) is duly qualified or licensed to do business in, and is in good standing (or the equivalent) under the laws of, every jurisdiction in which such qualification is required, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. Seller has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and by-laws of the Company as presently in effect.  Schedule 3.1 contains a list that, to the Knowledge of Seller, sets forth each jurisdiction in which the Company is qualified or licensed to do business.

Section 3.2. Authorization.

(a) Seller has the requisite corporate power and authority to execute, deliver and perform this Agreement and, subject to receipt of Stockholder Approval, to consummate the Closing. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the Closing have been duly authorized by the Board of Directors of Seller, and no other corporate action on the part of Seller is necessary to authorize the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the Closing, subject in the case of the consummation by Seller of the Closing to obtaining the Stockholder Approval.

(b) Seller’s Board of Directors has (i) approved and adopted this Agreement and approved the transactions contemplated hereby, (ii) determined that the transactions contemplated hereby are advisable, fair to, and in the best interests of Seller and its stockholders, and (iii) resolved to submit this Agreement to the stockholders of Seller for approval, file the Proxy Statement with the SEC and recommend that the stockholders of Seller approve and adopt this Agreement.

(c) The affirmative vote (in person or by proxy) of the holders of at least a majority of the outstanding shares of common stock of Seller at the Stockholders Meeting, or any adjournment or postponement thereof, in favor of the approval of this Agreement and the transactions contemplated hereby (the “Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of Seller or any of its Subsidiaries that is necessary to approve this Agreement, approve the transactions contemplated hereby, and perform and consummate the transactions contemplated by this Agreement.

Section 3.3. Execution; Validity of Agreement. This Agreement has been duly executed and delivered by Seller, and, assuming due and valid authorization, execution and delivery hereof by Purchaser, is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Law, now or hereafter in effect, relating to or limiting creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.4. Consents and Approvals; No Violations. Except for: (i) the filing by Seller with, and the receipt of the approval (or the SEC does not comment on within the required timeframe) of, the SEC of a proxy statement relating to the Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (ii) the receipt of Stockholder Approval, (iii) other filings required under, and other applicable requirements of, the Exchange Act and the rules and regulations promulgated thereunder, and (iv) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, state securities or blue sky laws the execution and delivery of this Agreement by Seller or the performance of any of Seller’s obligations hereunder will not require any filing with or notice by Seller or the Company to, or the issuance or provision to Seller or the Company of, any permit, authorization, consent or approval of, any Governmental Entity.  None of the execution, delivery or performance of this Agreement by Seller or, except as set forth on Schedule 3.4, the consummation by Seller of the Closing will (a) conflict with, violate or result in any breach of any provision of the certificate of incorporation or by-laws of Seller or any organizational document of the Company or any of its Subsidiaries, (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) or adverse modification of any terms or rights under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (“Contract”) to which Seller, the Business, or the Company is a party or by which any of them or any of their respective properties, assets or rights may be bound, (c) violate any statute, law, constitutional provision, code, regulation, ordinance, rule, ruling, judgment, decision, order, writ, injunction, decree, issued guidance or other requirement of any Government Entity (“Law”) applicable to Seller, the Company, the Company’s Subsidiaries or any of their respective properties or assets, (d) cause the Company or any Subsidiary of the Company to become subject to or liable for any Tax (other than as set forth in Section 5.8(g)), or (e) result in any Encumbrance on any of the properties or assets of the Company or any of the Material Company Subsidiaries.

Section 3.5. Ownership of Shares. Seller is the sole record, legal and beneficial owner of the Shares, free and clear of all Encumbrances, except for any Encumbrances created by this Agreement.  Upon the Closing, Purchaser will acquire full legal and beneficial ownership of the Shares free of any Encumbrance.

Section 3.6. Capitalization. The authorized capital stock of the Company consists of 1,000 shares of common stock.  As of the date hereof, the issued and outstanding capital stock of the Company consists exclusively of 1,000 shares of common stock, par value $.01 per share, all of which are owned by Seller (the “Shares”). All of the Shares have been duly authorized and validly issued, and are fully paid and non-assessable. None of the Shares were issued in violation of any preemptive or similar right of any Person or in violation of any Contract.  There are no outstanding or authorized options, warrants, rights or agreements to which either Seller or the Company is a party or by which either of them may be bound obligating either of them (a) to issue, deliver or sell, or refrain from issuing, delivering or selling, any shares of capital stock of the Company, or to grant, extend or enter into any such option, right or agreement, (b) to repurchase, redeem or otherwise acquire, or to refrain from repurchasing, redeeming or otherwise acquiring, any shares of capital stock of the Company, or to grant, extend or enter into any such option, right or agreement or (c) to vote, or to refrain from voting, any shares of capital stock of the Company.

Section 3.7. Subsidiaries.

(a) Each of the Subsidiaries of the Company, and each such Subsidiaries that own more than nominal assets and liabilities related to the Business (the “Material Company Subsidiaries”), are listed on Schedule 3.7(a).  Schedule 3.7(a) identifies the Subsidiaries of the Company that are Material Company Subsidiaries. Except for the Material Company Subsidiaries, the Company’s Subsidiaries own only nominal assets and liabilities, none of which are material to the Business. Other than as set forth in the previous sentence, the Company does not own, directly or indirectly, any capital stock or other ownership interests, or have any obligations to acquire any capital stock or other ownership interests or make any investment, in any corporation, partnership, joint venture or other Person.

(b) Each of the Material Company Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power and authority to carry on the Business as now being conducted and to own, lease and operate the properties and assets that it now owns or that are used in the Business; and (c) is duly qualified or licensed to do business in, and is in good standing (or the equivalent) under the laws of, every jurisdiction in which such qualification is required, except where the failure to be so qualified or licensed would, individually or in the aggregate, have a Material Adverse Effect. Seller has heretofore delivered to Purchaser complete and correct copies of the organizational documents of each Material Company Subsidiary as presently in effect.  Schedule 3.7(b) indicates each jurisdiction in which each Material Company Subsidiary is qualified or licensed to do business and which entity owns the equity of each Material Company Subsidiary.

(c) Other than as set forth in Schedule 3.7(c), with respect to each of the Material Company Subsidiaries:

(i) all of the authorized and outstanding equity interests in the Subsidiary is owned of record and beneficially by the Company or another of its Material Company Subsidiaries, free of any Encumbrance (other than Permitted Encumbrances);

(ii) all of the outstanding equity interests in the Material Company Subsidiary were validly issued in exchange for consideration required for valid issuance, if any, all of which such consideration has been fully paid;

(iii) none of the equity interests in the Material Company Subsidiary was issued in violation of a preemptive or similar right of any Person or in violation of any Contract; and

(iv) there are no outstanding or authorized options, warrants, rights or agreements to which the Material Company Subsidiary is a party or by which it may be bound obligating it (a) to issue, deliver or sell, or refrain from issuing, delivering or selling, any equity interests of the Material Company Subsidiary, or to grant, extend or enter into any such option, right or agreement, (b) to repurchase, redeem or otherwise acquire, or to refrain from repurchasing, redeeming or otherwise acquiring, any equity interests of the Material Company Subsidiary, or to grant, extend or enter into any such option, right or agreement or (c) to vote, or to refrain from voting, any equity interests of the Material Company Subsidiary.

Section 3.8. Financial Statements.

(a) The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present the financial position and the results of operations and cash flows of the Seller and the Business, as applicable, as of the dates and for the periods referred to therein.

(b) The Company does not have any liabilities or obligations of any nature, whether accrued, absolute, fixed, known or unknown, contingent, or otherwise, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, other than (a) liabilities that are set forth in the Carve-Out Statements, (b) liabilities (including Taxes) incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (c) liabilities under contractual obligations to be performed after the date hereof under Contracts entered into the ordinary course of business, and (d) as of the date hereof, the Excluded Liabilities.  Schedule 3.8(b) sets forth all Indebtedness of the Company and its Subsidiaries related to the Business, including the names of the parties to which such Indebtedness is owed and the principal amount outstanding as of the date hereof.

(c) The books and records of each of the Company and the Material Company Subsidiaries are correct and complete in all material respects.  The books and records of each of the Company and the Material Company Subsidiaries have been maintained in accordance with sound business practices, including the maintenance of a system of internal controls adequate for the size, operations and business of each of the Company and the Material Company Subsidiaries to ensure that (i) all transactions related to each of the Company and the Material Company Subsidiaries are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP applied on a consistent basis and to maintain proper accountability for assets, (iii) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (iv) access to the properties and assets of each of the Company and the Material Company Subsidiaries is permitted only in accordance with management’s general or specific authorizations.  Seller has provided Purchaser with correct and complete copies of or access to the books and records of each of the Company and the Material Company Subsidiaries.

Section 3.9. Absence of Certain Changes. Except as set forth on Schedule 3.9, since the Balance Sheet Date, there has not been any change, effect, event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.9, since the Balance Sheet Date, the Company has not taken action that, if taken after the date hereof, would require Purchaser’s consent under Section 5.1.

Section 3.10. Property and Assets.

(a) Other than as set forth in Schedule 3.10(a), the Company has, or on the Closing Date will have, good title to, or a valid lease, license or right to use, all assets, properties and rights used in the conduct of the Business and sufficient to conduct the Business as it was conducted during the periods covered by the Financial Statements and is currently conducted, free of any Encumbrances other than Permitted Encumbrances.

(b) Except as set forth in Schedule 3.10(b), those real and other tangible properties purported to be owned by the Company are held free and clear of all Encumbrances other than (i) Encumbrances for Taxes not yet due and payable, (ii) mechanics’, materialmen’s, carriers’, warehousemen, workers’, repairers’, landlords’ and similar liens arising or incurred in the ordinary course of business consistent with past practice, (iii) zoning, entitlement, building and other land use regulations that are not violated by current occupancy or use, (iv) customary covenants, conditions, restrictions, easements and similar restrictions of record affecting title that do not impair current occupancy or use, (v) Encumbrances for Taxes that the Company is contesting in good faith, and (vi) purchase money liens and liens securing rental payments under capital lease arrangements; provided, however, the underlying obligation is paid in the ordinary course of business consistent with past practice when due; (clauses (i) through (vi) being “Permitted Encumbrances”).

(c) Schedule 3.10(c) sets forth a complete list of all real property that is owned (the “Owned Real Property”) or leased (the “Leased Real Property”) by the Company or any of its Subsidiaries as identified on the Schedule.

(d) Each parcel of Owned Real Property is owned by the party identified on Schedule 3.10(c) and such owner has good and marketable indefeasible fee simple title to such parcel, free and clear of all Encumbrances except Permitted Encumbrances.  The facilities located on each parcel of Owned Real Property do not encroach any adjacent real property or any easement, right of way or other Encumbrance that burdens any portion of such Owned Real Property.  No structure or other improvement on any land adjacent to any parcel of Owned Real Property encroaches onto any portion of such Owned Real Property.  There is no outstanding Contract to purchase, or option or right of first refusal to purchase, any parcel of Owned Real Property.

(e) With respect to Leased Real Property, Seller has delivered to Purchaser a correct and complete copy of every lease and sublease (including all amendments, extensions, renewals, guaranties and other agreements with respect to them) pursuant to which the Company or any of its Subsidiaries is a party or by which it is bound (each, a “Real Property Lease”).  As to each Real Property Lease: (i) the Company or Company Subsidiary designated as lessee has peaceful and undisturbed possession of the related Leased Real Property and there is no material claim or material Proceeding pending with respect to the Real Property Lease, (ii) the Real Property Lease is legal, valid, binding, enforceable and in full force and effect as to all parties to it, and contains the entire agreement of the parties with respect to its subject matter, and (iii) neither the Company nor any of its Subsidiaries is in material breach of the Real Property Lease, and to the Knowledge of Seller, no other party is in material breach of the Real Property Lease.

Section 3.11. Leases, Contracts and Commitments.

(a) Schedule 3.11(a) sets forth a complete list as of the date hereof of executory Contracts to which the Company or any of the Material Company Subsidiaries is a party (or by which the Business or any of the assets, properties or rights of the Company, or the Business is bound) and that (i) provides for or is reasonably likely to result in future payments by the Company or the Business, or to the Company or the Business, of more than $100,000 per annum (excluding purchase orders for inventory entered into or incurred in the ordinary course of business consistent with past practice); (ii) was entered into by the Company or the Business with Seller, any Affiliate of Seller (other than the Company) or with any officer or director of Seller or any Affiliate of Seller (including the Company); (iii) is a partnership, limited liability company, joint venture or similar agreement, or pursuant to which the Company or the Business has an obligation to make an investment in or loan to any Person; (iv) under which the Company or the Business has created incurred, assumed, guaranteed or secured Indebtedness; (v) contains outstanding obligations relating to the settlement of any Proceeding; (vi) relates to the acquisition or disposition of any business, operations or division (whether by merger, sale of stock, sale of assets or otherwise) to the extent any unresolved claims or actual or contingent obligations of any party thereunder remain; (vii) restricts the Company or the Business (including any Contract that would restrict Purchaser or any of its Subsidiaries at any time from and after the Closing) from engaging in any business activity anywhere in the world; (viii) is a written employment, consulting or collective bargaining agreement; or (ix) assuming the Company were a reporting company under the Exchange Act, would need to be filed as an exhibit pursuant to Item 601 of Regulation S-K (any such Contract, whether or not listed in Schedule 3.11(a), a “Material Contract”).

(b) There is not and, to the Knowledge of Seller, there has not been claimed or alleged by any Person, with respect to any Material Contract, any existing breach or event that, with notice or lapse of time or both, would constitute a breach or event of default thereunder on the part of the Company or the Business. Each of the Material Contracts is in full force and effect and is valid and binding on the Company, and, to the Knowledge of Seller, each other party thereto.

Section 3.12. SEC Documents.  Since December 31, 2008, Seller has filed all reports, registrations, and statements it was required to file with the SEC under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, but not limited to Seller’s Annual Reports on Form 10-K, Forms 10-Q, Form 8-K, registration statements, definitive proxy statements, and information statements (collectively, the “Seller SEC Documents”). Seller has provided or made available, via EDGAR, to Purchaser copies of the Seller SEC Documents, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated). Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates or if so amended or superseded, then on the date of such subsequent filing, each of the Seller SEC Documents, including the financial statements, exhibits and schedules thereto, filed or circulated prior to the date hereof complied (and each of the Seller SEC Documents filed prior to the Closing will comply) as to form with applicable securities Laws and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact regarding the Company or omit to state a material fact regarding the Company required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 3.13. Ethical Practices. Except as permitted under applicable Law, no current or former director, officer, manager, agent or employee of the Company or any Subsidiary of the Company has offered or given anything of value to any official or employee of a Governmental Entity, any political party or official thereof, or any candidate for political office (i) with the intent of inducing such Person to use such Person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist the Company in obtaining or retaining business for, or with, or directing business to, any Person in contravention of any Law applicable to the Company, (ii) constituting a bribe, kickback or illegal or improper payment to assist the Company in obtaining or retaining business for or with any Governmental Entity, or (iii) otherwise in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar Law of a non-U.S. jurisdiction in which the Business is conducted.

Section 3.14. Insurance. Seller has provided Purchaser with true and accurate copies of all insurance policies in effect as of the date hereof that provide coverage with respect to the Business or any properties or assets used in the Business. No written notice of default, cancellation or termination has been received with respect to any such insurance policy, and to the Knowledge of Seller, no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default under any such insurance policy. There are no historical gaps in coverage with respect to any such policy, and no such limitations of liability have been exhausted under any such policy.

Section 3.15. Litigation; Other Proceedings. Except as set forth in Schedule 3.15, there is no Proceeding pending (or, to the Knowledge of Seller, threatened) (a) by, against or relating to the Company, the Business or any properties, assets or rights of the Company or the Business or (b) as of the date hereof, relating to this Agreement or any Related Document or any of the transactions contemplated hereby or thereby. The Company is not subject to any outstanding order, writ, injunction or decree of any Governmental Entity (an “Order”).

Section 3.16. Environmental and Health and Safety Matters.

(a) During the three years preceding the Closing Date, each of the Company and the Material Company Subsidiaries has been and is currently in material compliance with all applicable Environmental Laws.  Any past violations have been resolved without any pending, ongoing or future costs, obligations or liabilities.

(b) During the three years preceding the Closing Date, neither the Company nor any Material Company Subsidiary is conducting or funding any investigation, cleanup, mitigation, restoration or reparation, or remedial or corrective action or has agreed to assume the liability of any other Person (including without limitation agreements to indemnify or hold harmless any such other Person) with respect to any Release of Hazardous Materials, whether voluntarily or as required by Environmental Law.

(c) During the three years preceding the Closing Date, each of the Company and the Material Company Subsidiaries has (i) maintained and has been and is in material compliance with all Permits required for the Business pursuant to Environmental Laws, (ii) has filed all applications and made any required payments for the  renewal of such Permits, in each case, in a timely manner, and (iii) made all other filings and reports required by such Permits with the appropriate Governmental Entity in a timely manner.

(d) There is no Proceeding pending (or, to the Knowledge of Seller, threatened) by, against or relating to the Company or any of the Material Company Subsidiaries either (i) pursuant to Environmental Laws or (ii) arising from the Release or presence of or exposure to Hazardous Substances, whether on or off the property owned or operated by the Company or any of the Material Company Subsidiaries.

(e) There are no conditions or circumstances, including without limitation the Release or presence of or exposure to any Hazardous Substances, reasonably anticipated to result in liabilities or obligations to, or requirements for notification, investigation or remediation by, the Company or any of the Material Company Subsidiaries pursuant to Environmental Laws.

(f) All waste materials generated by the Company or any of the Material Company Subsidiaries have been properly stored, transported, treated and disposed of in accordance with all applicable Environmental Laws.

(g) Seller has provided to Purchaser with true and complete copies of all written environmental, health or safety assessments, audits, investigations, and sampling or similar reports directed to or obtained by the Company or any of the Material Company Subsidiaries since January 1, 2009, including any documents relating to the Release or presence of or exposure to Hazardous Substances.

(h) No Encumbrances pursuant to Environmental Laws have been or are imposed on the Owned Real Property or the Leased Real Property (or any other property operated by the Company or any of the Material Company Subsidiaries), and to the Knowledge of Seller, no such Encumbrances have been threatened.

Section 3.17. Compliance with Laws.

(a) The Company or its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders (“Permits”) of any Governmental Entity that is necessary for it to carry on the Business as it is now being conducted and is in material compliance with the terms and requirements of all such Permits and no suspension or cancellation of any of the foregoing is pending or, to the Knowledge of Seller, threatened.  Schedule 3.17(a) contains a list that, to the Knowledge of Seller, is a true and complete list of all Permits material to the Business, the Company or any of the Material Company Subsidiaries.

(b) Since January 1, 2009, none of the Company or its Subsidiaries (i) has been in material violation of any applicable Law or (ii) has received written notice of any violation or alleged violation of any Law, except violations or alleged violations that have been resolved prior to the date hereof without any continuing obligation or liability of the Company or its Subsidiaries.  To the Knowledge of the Seller, no Law has been enacted but is not yet effective, or has been proposed, that, if and when effective, would require a material modification to the conduct of the Business in the same manner in which it was conducted during the periods covered by the Financial Statements and as conducted since.  Each of the Company and its Subsidiaries has complied at all times since January 1, 2009 with all Laws of the United States and any other country that restrict or prohibit the export, import, re-export, trade or transfer of products of the Business or technical data or other information, including: the U.S. Export Administration Regulations; the Arms Export Control Act; the Export Administration Act of 1979; the International Emergency Economic Powers Act; the International Traffic in Arms Regulations; the Munitions List; the National Defense Authorization Act; the National Emergencies Act; and the Trading with the Enemy Act, each as amended.

Section 3.18. Employee Benefit Employee Plans.

(a) Schedule 3.18(a) contains a true and complete list of all Employee Plans.  The Company has delivered to Purchaser a true and complete copy of (i) each written Employee Plan and all amendments thereto and each agreement creating or modifying any related trust or other funding vehicle, (ii) the three most recent annual reports (including schedules and attachments) with respect to each Employee Plan (if any such report was required by applicable Law); (iii) the most recent summary plan description (or similar document) for each Employee Plan, along with any summary of material modifications; (iv) all determination, opinion and advisory letters received from the IRS with respect to each Employee Plan, if applicable (and a complete set of plan and trust documents (including a complete set of plan and trust documents of any plans merged into such Employee Plan) since January 1, 1989 or, if later, the date of the last determination letter for such Employee Plan); (v)  financial statements and actuarial reports for each Employee Plan for the past three years, if applicable; (vi) any pending determination letter application, or if none, a complete set of the last determination letter application submitted to the Internal Revenue Service with respect to each Employee Plan, along with any subsequent correspondence regarding such determination letter, and (vii) all material correspondence with any Governmental Entity regarding any Employee Plan.

(b) No Employee Plan has been a “multi-employer plan,” as defined in Section 3(37) of ERISA or under the provisions of any other applicable Law nor has any Employee Plan been subject to Section 302 or 303 or Title IV of ERISA or Section 412 or 430 of the Code.  No liability under Title I or IV or Section 302 or 303 of ERISA, the penalty, excise Tax or joint and several liability provisions of the Code or under any Law or regulation relating to the Employee Plans has been incurred by the Company or any ERISA Affiliate.  The PBGC has not instituted proceedings to terminate any Title IV Employee Plan and no condition exists that presents a risk that such proceedings will be instituted.  Neither the Company nor any ERISA Affiliate has ever had any liability or obligation under Title IV of ERISA, Section 302 or 303 of ERISA or Section 412 or Section 430 of the Code, including, but not limited to, any contribution obligation to a “multiemployer plan,” as defined in Section 3(37) of ERISA.  No Employee Plan is a “multiple employer plan” (within the meaning of Section 413(c) of the Code or Section 4001(a)(3) of ERISA).  Except as disclosed in Schedule 3.18(b) neither the Company nor Purchaser (or its Subsidiaries) will on or after Closing have any liability or obligation for any Employee Plan.

(c) None of the Employee Plans provide, and the Company has no liability with respect to, any post-employment life or health insurance or other welfare benefits except as may be required by Section 4980B of the Code or other applicable Law.

(d) Each Employee Plan has been, to the extent applicable, established, registered, qualified, funded, invested, operated and administered in accordance with, and is in good standing under, its terms and applicable Law, including ERISA and the Code.  Seller and Company have not been notified of any, and to the Knowledge of Seller, there are no investigations by any Governmental Entity, termination proceedings or other claims (except routine claims for benefits payable under the Employee Plans) against or involving any Employee Plan or asserting any rights to or claims for benefits under any Employee Plan. All contributions or premiums required by Law or by the terms of the Employee Plan have been made.  There are no Taxes, penalties or fees owing under any of the Employee Plans and no facts or circumstances exist with respect to any such Employee Plan which would lead to such Taxes, penalties or fees.  All liabilities of the Company (whether accrued, absolute, contingent or otherwise) related to all Employee Plans have been fully and accurately disclosed in accordance with GAAP in the Financial Statements and no changes have occurred to any Employee Plan or are reasonably expected to occur which could adversely affect the report related to such Employee Plan, if any, or the Financial Statements.

(e) Each Employee Plan which is intended to meet the requirements of a “qualified plan” under Code Section 401(a) (“Qualified Employee Plan”) either (A) has received a determination letter from the IRS to the effect that such Employee Plan is so qualified and meets the requirements of Code Section 401(a) and its trust is exempt from federal income taxation under Section 501(a) of the Code, or (B) is a prototype plan or volume submitter plan subject to an opinion letter or advisory letter issued by the IRS on which letter the Company is permitted to rely from January 1, 1989, forward.  Each of the Qualified Employee Plans (including but not limited to any plan merged into such Qualified Employee Plan) has been timely amended by the appropriate parties to comply with all applicable legislation and IRS guidance, as required by ERISA, the Code and other applicable law.  Each Qualified Employee Plan that is (a) individually designed or (b) a prototype/volume submitter plan has a favorable determination letter from the IRS which covers all amendments to the Code, as amended by the Tax Reform Act of 1986, and as further amended by subsequent legislation (or has timely submitted an application to the IRS requesting that such a letter be issued).  No favorable determination letter (or if applicable, opinion letter) has been revoked with respect to any Qualified Employee Plan, and revocation has not been threatened, nor has any event or omission occurred that would adversely affect the qualification under Section 401(a) of the Code of each Qualified Employee Plan.  There has been no termination or, except as set forth on Schedule 3.18(e), partial termination, as defined in Section 411(d) of the Code and regulations thereunder, with respect to any Qualified Employee Plan.

(f) Except as listed on Schedule 3.18(f), neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event (whether contingent or otherwise) (i) result in any payment or benefit becoming due or payable or required to be provided, to any director, employee or independent contractor of the Company, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in any amount failing to be deductible under Section 280G or subject to any tax under Section 4999 of the Code.

(g) Except as listed on Schedule 3.18(g), there exists no liability in connection with any Employee Plan that has terminated, and all procedures for termination of each Employee Plan have been properly followed in accordance with the terms of such terminated Employee Plan and applicable Law.

(h) None of the assets of any Employee Plan include any securities issued by the Company or any ERISA Affiliate.  None of the assets of any Employee Plan is or has been invested in any property constituting employer real property within the meaning of Section 407(d) of ERISA.   Except as listed on Schedule 3.18(h), each Employee Plan covers only employees of the Company (or former employees or beneficiaries with respect to service with the Company), so that the transaction contemplated by this Agreement will require no spin-off of assets or other division or transfer of rights with respect to any such plan.

(i) Each Employee Plan that is a “nonqualified deferred compensation plan” (as determined under Section 409A of the Code) is exempt from the substantive provisions of Section 409A of the Code.

(j) Since the date such Employee Plans were supplied to Purchaser, the Company and its ERISA Affiliates have not modified, changed or terminated any Employee Plan, and none of the Company and its ERISA Affiliates have any such commitment, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law.

(k) No Employee Plan documentation or agreement, summary plan description or other written communication distributed generally to employees, in any way restricts, impairs or prohibits (whether legally binding or not) the Company, any ERISA Affiliate or the Purchaser or any successor thereof from amending, merging, terminating or otherwise discontinuing any Employee Plan in accordance with the express terms of any such plan and applicable Law at or after Closing.

(l) The Company has no obligation or liability to, maintain, establish, sponsor, participate in, or contribute to any International Benefit Employee Plan.  “International Benefit Employee Plan” means each Employee Plan that has been adopted or maintained by Seller, Company or any of its ERISA Affiliates, whether informally or formally, or with respect to which Seller, Company and any of its ERISA Affiliates will or may have any liability, for the benefit of employees who perform services outside the United States.

Section 3.19. Tax Matters.

(a) Except as set forth on Schedule 3.19(a), the Company and its Subsidiaries have timely filed with appropriate Governmental Entities all Tax Returns required to be filed by the Company and its Subsidiaries, and such Tax Returns are correct, accurate and complete in all material respects.  No extension of time in which to file any such Tax Returns is currently in effect.

(b) All Taxes of the Company and its Subsidiaries to the extent due and payable have been timely paid except to the extent of amounts that are being contested in good faith.  Any Taxes of the Company and its Subsidiaries that are being contested in good faith are set forth on Schedule 3.19(f) and are adequately reserved for in the Financial Statements and will be adequately reserved for on the Closing Date Balance Sheet.

(c) All consolidated, combined or unitary Tax Returns that include the Company or its Subsidiaries that are required to have been filed, have been timely filed with appropriate Governmental Entities on or prior to the date hereof, and such Tax Returns are correct in all material respects.  No extension of time in which to file any such Tax Returns is currently in effect.  All Taxes due with respect to such consolidated, combined or unitary Tax Returns that include the Company or its Subsidiaries have been paid, except to the extent of amounts that are being contested in good faith are set forth on Schedule 3.19(f), are adequately reserved for in the Financial Statements and will be adequately reserved for in the Closing Date Balance Sheet.

(d) The Company and its Subsidiaries have withheld and paid timely all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Tax Returns required with respect thereto have been properly completed and timely filed.

(e) There are no Encumbrances for Taxes upon any property or assets of the Company and its Subsidiaries, except for Encumbrances for Taxes not yet due and payable and except to the extent of amounts that are being contested in good faith.

(f) Except as set forth in Schedule 3.19(f), no federal, state, local, or foreign audits, examinations, investigations, reassessments, or other administrative proceedings (such audits, examinations, investigations and other administrative proceedings referred to collectively as “Audits”) or court proceedings are presently pending or, to the Knowledge of Seller, being initiated or considered with regard to any Taxes or Tax Returns filed by or on behalf of the Company or any of its Subsidiaries, and there are no outstanding issues that have been raised and communicated to Seller or the Company or any of its Subsidiaries by any Governmental Entity for any fiscal period in respect of which a Tax Return of the Company or any of its Subsidiaries has been audited. Since January 1, 2004, no Governmental Entity has challenged or disputed a filing position taken by the Company or its Subsidiaries or a Company Predecessor in any Tax Return.  Neither Seller nor the Company or any of its Subsidiaries is aware of any contingent liabilities for Taxes or any grounds for an assessment or reassessment of the Company or any of its Subsidiaries, including unreported benefits conferred on any stockholder of the Company. Neither Seller nor the Company nor any of the Company’s Subsidiaries has received any indication from any Governmental Entity that an assessment or reassessment of the Company or any of its Subsidiaries is proposed in respect of any Taxes, regardless of its merits.

(g) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries could be held liable.

(h) There is no obligation of the Company or any of its Subsidiaries to contribute to the payment of any Tax or any portion of a Tax (or any amount calculated with reference to any portion of a Tax) of any Person other than the Company and its Subsidiaries, including as transferee or successor, by Contract or otherwise.  Schedule 3.19(h) lists all consolidated, combined or unitary groups that the Company in which the Company or any of its Subsidiaries has been a member since January 1, 2004.

(i) No claim has been made in writing by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(j) Prior to the date hereof, Company has made available to Purchaser complete and accurate copies of all Tax Returns filed prior to the date hereof by Company or any of its Subsidiaries for all Tax periods beginning on or after January 1, 2007.  As of the Closing Date, Company has provided to Purchaser complete and accurate copies of all Tax Returns filed after the date hereof and prior to the Closing Date.

(k) Prior to the date hereof, the Company and its Subsidiaries have made available to Purchaser complete and accurate copies of all Audit reports, statements of deficiency, and similar documents received from any Governmental Entity since January 1, 2004 relating to federal, state, local, or foreign Taxes due from or with respect to the Company or any of its Subsidiaries.

(l) Except for any agreement with Seller or an Affiliate, neither the Company nor any of its Subsidiaries is a party to or bound by any Tax-sharing agreement, Tax indemnity obligation in favor of any Person or similar agreement in favor of any Person with respect to Taxes (including any advance pricing agreement or other similar agreement relating to Taxes with any Governmental Entity).  The Company has provided a copy of any Tax-sharing or other agreement with respect to Taxes between the Company or any of its Subsidiaries on the one hand, and the Seller or an Affiliate of the Seller on the other hand.

(m) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Code § 280G (or any corresponding provision of state, local, or foreign Tax law).

(n) The Company has not been a United States real property holding corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).  Except as set forth on Schedule 3.19(n), the Company has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Seller).

(o) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code § 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; intercompany transactions or any excess loss account described in Treasury Regulations under Code § 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date; or (F) election under Code § 108(i).

(p) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, and has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(q) Neither the Company nor any of its Subsidiaries is or has ever been a party to any “listed transaction” as defined in §6707A(c)(2) and Treas. Reg. §1.6011-4(b)(2).  The Seller and the Company and each of its Subsidiaries have properly disclosed all “reportable transactions” (within the meaning of  Treasury Regulations § 1.6011-4(b)(1), any predecessor regulation, or any similar provision of state or foreign law) with respect to the Company or any of its Subsidiaries on the applicable Tax Return of the reporting entity.

(r) Schedule 3.19(r) lists all entities, the Company’s ownership percentage and the classification of each such entity for federal and state income tax purposes that are owned in whole or in part directly or indirectly by the Company that are treated as:  (i) a corporation (including an association taxable as a corporation); (ii) a partnership; or (iii) a disregarded entity.  If a “check-the-box” election under Treas. Reg. §301.7701-3 has been made with respect to any of the entities listed on Schedule 3.19(r), Schedule 3.19(r) also indicates that a “check-the-box” election has been made with respect to the applicable entity and the date of each check-the-box election.

(s) To the Knowledge of Seller and without regard to any limitation that may be imposed by the Closing, Schedule 3.19(s) accurately sets forth the amount of all loss and Tax credits of the Company and its Subsidiaries eligible to be carried forward as of December 31, 2009 and as estimated as of December 31, 2010 and, to the Knowledge of Seller as set forth on such schedule, lists whether these losses or credits are or will be immediately prior to the Closing Date subject to any limitations under Code  §382 , §383 or any other applicable provision of federal, state, or foreign Tax Law.

Section 3.20. Intellectual Property.

(a) The Intellectual Property held under Licenses, together with the Owned Intellectual Property (collectively, the “Material Intellectual Property”), constitutes all of the material Intellectual Property used or held for use in the conduct and operation of the Business as currently conducted. Immediately following the Closing Date, no Intellectual Property relating to the Business will be owned or licensed by Seller.  The Company or its Subsidiaries are the sole and exclusive owners of all right, title and interest in or have the valid right to use, the Material Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances) and shall have such rights immediately after the Closing Date. Excluding all packaged, commercially available “off-the-shelf” licensed software programs sold to the public, Schedule 3.20(a) contains an accurate and complete list and description of all Material Intellectual Property including, where applicable, the name of the owner or licensee, registration or application numbers and dates of registration or application.  Except as set forth on Schedule 3.20(a), neither the Company nor any Subsidiary of the Company has granted to any third party, by License or otherwise, any right or interest in such Intellectual Property, other than non-exclusive licenses to customers of the Business that are software related, in the ordinary course of business consistent with past practice.

(b) The conduct and operation of the Business as currently conducted, including the use of the Material Intellectual Property therein, does not infringe upon, misappropriate, violate or conflict in any way with any rights (including rights in Intellectual Property) held by any Person. Neither Seller, the Company nor any of their Affiliates have received any written demand, written claim or written notice with respect to the Material Intellectual Property which alleges that the Company or its Subsidiaries infringes upon, misappropriates, violates or conflicts with the Intellectual Property rights of any Person or which challenges the ownership, validity or enforceability of any Material Intellectual Property. There is no pending or, to the Knowledge of Seller, threatened written assertion or written claim that the use or exploitation of any Material Intellectual Property by the Company or its Subsidiaries or the conduct of the Business infringes upon, misappropriates, violates or conflicts with the rights of any Person. None of the Material Intellectual Property is subject to any outstanding Order or agreement adversely affecting the use thereof in the Business or rights thereto of the applicable owner. The Company is not party to any Proceeding which involves a claim of infringement or misappropriation of any Intellectual Property of any third party or of any Material Intellectual Property.

(c) To the Knowledge of Seller, (i) there are no unauthorized uses, disclosures, infringements or misappropriations of any Material Intellectual Property by any third party; (ii) there is not any fact or matter which would or may create any such unauthorized use, disclosure, infringement or misappropriation; (iii) registered Owned Intellectual Property is valid, subsisting, in full force and effect and has not been cancelled, expired or abandoned; (iv) there is no existing or threatened default under or violation of any of the Licenses included in Schedule 3.20(a); and (v) there are no material problems or defects in any software within the Owned Intellectual Property that prevent such software from operating substantially as described in its related documentation or specifications.  Each of Seller, the Company and the Material Company Subsidiaries is taking and has taken reasonable precautions to protect the secrecy, confidentiality and value of any of its Material Intellectual Property that constitutes a Trade Secret or confidential information.

(d) Neither this Agreement nor the transaction contemplated hereunder will result in: (i) the Company, a Material Company Subsidiary or Purchaser granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to, the Company or any of its Subsidiaries, or (ii) the Company, a Material Company Subsidiary or Purchaser being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses or of the Business.

(e) The Company and the Material Company Subsidiaries have required each employee and independent contractor of the Business, that has had material involvement in the development of Intellectual Property used in the Business, to execute an agreement relating to the confidentiality of their Business-related work with the Company or the relevant Material Company Subsidiary, and execute written assignments of any Business-related inventions to the Company or the relevant Material Company Subsidiary.

Section 3.21. Labor Matters.

(a) Schedule 3.21(a) contains a correct and complete list of the following information for each employee of the Business employed by the Company or a Subsidiary of the Company as of the date hereof, including each employee on leave of absence or layoff status (with benefit accruals or credits, as of the most recent month-end):  (i) employer; (ii) name; (iii) job title; (iv) vacation accrued; (v) service credited for purposes of vesting and eligibility to participate under any Employee Plan, (vi) the base compensation of each employee whose base compensation for the current fiscal year exceeds $50,000, and (vii) for each employee who has a target or other bonus or commission for the current fiscal year in excess of $20,000, the target or other bonus amount.  The employees listed on Schedule 3.21(a) constitute all the employees sufficient to conduct the Business as it is currently conducted.

(b) Except as set forth on Schedule 3.21(b), the employment of the employees of the Business is “at will” and is terminable on such notice as is required by Law, including common law notice.

(c) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of Seller, threatened against the Company or any of the Material Company Subsidiaries.

(d) Except as set forth on Schedule 3.21(d), (i) no employee of the Business is represented by a labor union or labor organization, and (ii) none of the Company or the Material Company Subsidiaries is a party to or bound by any collective bargaining agreement, labor contract, letter of understanding, letter of intent, voluntary recognition agreement or legally binding commitment or written communication with any labor organization, labor union, trade union or employee organization and there are no pending, or to the Knowledge of Seller, threatened representation campaigns, elections or proceedings concerning union representation involving any employee of the Business.

(e) There is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of Seller, threatened before the National Labor Relations Board. Each of the Company and the Material Company Subsidiaries is in compliance with all applicable Laws relating to labor and employment, including but not limited to Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, family and medical leave, and employee terminations.

(f) Since January 1, 2009, neither the Company nor any of the Material Company Subsidiaries has effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Business, and there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Business. Within the last six months, neither the Company nor any of the Material Company Subsidiaries has incurred any liability or obligation which remains unsatisfied under the WARN Act or any other applicable Laws regarding the termination or layoff of employees.

(g) To the Knowledge of Seller, none of the employees of the Company is in violation of any non-competition, non-solicitation, non-disclosure or any similar agreement with any third party.

(h) Schedule 3.21(h) contains a description of the workers’ compensation claims experience of the Business since September 30, 2008, as well as, to the Seller’s Knowledge, any injury to or illness of any employee that could become the subject of a workers’ compensation claim.

Section 3.22. Affiliate Transactions. None of (i) Seller, (ii) any Affiliate of the Seller (other than the Company and its Subsidiaries) or (iii) any director or officer of (x) the Seller or (y) any Affiliate of the Seller (other than the Company and its Subsidiaries) (each of the foregoing, a “Related Party”) has any interest in any Contract with, or relating to, the Business or any of the properties, assets or rights of the Business, except for those listed in Schedule 3.22 and for normal compensation for services as an officer, director or employee of the Business.

Section 3.23. Information Supplied. The Proxy Statement will not, on the date it is first mailed to stockholders of Seller and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, when filed with the SEC, will comply as to form with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 3.23 will not apply to statements or omissions included in the Proxy Statement based upon information furnished in writing to Seller by Purchaser specifically for use therein.

Section 3.24. Condition of Physical Assets.  Except as set forth in Schedule 3.24, all tangible personal property used in the Business is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it is currently used in the Business. The Owned Real Property and the Leased Real Property is structurally sound and in suitable condition for the conduct of the Business in the same manner as it was conducted during the periods covered by the Financial Statements, as conducted since.  Except for the foregoing warranty, Seller makes no warranties with respect to the tangible personal property of the Company.

Section 3.25. Accounts Receivable.  All accounts receivable of the Business that are reflected on the accounting records of the Company as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business.  Unless paid prior to the Closing, the Accounts Receivable are, or will be as of the Closing, current and collectible, net of the reserves shown on the accounting records of the Company as of the Closing.  Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred twenty (120) days after the day on which it first becomes due and payable.  To the Knowledge of Seller, there is no contest, claim, or right of set-off, other than returns, customary reconciliation adjustments and customer disputes in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

Section 3.26. Inventory.  All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the accounting records of the Company as of the Closing.  All inventories of the Company not written off have been priced at the lower of cost or market value on a first in, first out basis.

Section 3.27. Material Customers and Suppliers.  None of the five largest customers (by revenue) of the Business (“Material Customers’), and none of the five largest suppliers (by sales to the Business) of the Business (“Material Suppliers”), in each case in the most recently completed fiscal year, has delivered to Seller, the Company or any of the Material Company Subsidiaries any notice which (a) terminated or materially decreased its relationship with the Business, (b) changed the material terms of its business arrangements with the Business, or (c) indicated its intention to do so.  Schedule 3.27 sets forth a list of the Material Customers and Material Suppliers of the Business for the most recently completed fiscal year (listing, for each such Material Customer and Material Supplier, the total annual sales thereto or therefrom (as applicable) during such time period).  Neither the Company nor any Material Company Subsidiary is engaged in a material dispute with any Major Customer or Major Supplier.

Section 3.28. Product Warranties.  Each product sold, leased or otherwise distributed by the Company and its Subsidiaries in connection with the Business, whether manufactured by them or by another Person (each, a “Company Product”), (i) has been manufactured in compliance with applicable Law and (ii) has conformed to all requirements of quality or condition in the applicable Contract and with any related implied warranty.  Neither the Company nor any Material Company Subsidiary has any liability (and there is no basis for any claim) for replacement or repair of Company Products or other damages in connection with Company Products in excess of the reserve for product warranty or product liability claims shown on the Carve-Out Statements, as such reserve would be adjusted for the passage of time through the Closing Date in an amount consistent with the past warranty claim reserve experience of the Business during the periods covered by the Carve-Out Statements.

Section 3.29. Information Technology.

(a) Other than databases created by employees in the ordinary course of business, as of the Closing Date, there will be no unlicensed software or database is used by the Business or stored on any system or premises used or occupied by any of the Company or Material Company Subsidiaries without the Company or relevant Material Company Subsidiary paying for same or otherwise accessing same lawfully in accordance with the terms under which access is granted.

(b) The Company and Material Company Subsidiaries maintain commercially reasonable disaster recovery plans and security procedures, taking into account the nature of the Business.

(c) There have been no material interruptions, data losses or similar incidents attributable to the Company Systems used by the Business.  The Company Systems have the capacity and performance necessary to meet the requirements of the Business as currently conducted in all material respects, with respect to the usage of the Company Systems.

(d) As used herein, “Company Systems” shall mean the material computer and data processing systems, servers, software, databases, maintenance service agreements, information and communications technologies used in the Business.  Schedule 3.29(d) sets forth a complete and correct list of all Company Systems, including expiration or termination dates, if applicable, and indicating whether such Company Systems are owned or licensed by the Company or a Material Company Subsidiary.

Section 3.30. Brokers or Finders. Other than AgriCapital Corporation, whose fees and expenses will be paid by Seller, no agent, broker, investment banker, financial advisor or other firm is or will be entitled to any brokers’ or finder’s fee or other commission or similar fee in connection with the transactions contemplated by this Agreement except for any agent, broker, investment banker, financial advisor or other firm or Person engaged by Purchaser.

Section 3.31. No Retained Assets.  Effective as of the Closing, Seller shall have, and caused each of its Subsidiaries to, transfer all assets owned by Seller, directly or indirectly, that are used in the operation of the Business to the Company or one of its Subsidiaries.  Immediately after Closing, Seller shall not, directly or indirectly, retain any assets that are used in the operation of the Business.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that:

Section 4.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, (b) has all requisite corporate or other legal entity power and authority to carry on its business as it now being conducted and to own the properties and assets it now owns and (c) is duly qualified or licensed to do business in every jurisdiction in which such qualification is required, except where the failure to be so qualified or licensed would, individually or in the aggregate, have a material adverse effect on the Purchaser.

Section 4.2. Authorization; Validity of Agreement. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the Closing. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the Closing have been duly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize the execution, delivery and performance by Purchaser of this Agreement or the consummation by Purchaser of the Closing. This Agreement has been duly executed and delivered by Purchaser, and, assuming due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar Law, now or hereafter in effect, relating to or limiting creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.3. Consents and Approvals; No Violations. Except for filings required under, and other applicable requirements of, the Exchange Act and the rules and regulations promulgated thereunder, except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, state securities or blue sky laws, none of the execution, delivery or performance of this Agreement by Purchaser or the consummation by Purchaser of the Closing will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws or similar organizational document of Purchaser, (b) require any filing with or notice to, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) or any adverse modification of any terms or rights under, any of the terms, conditions or provisions of any Contract to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties, assets or rights may be bound or (d) violate any Law applicable to Purchaser, any of its Subsidiaries or any of their respective properties or assets.

Section 4.4. Litigation. As of the date hereof, there is no Proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Affiliates relating to Seller, the Company, this Agreement or any Related Document or any of the transactions contemplated hereby or thereby.

Section 4.5. Brokers or Finders. Neither Purchaser nor any of its Subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker’s or finder’s fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

Section 4.6. Financing. Purchaser has sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

Section 4.7. Purchaser Status. Purchaser is either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Section 4.8. Experience of Such Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of purchasing the Shares, and has so evaluated the merits and risks of such investment.

Section 4.9. Company and Subsidiary Information. Purchaser has had an opportunity to discuss the Company and the Business with directors, officers and management of Seller and the Company. Purchaser has also had the opportunity to ask questions of and receive answers from, Seller and the Company and their management, regarding the terms and conditions of purchasing the Shares pursuant to this Agreement. Purchaser has used such access to its satisfaction in making its investment decision.

Section 4.10. No Other Representations and Warranties. Purchaser acknowledges and agrees that Seller makes no representations or warranties other than as set forth in this Agreement and any certificates or documents delivered pursuant to a requirement hereto or thereto.

ARTICLE V.
COVENANTS OF SELLER AND PURCHASER

Section 5.1. Interim Operations of the Company. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Closing, Seller will cause the Company and its Subsidiaries to conduct the Business according to its ordinary course of business consistent with past practice, and Seller will use, and will cause each of the Company and its Subsidiaries to use, its commercially reasonable efforts to preserve intact its business organization, to keep available the services of its current officers and employees and to preserve the goodwill of and maintain satisfactory relationships with those Persons having business relationships with the Company or the Business. Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, Schedule 5.1 or (after prior notice to Purchaser) required by Law, during the period from the date of this Agreement to the Closing, Seller will cause each of the Company and its Subsidiaries (excluding Signature Industries Limited and Timely Technology Corporation) not to:

(a) (i) amend its certificate of incorporation or by-laws or (ii) (A) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, (B) declare, set aside or pay any non-cash dividend or any other distribution payable in stock or property (other than cash and cash equivalents) with respect to any shares of any class or series of its capital stock, (C) split, combine or reclassify any shares of any class or series of its stock or (D) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

(b) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other corporate reorganization;

(c) change in any material respect any of the accounting methods used by it unless required by a change in applicable GAAP;

(d) (i) adopt or change any accounting method relating to Taxes, (ii) make, change or revoke any election relating to Taxes, or (iii) enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment, without the express written consent of the Purchaser, such consent not to be unreasonably withheld, conditioned or delayed;

(e) make or become legally committed to any new capital lease or any other new capital expenditure in excess of $100,000 individually or $200,000 in the aggregate;

(f) sell, lease, license, subject to any Encumbrance (other than Permitted Encumbrances) or otherwise dispose of any assets (including Material Intellectual Property) other than (i) the sale of assets having a market value not in excess of $25,000 individually or $50,000 in the aggregate and not otherwise material to the Business, (ii) the sale of inventory or excess or obsolete equipment, or settlement of accounts receivable; (iii) sale of products to customers, in each case in the ordinary course of business consistent with past practice; or (iv) the transfer of Excluded Assets in accordance with Section 5.5;

(g) acquire or offer to acquire any corporation, partnership, limited liability company, other business organization or division thereof or any assets, in each case involving payments or receipt of consideration in excess of $25,000 individually or $50,000 in the aggregate (other than acquisitions from suppliers in the ordinary course of business consistent with past practice);

(h) make any loans or advances to any Person other than loans to employees (who are not officers or directors) in the ordinary course of business consistent with past practice;

(i) settle or compromise any Proceeding if such settlement or compromise (i) involves aggregate payments by (or forgiveness of amounts payable to) the Company after the Closing in excess of $100,000 in respect of any such Proceedings or in excess of $200,000 in respect of all such Proceedings, (ii) involves any relief other than money damages or (iii) relates to this Agreement, any Related Document, or any of the transactions contemplated hereby or thereby;

(j) cancel, compromise, fail to exercise, waive or release any Indebtedness or other right or claim, or series of related rights or claims, that have a value that would reasonably be expected to exceed $100,000 in the aggregate;

(k) create, incur, assume, guarantee or amend the terms of any Indebtedness, except for Indebtedness incurred pursuant to existing credit facilities in the ordinary course of business consistent with past practice;

(l) to the extent that such transaction would be required to be disclosed under Section 3.22 (Affiliate Transactions) if such transaction were entered into immediately prior to the date hereof, enter into any transaction with or for the benefit of any Related Party other than the transactions contemplated by this Agreement;

(m) except in the ordinary course of business consistent with past practice, enter into, assume or amend in any material respect, terminate, or waive or assign any material rights under, any Material Contract or other Contract or commitment that would have been a Material Contract if entered into prior to the date hereof;

(n) fail to maintain insurance on its material assets and properties in such amounts and of such kinds comparable to that in effect since January 1, 2011;

(o) fail to maintain an adequate stock of inventory due to a failure to place purchase orders for inventory or continue its advertising and promotional activities, and pricing and purchasing policies in the aggregate in accordance with the ordinary course of business consistent with past practice;

(p) change in any material respect its policies or practices regarding its accounts receivable or accounts payable;

(q) fail to make any applications for renewal as and when required for any Permits necessary for the conduct of its business or the operation of its facilities or the Business;

(r) (i) make or commit to make any change in the compensation (including bonuses) payable or to become payable to any director, manager, officer or other employee of the Business (other than normal recurring salary and wage increases in the ordinary course of business consistent with past practice or pursuant to plans, programs or agreements existing on the date hereof) or (ii) enter into, or adopt or amend, any bonus, incentive, deferred compensation, insurance, medical, hospital, disability or severance plan, agreement or arrangement or enter into, adopt or materially amend any employee benefit plan or employment, consulting or management agreement, other than any such amendment to an employee benefit plan that is made to maintain the qualified status of such plan or its continued compliance with applicable Law;

(s) (i) adopt, amend or terminate any Employee Plan or adopt or enter into any plan or arrangement that would be considered an Employee Plan if it were in existence on the date hereof or increase the benefits provided under any Employee Plan, or promise or commit to undertake any of the foregoing in the future or (ii) enter into, amend or extend any collective bargaining or other labor agreement or agree to the certification of any bargaining unit without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed;

(t) (i) hire any individual as an officer of the Company or a Material Company Subsidiary without Purchaser’s prior written consent (not to be unreasonably withheld or delayed), (ii) hire any other employee of the Business except in the ordinary course of business consistent with past practice; or (iii) terminate any employee of the Business except in the ordinary course of business consistent with past practice, unless such employee’s employment is terminated prior to the Closing Date for cause (as determined by Seller in its reasonable discretion) or due to such employee’s death, disability or voluntary resignation, or, except as otherwise provide by applicable Law;

(u) take, or agree to or commit to take, any action that would cause, or fail to take any action that would prevent, the failure of (i) any of the representations and warranties in Article III to be true and correct as if made and restated during the period after the date hereof through and including the Closing Date or (ii) any of the conditions to the Closing set forth in Article VI to be satisfied; or

(v) enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

Notwithstanding the foregoing Sections 5.1 (a) through (v), Seller and Company may take the actions contemplated in Section 5.5 without notice to or consent of Purchaser.

Section 5.2. Access. Seller shall and shall cause the Company and its Subsidiaries prior to the Closing to (a) give Purchaser and its authorized representatives, upon reasonable advance notice and during regular business hours, reasonable access to all books, records, personnel, officers and other facilities and properties of or related to the Business, (b) permit Purchaser to make such copies and inspections thereof, upon reasonable advance notice and during regular business hours, as Purchaser may reasonably request and (c) cause the officers of the Business and the Company and the Material Company Subsidiaries to furnish Purchaser with such unaudited financial and operating data and other information with respect to the Business and the business and properties of the Company as is regularly prepared in the ordinary course that Purchaser may from time to time reasonably request and provide to Purchaser, whether or not requested, copies of all monthly and quarterly financial reports about the Business that are distributed to officers or directors of the Company or Seller; provided, however, that any such access shall be conducted at a reasonable time and not interfere with the normal operations of the business of Seller or the Company. Any information obtained by Purchaser pursuant to this Section 5.2 shall be subject to the terms and conditions of the Confidentiality Agreement.

Section 5.3. Preparation of the Proxy Statement; Stockholders Meeting.

(a) As soon as practicable following the date of this Agreement, Seller shall prepare the Proxy Statement, and within no more than 10 days after the date hereof and after consulting with Purchaser and giving Purchaser at least three Business Days to review and comment (and the Seller shall give reasonable and good faith consideration to all additions, deletions or changes suggested thereto by Purchaser), Seller shall file the preliminary Proxy Statement with the SEC. Seller shall thereafter use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement and to cause the Proxy Statement to be mailed to the stockholders of Seller as promptly as practicable after the date of this Agreement. Seller shall promptly notify Purchaser upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement, shall consult with Purchaser prior to responding to any such comments or request or filing any amendment or supplement to the Proxy Statement, and shall provide Purchaser with copies of all correspondence between Seller and its representatives, on the one hand, and the SEC and its staff, on the other hand relating to the Proxy Statement. If at any time prior to the Closing any information in the Proxy Statement should be discovered by Seller which should be set forth in an amendment or supplement to the Proxy Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Seller shall promptly notify Purchaser and, to the extent required by Law, file with the SEC and mail to its stockholders an appropriate amendment or supplement describing such information.

(b) Seller shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders Meeting”) for the purpose of obtaining Stockholder Approval. Subject to Section 5.4, Seller shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and include such recommendation in the Proxy Statement. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement has been terminated in accordance with Section 7.1: (i) Seller shall be required to hold the Stockholders Meeting even if its Board of Directors has adopted an Adverse Recommendation Change, and (ii) Seller shall not change the record date for, postpone or adjourn the Stockholders Meeting without the prior written consent of the Purchaser.  Unless the Seller’s Board of Directors shall have effected an Adverse Recommendation Change, the Seller shall use reasonable best efforts to solicit proxies in favor of the approval of this Agreement.  Seller shall ensure that all proxies solicited in connection with the Stockholders Meeting are solicited in compliance with all applicable Laws.

Section 5.4. No Solicitation.

(a) Seller shall not, and shall cause its Subsidiaries respective directors, officers and employees and each investment banker, financial advisor, attorney, accountant and each other advisor, agent or representative retained by or acting at the direction of Seller in connection with the transactions contemplated by this Agreement (collectively, “Representatives”) to not, directly or indirectly: (i) solicit, initiate, facilitate or knowingly encourage any Takeover Proposal or any inquiry that constitutes or would reasonably be likely to lead to a Takeover Proposal; (ii) other than to inform such third party of the provisions of this Section 5.4, participate in any discussions or negotiations regarding any Takeover Proposal or any inquiry that constitutes or would reasonably be likely to lead to a Takeover Proposal, furnish to any Person any information or data with respect to, or otherwise cooperate with or take any action to knowingly facilitate any proposal that constitutes or would reasonably be expected to lead to any Takeover Proposal, or requires Seller to abandon, terminate or fail to consummate the transactions contemplated by this Agreement; or (iii) enter into any letter of intent, memorandum of understanding, merger agreement or other agreement or understanding (whether oral or written, binding or nonbinding) relating to, or that would reasonably be expected to lead to, any Takeover Proposal. Notwithstanding the foregoing, prior to Stockholder Approval, if the Board of Directors of Seller determines, after consultation with outside counsel, in good faith by resolution duly adopted that an unsolicited written Takeover Proposal received after the date hereof other than in breach of this Section 5.4 constitutes or is reasonably likely to lead to a Superior Proposal and that it is reasonably necessary to take such action to comply with its fiduciary duties to the stockholders of Seller under applicable Law, then Seller, after giving Purchaser prompt written notice of such determination (and in any event no later than 48 hours after such determination), may (A) furnish any information with respect to Seller and the Company to the Person (and its Representatives) making such Takeover Proposal pursuant to a confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement; provided, however, all such information provided or furnished to such Person has been provided or furnished previously to Purchaser or is provided or furnished to Purchaser concurrently with it being provided or furnished to such Person and (B) participate in discussions and negotiations with such Person (and its Representatives) regarding a Takeover Proposal.

(b) In the event Seller receives a Takeover Proposal or request for information or inquiry that relates to or would be reasonably likely to lead to a Takeover Proposal, Seller shall promptly (within 48 hours) provide Purchaser with a copy (if in writing) and summary of the material terms and conditions of such Takeover Proposal, request or inquiry and the identity of the Person (and its equity investors, if known by Seller) making such Takeover Proposal, request or inquiry, and shall keep Purchaser reasonably informed of the status of any financial or other material modifications to such Takeover Proposal, request or inquiry, including by conveying a copy of all such modifications that are in writing, promptly (within 48 hours) of any of Seller’s officers’, directors’ or financial advisors’ receipt thereof.

(c) Except as expressly permitted by this Section 5.4(c), the Board of Directors of Seller or any committee thereof shall not and shall not publicly propose to (i)(A) withdraw or modify, in a manner adverse to Purchaser, the approval of this Agreement or the recommendation by such Board of Directors or committee that stockholders of Seller approve this Agreement (the “Board Recommendation”), (B) recommend to the stockholders of Seller, or approve or adopt, a Takeover Proposal or (C) in the event that any Takeover Proposal is publicly announced or any Person commences a tender offer or exchange offer for any outstanding shares of common stock of Seller, fail to issue a press release that reaffirms the Board Recommendation and, in the case of a tender offer or exchange offer, recommend against acceptance of such tender offer or exchange offer by Seller stockholders, in each case within 10 Business Days of such announcement or commencement (for the avoidance of doubt, the taking of no position by the Board of Directors of Seller in respect of the acceptance of any tender offer or exchange offer by its stockholders shall constitute a failure to recommend against any such offer) (any action, publicly proposed action or inaction described in this clause (i) being referred to as an “Adverse Recommendation Change”); or (ii) enter into, approve or authorize Seller or the Company to enter into any letter of intent, memorandum of understanding, or any merger, acquisition, option, joint venture, partnership or similar agreement (whether oral or written, binding or nonbinding) with respect to any Takeover Proposal (other than a confidentiality agreement, subject to the requirements set forth in Section 5.4(a)) (each, an “Acquisition Agreement”). Notwithstanding the foregoing, (x) the Board of Directors of Seller may, subject to compliance with this Section 5.4, withdraw or modify the Board Recommendation if such Board determines (after receiving the advice of its outside counsel) in good faith by resolution duly adopted that it is reasonably necessary to do so to comply with its fiduciary duties to the stockholders of Seller under applicable Law or (y) if the Board of Directors of Seller receives a Takeover Proposal that such Board determines, in good faith by resolution duly adopted, constitutes a Superior Proposal, Seller or the Company may, subject to compliance with this Section 5.4, enter into a definitive written Acquisition Agreement with respect to such Superior Proposal if such Board determines (after receiving the advice of its outside counsel) in good faith by resolution duly adopted that it is reasonably necessary to do so to comply with its fiduciary duties to the stockholders of Seller under applicable Law and concurrently with entering into such Acquisition Agreement terminates this Agreement pursuant to Section 7.1(d)(ii). If Seller desires to enter into such a Acquisition Agreement with respect to a Takeover Proposal or to make an Adverse Recommendation Change, it shall give Purchaser written notice (an “Adverse Recommendation Notice”) containing a description of the material terms of such Takeover Proposal or any other basis for an Adverse Recommendation Change, the most current version of any Acquisition Agreement relating to the Superior Proposal, if any, any other information required by Section 5.4(b) and, if applicable, advising Purchaser that the Board of Directors of Seller has determined that such Takeover Proposal is a Superior Proposal, that such Board has determined (after receiving the advice of its outside counsel) in good faith by resolution duly adopted that it is reasonably necessary to do so to comply with its fiduciary duties to the stockholders of Seller under applicable Law and that the Board intends to enter into a definitive written Acquisition Agreement with respect to such Superior Proposal. Seller may make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(ii) only if during the five Business Day period following Purchaser’s receipt of the Adverse Recommendation Notice (it being understood and agreed that the Seller shall provide notice to Purchaser of any material amendment to the terms of any such Superior Proposal and such five Business Day notice period shall be extended such that five Business Days remain in the notice period from the time the Purchaser is notified of the amendment), (i) the Seller shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Purchaser in making adjustments to the terms and conditions of this Agreement as would enable the Seller to proceed with the transactions contemplated by this Agreement and the other transactions contemplated by this Agreement, and (ii) the Seller’s Board of Directors shall have determined in good faith, after the end of such five Business Day period (as so extended, if applicable), after considering the results of any such negotiations and the revised proposals made by Purchaser, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal.

(d) For purposes of this Agreement:

(i) “Takeover Proposal” means, other than a transaction between Seller and Purchaser, any proposal or offer, whether or not conditional, whether or not binding, and whether or not written, from any Person (other than Purchaser and its Affiliates) relating to any direct or indirect (A) acquisition of substantially all of the assets of Seller (including securities of the Company), (B) acquisition of substantially all of the assets of the Company, (C) acquisition of more than 50% of the outstanding shares of common stock of Seller or of the Shares, voting power of Seller or the Company or any class of equity securities of Seller or the Company, (D) tender offer or exchange offer that if consummated would result in any Person beneficially owning more than 50% of the outstanding shares of common stock of Seller or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller or the Company.

(ii)  “Superior Proposal” means a bona fide written Takeover Proposal made by a third party, and which is otherwise on terms and conditions which the Board of Directors of Seller determines in its good faith judgment and by resolution duly adopted (after consultation with outside counsel and its financial advisors and in light of all relevant circumstances that the Board of Directors deems relevant, including all the terms and conditions of such proposal and this Agreement and the timing and certainty of consummation) to be more favorable to Seller’s stockholders from a financial point of view than the terms set forth in this Agreement or the terms of any other proposal made by Purchaser after Purchaser’s receipt of an Adverse Recommendation Notice, and which the Board of Directors of Seller determines in good faith is reasonably capable of being consummated on the terms so proposed, taking into account any financing and approval requirements, timing of such consummation and all financial, regulatory, legal and other aspects of such proposal that the Board of Directors deems relevant.

(e) Nothing in this Section 5.4 shall prohibit the Board of Directors of Seller from taking and disclosing to Seller’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or other applicable Law, if such Board determines, after consultation with outside counsel, that there is a reasonable likelihood that failure to so disclose such position would constitute a violation of applicable Law and it understood and agreed that, for purposes of this Agreement, any “stop, look and listen” communication by the Board of Directors to the stockholders of Seller pursuant to Rule 14d-9(f) of the Exchange Act or any similar communication to the stockholders shall not constitute an Adverse Recommendation Change; provided, however, in no event will Seller, the Board of Directors of Seller or any committee thereof (A) recommend that the stockholders of Seller tender their shares in connection with any tender or exchange offer (or otherwise approve or recommend any Takeover Proposal) or (B) engage in an Adverse Recommendation Change, in each case other than in accordance with Section 5.4(c).

Section 5.5. Pre-Closing Transfers. On or prior to the Closing, Seller shall cause the Company to transfer all Excluded Assets and Excluded Liabilities (including, without limitation, the Excluded Assets and Excluded Liabilities listed on Schedule 5.5) of the Company to a Person that is not the Company or a Subsidiary of the Company, without any liability or obligation (including, without limitation, any indemnification obligations) of the Purchaser, or the Company or its Subsidiaries at or after the Closing in respect of such transfer or Excluded Liabilities.  On or prior to the Closing, Seller shall transfer any assets held by it or any of its Affiliates (other than the Company and its Subsidiaries) used in the Business (including, without limitation, the assets listed on Schedule 5.5) to the Company or a Material Company Subsidiary.

Section 5.6. Indebtedness.

(a) With respect to each item of Indebtedness (other than Assumed Debt) that would exist with respect to the Company and its Subsidiaries as of the Closing or immediately thereafter, Seller shall deliver, at least five Business Days prior to the Closing Date, executed payoff letters or final invoices, as applicable, from each lender, creditor, noteholder or other counterparty to whom such obligation is owing (whether or not then due and payable), in each case (A) that sets forth the amount to be paid on the Closing Date, together with wire transfer instructions, (B) evidencing that the payment of such amount would result in the full repayment, satisfaction, release, and discharge of all current and future obligations of the Company or its Subsidiaries (and, in the case of hedging, swap or similar agreements, the complete unwind and settlement of such arrangements) in respect of such item (except obligations for indemnification and reimbursement that expressly survive repayment in full) and of all current and future Encumbrances relating to such item and (C) contemplating the delivery of UCC-3 termination statements and mortgage releases that when filed or recorded, as the case may be, will be sufficient to release any and all Encumbrances relating to such item. Seller shall arrange for delivery of all such UCC-3 termination statements and mortgage releases, if any, at the Closing.  Prior to the Closing, Seller and Purchaser shall use reasonable commercial efforts to ensure that all Indebtedness of the Company or its Subsidiaries can be (i) paid by the Purchaser for the benefit of the Company and its Subsidiaries at Closing, (ii) remain unpaid as a portion of the Assumed Debt, or (iii) be assigned to the Seller or an Affiliate of the Seller (other than the Company or its Subsidiaries) as part of the Excluded Liabilities.  Notwithstanding the foregoing, Purchaser may require in a written notice provided to Seller not less than five days prior to Closing, to treat any such Indebtedness not assigned to Seller or an Affiliate of the Seller pursuant to clause (iii) as a portion of the Payoff Amount or a portion of the Assumed Debt, but in all cases subject to the limitation set forth in the definition of Assumed Debt; provided, that Seller may require that any such Assumed Debt proposed in the notice be included in the Payoff Amount if Seller does not receive, prior to Closing, such written releases and documentation satisfactory to Seller in its sole discretion that all obligations and guaranties of Seller related to such proposed Assumed Debt are released and extinguished prior to or as of Closing.

(b) Seller and Purchaser agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable to release all guarantees provided by Seller for Assumed Debt, provided that nothing in this Section 5.6(b) shall require Purchaser to, or to cause any of its Subsidiaries to (i) provide any non-public information concerning its or its Subsidiaries’ operations to any other party hereto, (ii) make or agree to make any out-of-pocket payment, or (iii) agree to any additional financial obligation including a substitution of such guarantees.

Section 5.7. Efforts and Actions to Cause Closing to Occur.

(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser and Seller shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable to consummate the Closing as promptly as practicable, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity, (ii) defending all lawsuits and other proceedings by or before any Governmental Entity challenging this Agreement or the consummation of the Closing, and (iii) causing to be lifted or rescinded any ruling, Order or other action of any Governmental Entity adversely affecting the ability of the parties to consummate the Closing; provided, however, that, without Purchaser’s consent, Seller shall not enter into any settlement with holders or purported holders of any securities or rights to acquire securities of Seller or any of its Affiliates in connection with the transactions contemplated by this Agreement unless such settlement does not have any adverse effect on the Business, Purchaser or on Seller’s ability to satisfy its Closing obligations under this Agreement. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing.

(b) If any party hereto or Affiliate thereof receives a request for information or documentary material from any Governmental Entity with respect to this Agreement or any of the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

(c) The parties shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining the requisite approvals, consents or Orders of each applicable Governmental Entity, including, without limitation:

(i) cooperating with each other in connection with filings under the Exchange Act and the rules and regulations promulgated thereunder;

(ii) cooperating with each other in connection with any filings, proceedings or discussions with any Competition Authority;

(iii) furnishing to the other party all information within its possession that is requested by a Competition Authority, in connection with the transactions contemplated by this Agreement;

(iv) promptly notifying each other of any communications from or with any Competition Authority with respect to the transactions contemplated by this Agreement, unless it consults with the other party in advance, and, to the extent permitted by such Competition Authority, gives the other party the opportunity to attend and participate thereat; and

(v) consulting and cooperating with one another in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings or discussions with any Competition Authority, in connection with the transactions contemplated by this Agreement.

(d) Prior to Closing, each party shall, and Seller shall cause the Company to, use commercially reasonable efforts to obtain from any third party that is not a Governmental Entity any consents, licenses, waivers, approvals or authorizations and send any notices, in each case, which are required to be obtained, made or sent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement (the “Third-Party Consents”); provided, however, no material modification of any Contracts or entrance into new Contracts other than in the ordinary course of business consistent with past practice shall be made pursuant to this Section 5.7(d) without the prior written consent of Purchaser.

(e) Notwithstanding the foregoing, this Section 5.7 shall not require Purchaser to, or to cause any of its Subsidiaries to (i) provide any non-public information concerning its or its Subsidiaries’ operations to any other party hereto, or (ii) make or agree to make any out-of-pocket payment other than application fees and other nominal payments.

Section 5.8. Tax Matters.  The following provisions shall govern the allocation of responsibility as between Seller, the Company, and Purchaser for certain Tax matters following the Closing Date:

(a) Tax Indemnification.  Seller shall indemnify the Company and Purchaser and hold them harmless from and against (i) any breach or inaccuracy of any representation or warranty made by Seller in Section 3.19 of this Agreement or the Schedules thereto, (ii) all Taxes of the Company for all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date (a “Pre-Closing Tax Period”), (iii) any and all income or similar Taxes of any member of an affiliated, consolidated, combined, or unitary group of which the Company (or any predecessor of the Company) or any Subsidiary of the Company (or any predecessor of such Subsidiary of the Company) is or was a member on or prior to the Closing Date, including pursuant to Treasury Regulation § 1.1502-6 or any analogous or similar state, local, or foreign law or regulation, and (iv) any and all Taxes of any Person (other than the Company) imposed on the Company as a transferee or successor, by contract or pursuant to any law, rule or regulation, which Taxes relate to an event or transaction occurring before the Closing, except, in the case of any of clauses (i), (ii), (iii), or (iv) above, to the extent that any such amount is, or already has been, reflected in the calculation of the Closing Date Net Working Capital.  The provisions of Article VIII apply to any indemnification pursuant to this Section 5.8.

(b) Straddle Period.  In the case of any taxable period that includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes for the Pre-Closing Tax Period shall be determined (i) as to income, receipts or similar Taxes, based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), and (ii) as to all other Taxes, based on a daily proration.  For purposes of any Taxes determined based on a daily proration basis, the amount of such Taxes allocated to the Pre-Closing Tax Period shall be the full, actual amount of such Taxes multiplied by a fraction the numerator of which is the number of days in the Tax period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

(c) Tax Returns.

(i) Seller shall prepare and file timely, or cause to be prepared and filed timely, all Tax Returns for the Company and its Subsidiaries that are filed after the Closing Date with respect to a Pre-Closing Period that ends on or before the Closing Date and with respect to periods for which a consolidated, unitary or combined income or similar Tax Return of Seller will include the operations of the Company and its Subsidiaries (each a “Seller Tax Returns”).  All such Seller Tax Returns with respect to the Company and its Subsidiaries shall be prepared and filed in a manner consistent with prior practice, except as required by a change in applicable Tax Law.  Seller shall permit Purchaser to review and comment on each such Seller Tax Return (or the allocable portions of such Seller Tax Returns that include the Company and its Subsidiaries) at least 10 Business Days prior to the filing of such Seller Tax Return.  If such Seller Tax Returns could reasonably be expected to result in an increase in the Company’s Tax liability for the taxable periods (or portions thereof) after the Closing Date, then Seller shall make such revisions to such Tax Returns as Purchaser reasonably requests.

(ii) Purchaser shall prepare and file timely, or cause to be prepared and filed timely, all Tax Returns for the Company and its Subsidiaries other than the Seller Tax Returns that are filed after the Closing Date.  Purchaser shall permit Seller to review and comment on each such Tax Return described in the preceding sentence for which Seller may reasonably be expected to have liability for some or all of the Taxes relating to such Tax Return pursuant to this Agreement at least 10 Business Days prior to the filing of such Tax Return and shall make such revisions to such Tax Return as Seller reasonably requests.  A Tax Return applicable to a Straddle Period shall be prepared on a consistent basis with how the Tax Return has been prepared for prior taxable periods, unless otherwise required by applicable Law.

(iii) Neither Seller, nor Purchaser or the Company, shall amend, without the other parties’ prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, a Tax Return to which this Section 5.8(c) applies.

(iv) If the Seller or the Purchaser cannot agree as to any revisions of a Tax Return to be filed under this Section 5.8(c)(i) or (ii), then at least 5 Business Days prior to the filing date of such Tax Return (including applicable extensions) any disputed item shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) by a nationally recognized independent accounting firm chosen by both Purchaser and Seller.  Upon resolution of all disputed items, the relevant Tax Return shall be filed on that basis.  The costs, fees and expenses of such accounting firm shall be borne equally by Purchaser and Seller.

(d) Refunds and Tax Benefits.  Except as described in Section 5.8(j), any Tax refunds that are received by the Company or Purchaser, and any amounts credited against Tax to which the Company or Purchaser becomes entitled, that relate to Pre-Closing Tax Periods shall be for the account of Seller, and Purchaser and/or the Company shall pay to Seller the amount of any such refund or any such credit within fifteen (15) days after receipt or entitlement thereto.

(e) Cooperation on Tax Matters. Seller, the Company, and Purchaser shall cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of Tax Returns pursuant to this Section 5.8 and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Subject to Section 5.12, Seller, the Company, and Purchaser agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Seller, the Company, or Purchaser, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.  Seller, the Company, and Purchaser further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated by this Agreement).  Seller, the Company, and Purchaser further agree, upon request, to provide any other Party with all information that may be required to report pursuant to Code § 6043A or the Treasury Regulations promulgated thereunder.

(f) Termination of Existing Tax-Sharing Agreements. Any and all existing Tax-sharing agreements or arrangements, written or oral, between Seller and/or an Affiliate on the one hand and the Company or any Subsidiary of the Company on the other hand shall terminate as of the Closing Date and after the Closing Date, the Company and its Subsidiaries shall not be bound thereby or have any liability thereunder (whether for the current year, a future year, or a past year).

(g) Transfer Taxes and Fees.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including, as to any such Taxes, fees, or charges, any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Purchaser.

(h) Amendment of Pre-Closing Tax Returns. Purchaser and the Company agree to not amend any Tax Returns of Seller that were filed prior to the Closing Date unless required by Law or resulting from a challenge by applicable Tax authorities, without the written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed.

(i) Contest Provisions.

(i)  In the event Purchaser receives notice of any pending or threatened Tax audit or assessment or other dispute concerning Taxes with respect to which Seller may incur liability under Section 5.8(a), Purchaser shall notify Seller promptly of such matter in writing, provided that failure of Purchaser to comply with this provision shall not affect Purchaser’s right to indemnification under Section 5.8(a) unless such failure materially adversely affects the ability of Seller to challenge such Tax audits or assessments.

(ii) Seller shall control any Tax audit or administrative or court proceeding relating to any Tax for any taxable period ending on or before the Closing Date, and to employ counsel of its choice at Seller’s expense provided that (x) Purchaser shall have the right to participate (at its own expense) in any such Tax audit or administrative or court proceeding and (y) Seller shall keep Purchaser reasonably informed of the details and status of such Tax audit or administrative or court proceeding (including providing Purchaser with copies of all written correspondence regarding such matter).  Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim regarding Taxes with respect to any Tax Return of the Company that adversely would affect the liability for Taxes of Purchaser or the Company for any period beginning on or after the Closing Date without the prior written consent of Purchaser, which consent shall not be unreasonably conditioned, withheld or delayed; provided, however, that such consent shall not be necessary to the extent that Seller indemnifies Purchaser against the effects of such settlement.

(iii) Purchaser shall have the sole right to represent the interests of the Company in any Tax audit or administrative or court proceeding relating to Taxes with respect to taxable periods including (but not ending on) the Closing Date and to employ counsel of its choice at its expense; provided, however, that Purchaser shall not be entitled to settle, either administratively or after the commencement of litigation, any claim regarding Taxes that would create an obligation of Seller to such Tax authority or as indemnity obligation on the part of Seller hereunder, without the prior consent of Seller, which consent shall not be unreasonably conditioned, withheld or delayed; provided, however, that such consent shall not be required to the extent that Purchaser directly pays such additional amounts owed by the Seller, if any, and agrees in writing with Seller not to seek indemnity from the Seller against the effects of such settlement.  Where consent to a settlement is withheld by Seller pursuant to this section, Seller may continue or initiate any further proceedings at its own expense.

(j) Carrybacks.  Seller shall, within 15 days, pay to Purchaser any Tax refund (or reduction in Tax liability) resulting from a carryback of a post-acquisition Tax attribute of any of the Company and its Subsidiaries into the Seller’s consolidated Tax Return, when such refund (or reduction) is realized by the Seller or a member of the Seller’s Affiliated Group.  At Purchaser’s request, Seller will cooperate with the Company and its Subsidiaries at Purchaser’s expense in obtaining such refund (or reduction), including through the filing of amended Tax Returns or refund claims.  Purchaser agrees to indemnify Seller for any Taxes resulting from the disallowance of such post-acquisition Tax attribute on audit or otherwise.

(k) Indemnification Provisions.  The provisions of Article VIII apply to any indemnification pursuant to this Section 5.8.    All indemnity payments under this Agreement and any adjustment to any payment of the Purchase Price as described in Section 2.2 shall be treated as an adjustment to the Purchase Price paid for the Shares for tax purposes.

(l) Section 338(h)(10).  At Purchaser’s option and sole discretion, Purchaser and Seller shall join in making an election under Code §338(h)(10) (and any corresponding elections under state, local, or non-U.S. tax law) (collectively, a “§338(h)(10) Election”) with respect to the purchase and sale of the stock of the Company and any of its Subsidiaries hereunder.  If the Purchaser elects to have the Seller and Purchaser to join in making a §338(h)(10) Election, Purchaser will timely pay to the Seller (to be forwarded by Seller to the appropriate Governmental Entity) the amount of any increase in Taxes actually payable by Seller (after reducing the amount of such Taxes payable by the amount of any losses, net operating loss carryovers, capital loss carryovers and tax credits available to the Seller) at least 5 Business Days prior to the due date (including any applicable extensions) for filing the Seller's Tax Returns that include the deemed asset sale resulting from the §338(h)(10) Election and Purchaser agrees to indemnify and hold Seller harmless against any Losses resulting from the Purchaser's failure to pay to Seller such Taxes.  The Purchaser and Seller agree that if a §338(h)(10) Election is made, the Purchase Price and the liabilities of the Company and its Subsidiaries will be allocated to the assets of the Company and its Subsidiaries for all purposes (including Tax and financial accounting purposes) as reasonably determined by Purchaser, but in any event in a manner consistent with Code §338 and the Treasury Regulations thereunder.  If a §338(h)(10) Election is made, Purchaser, Seller and the Company and its Subsidiaries shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Section 5.9. Publicity. The Seller and Purchaser shall consult with each other before issuing any press release or otherwise making any public statements (including scheduling a press conference or conference call with investors or analysts) with respect to this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by Law or Order including as required by the Securities Exchange Act of 1934, as amended, or the applicable rules of the SEC.

Section 5.10. Transition Services. Except as provided in the Transition Services Agreement, all data processing, cash management, accounting, insurance, banking, personnel, legal, communications and other products and services between the Company and its Subsidiaries on the one hand, and Seller or any Affiliates (other than the Company and its Subsidiaries) on the other hand, including any agreements or understandings (written or oral) with respect thereto, shall terminate simultaneously with the Closing without any further action or liability on the part of the parties thereto.

Section 5.11. Intercompany Arrangements. Seller shall arrange, in a manner that has no adverse Tax effects upon the Company or any Subsidiary of the Company, for Intercompany Accounts to be entirely settled effective as of the Closing, without any further liability of any kind on the part of the Company or any Subsidiary of the Company. In addition, except as otherwise expressly contemplated by this Agreement, all agreements and commitments, whether written, oral or otherwise, which are solely between the Company or a Subsidiary of the Company, on the one hand, and Seller and its Affiliates (excluding the Company or a Subsidiary of the Company), on the other hand, shall be terminated and of no further effect, simultaneously with the Closing without any further action or liability of any kind on the part of the Company or any Subsidiary of the Company.

Section 5.12. Books and Records. After the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding applicable records shall (a) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (b) permit the requesting party or its representatives to make copies of such records, in each case at no cost to the requesting party or its representatives (other than for reasonable out-of-pocket expenses); provided, however, that nothing herein shall require either party to disclose any information to the other if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any applicable Law. Such records may be sought under this Section for any reasonable purpose, including to the extent reasonably required in connection with the audit, accounting, Tax, litigation, federal securities disclosure or other similar needs of the party seeking such records. Notwithstanding the foregoing, any and all such records may be destroyed by a party if such destroying party sends to the other party hereto written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the 60th day following such notice unless the other party hereto notifies the destroying party that such other party desires to obtain possession of such records, in which event the destroying party shall transfer the records to such requesting party and such requesting party shall pay all reasonable expenses of the destroying party in connection therewith.  On or before the Closing Date, Seller shall be permitted to make and retain a copy of the e-mails and any attachments residing on the Company’s existing server or the digitalangel.com website.  On and after Closing, Seller shall be permitted to utilize such copy of the e-mails and attachments, provided that its use is necessary for (1) concluding Seller's involvement in the Business, (2) complying with Seller's obligations under applicable Law or Seller’s contractual obligations, or (3) continued operation of the Emergency Locator Business or the on-going activities of Seller not related to the Business; provided, further, that such use shall only be permitted to the extent it does not violate the restrictive covenants set forth in Section 5.19 and to the extent Seller complies with the confidentiality provisions of Section 5.17 with respect to such information.

Section 5.13. Insurance Policies.

(a) If (i) the Company would be entitled to the proceeds of a claim made after Closing under an occurrence-based insurance policy held by Seller or any of its Subsidiaries (other than the Company and its Subsidiaries) before Closing and (ii) Purchaser informs Seller in a timely manner of such claim, Seller shall report and pursue such claim.

(b) Notwithstanding anything herein to the contrary, all proceeds paid out under insurance policies of Seller and its Subsidiaries from and after the Closing shall be for the benefit of Purchaser to the extent such proceeds are in respect of the Company or the Business, and Seller shall cause such proceeds to be transferred to Purchaser within thirty (30) Business Days after receipt.

Section 5.14. Bank Accounts. Seller shall provide Purchaser with a complete list of each of the bank accounts of the Company and the authorized signatories for each such account as soon as practicable before the Closing Date. The Seller represents that such bank accounts are the only bank accounts used in the Business.  The parties shall cooperate in connection with the replacement or supplementation of such signatories effective as of the Closing.

Section 5.15. Notices of Certain Events. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement, Seller shall promptly notify Purchaser of: (a) any change or event that would cause any of the conditions in Article VI of this Agreement not to be satisfied; (b) any event that would constitute a breach or default by Seller of any representation, warranty, agreement or covenant of such Party contained in this Agreement; (including inaccuracies in representations and warranties as if made and restated on and as of a date between the date hereof and Closing); (c) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and (d) any Proceeding or investigation commenced or, to the Knowledge of Seller, threatened against, relating to or involving this Agreement or any transaction contemplated hereby or thereby; provided, however, that, (x) no such notice will be deemed to cure any breach or inaccuracy of any representation or warranty made pursuant to this Agreement or limit any rights or remedies and (y) no such notice will relieve any party of any obligation or liability under this Agreement.

Section 5.16. Further Assurances.

(a) From and after the Closing, each of Seller and Purchaser shall furnish or cause to be furnished to the other party and its employees, counsel, auditors and other representatives such information and assistance relating to the Company (to the extent within the control of such other party) as is reasonably necessary for financial reporting and accounting matters of the other party, including the furnishing of such documentation and information relating to the Company as may be reasonably requested in connection with the preparation of reports, accounts and other documents and materials to be filed with or submitted to the SEC or any stock exchange. In order to facilitate the resolution of any claims made against or incurred by Seller, for a period of six years following the Closing, Purchaser shall provide Seller and its Representatives reasonable access (for the purposes of examining and copying at the sole cost and expense of Seller), during normal business hours and on at least two (2) Business Days’ prior written notice, to those portions of the books and records of the Business kept by Purchaser solely with respect to periods prior to the Closing Date.  Subject to Seller’s discretion to destroy pre-Closing records as set forth in Section 5.12, for a period of six years following the Closing, Seller shall provide Purchaser and its Representatives reasonable access (for the purposes of examining and copying at the sole cost and expense of Purchaser), during normal business hours and on at least two (2) Business Days’ prior written notice, to those portions of the books and records related to the Company in Seller’s possession solely with respect to periods prior to the Closing Date. Any information obtained by either party pursuant to this Section 5.16(a) shall be subject to the terms and conditions of the Confidentiality Agreement.

(b) At any time and from time to time, each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

Section 5.17. Confidentiality. Seller shall, and shall cause its Affiliates and its and their respective agents, representatives, employees, officers and directors to, from and after the Closing Date: (a) treat and hold as confidential all (and not disclose or provide any third party access to any) information relating to Trade Secrets and all other confidential or proprietary information of the Company and the Business (collectively, “Confidential Information”), (b) in the event that Seller, any of its Affiliates or any of its or their respective agents, representatives, employees, officers or directors becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement (to the extent legally permissible) so that Purchaser may seek (at Purchaser’s cost) a protective order or other remedy or waive compliance with this Section 5.17, and (c) in the event that such protective order or other remedy is not obtained, or Purchaser waives compliance with this Section 5.17, furnish only that portion of such Confidential Information that is legally required to be provided and cooperate with Purchaser (at Purchaser’s cost) to obtain assurances that confidential treatment will be accorded such Confidential Information; provided, however, that this Section 5.17 shall not apply to any information that, at the time of disclosure, (i) is available publicly or otherwise known to the public other than as a result of disclosure in breach of this Agreement or (ii) is required to be disclosed by applicable Law (subject to compliance with clauses (b) and (c) of this Section 5.17).

Section 5.18. Non-Competition; Non-Solicitation.  Seller acknowledges that prior to Closing, the Seller had access to confidential and proprietary information of the Business and the agreements and covenants contained in this Section 5.18 are essential to protect the Business.  Accordingly, Seller covenants and agrees as follows:

(a) During the Restricted Period (as defined below), neither Seller nor any of its Affiliates shall, within any Territory (as defined below), directly or indirectly:

(i) (A) engage or invest in, or own, control, manage or participate in the ownership, control or management of any Person that engages in the Restricted Business (a “Competitor”); (B) render any services related to the Restricted Business to, any Person, entity or enterprise, which Person, entity or enterprise is that a Competitor; or (C) become associated with any Competitor in any capacity, including, without limitation, as a shareholder, manager, consultant, lessor or developer; or

(ii) (A) solicit, divert or take away, or accept any business relating to the Restricted Business (or help any other Person, entity or enterprise to solicit, divert, take-away or accept any such business) from any Person, entity or enterprise who, during the two year period ending on the Closing Date, is or was a customer or supplier of any of the Business, or who, to the Knowledge of the Seller, during the Restricted Period becomes a customer or supplier of the Company or any Material Company Subsidiary or (B) actively cause any customer, referral source, supplier or other business relation to curtail doing business with the Company or any Material Company Subsidiary.

(b) During the Restricted Period, neither Seller nor any of its Affiliates shall, directly or indirectly or by assisting others, (i) solicit for hire or otherwise attempt to hire any individual who within a twelve (12) month period of such hiring or solicitation served as an officer, employee, consultant or advisor of the Business and to whom the Seller, the Company or any Material Company Subsidiary paid aggregate compensation during the most recently completed fiscal year of the Seller in excess of $50,000 or (ii) encourage or attempt to induce any such officer, employee, consultant or advisor to terminate such Person’s or entity’s relationship with the Business or to work for any business other than the Business, whether or not a Competitor of the Business and whether or not under contract with the Company or any Material Company Subsidiary, or at will.  Notwithstanding the foregoing portion of this Section 5.18(b), Seller and its Affiliates may employ, contract with, engage and use the services of Joseph J. Grillo, Parke Hess, Patricia Petersen and Jason Prescott unless such individual remained employed by Company through and after the Closing.  Additionally, Seller and its Affiliates may employ, contract with, engage and use the services of all members of Seller’s Board of Directors and Seller’s legal, accounting and professional advisors after Closing.

(c) As used herein, the term “Restricted Period” shall mean in the period commencing on the Closing Date and ending on the expiration of three years following the Closing Date.  If Seller breaches any agreement or covenant contained in Section 5.18 hereof, the Restricted Period for purposes of Section 5.18 shall be extended for an additional period equal to the period during which such breach occurred and continued.  The Seller acknowledges that the Company and the Material Company Subsidiaries have operations in, sell their products, and/or otherwise conduct the Business throughout the United States of America, Canada, South America, Asia, Australia, New Zealand and Europe.  As used herein, the term “Territory” shall mean the United States of America, Canada, South America, Asia, Australia, New Zealand and Europe.  As used herein, the term “Restricted Business” shall mean the business of developing, manufacturing, distributing and selling RFID and visual identification tags, readers and related software for animals, including cattle, livestock, swine, horses, sheep, goats, deer, llamas, companion animals and fish.

(d) The Seller agrees and acknowledges that the duration, scope and geographic area of the covenants described in this Section 5.18 are fair, reasonable and necessary in order to protect the goodwill and other legitimate interests of the Purchaser.  If, however, for any reason any court of competent jurisdiction determines that the restrictions in this Section 5.18 are not reasonable, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in this Section 5.18 as will render such restrictions valid and enforceable.

Section 5.19. Non-Compete Agreement.  On the date hereof, Joseph J. Grillo shall execute and deliver the Non-Compete Agreement, which Non-Compete Agreement, by and subject to its terms, shall come into full force and effect on the Closing.

Section 5.20. Qualified Employee Plans.  The Seller, the Company or its ERISA Affiliates, as appropriate, shall amend the Seller’s Qualified Employee Plans and any underlying loan agreements on or before the Closing Date:

(a) to the extent necessary to avoid a default of any loans under the Qualified Employee Plans as a result of the termination of participation of the Company under the Qualified Employee Plans as of the Closing;

(b) to terminate the participation of the Company in the Qualified Employee Plans as of the Closing and to fully vest all Company employees as of the Closing;

(c) to rollover the loan notes and other property in the Qualified Employee Plans to a tax qualified plan of Purchaser (“Buyer Plan”); and

(d) make such other amendments to the Qualified Employee Plans as may be reasonably requested by Purchaser related to or concerning this Agreement and the employees of the Company (collectively the “Amendments”).

Any Amendments shall be subject to review and approval of Purchaser, and the Seller shall provide to Purchaser an executed duplicate original of any such Amendments on the Closing Date and evidence on or before Closing satisfactory to the Seller that any such Amendments have been duly adopted by the Seller through proper corporate action.

In the event that a rollover of assets to a Buyer Plan from the trust of the Seller’s Qualified Employee Plans is reasonably anticipated to trigger liquidation charges, surrender charges, or other material fees to be imposed upon the account of any participant or beneficiary under such Qualified Employee Plan as a result of the transactions contemplated by this Agreement, then the Seller shall reimburse Purchaser or participants, as applicable, for any and all charges and fees that are paid or incurred attributable to accounts of Company employees who receive a rollover distribution from such Qualified Employee Plan.

Section 5.21. Use of Digital Angel Name.  At Closing, the Company shall grant Seller: (i) a non-exclusive, personal, limited, revocable, royalty-free right and license to use the mark DIGITAL ANGEL in the corporate name of Seller through December 31, 2012; and (ii) an exclusive, personal, limited, revocable, royalty-free right and license to use the domain name DIGITALANGEL.COM through December 31, 2012.  The license will contain customary restrictions on use and quality control reasonably satisfactory to the parties.  Additionally, the license shall prohibit Seller from using the DIGITAL ANGEL  mark in connection with marketing products.

ARTICLE VI.
CONDITIONS

Section 6.1. Conditions to Each Party’s Obligation to Effect the Closing. The obligation of each party to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) Statutes; Court Orders. No Law shall have been enacted or promulgated by any Governmental Entity which prohibits or makes illegal the consummation of the Closing; and there shall be no Order of a court of competent jurisdiction in effect precluding consummation of the Closing.

Section 6.2. Conditions to Obligations of Purchaser to Effect the Closing. The obligation of Purchaser to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) The representations and warranties of Seller set forth in Article III shall be true and correct in all material respects (provided that any materiality qualifications already included in such representations and warranties shall be read out for purposes of this Section 6.2(a)) as of the Closing Date as if made on the Closing Date (except that representations and warranties that refer specifically to an earlier date must be true and correct as of such earlier date).  Notwithstanding the above, the Fundamental Representations shall be true and correct (without giving effect to materiality qualifications already included in such representations and warranties) as of the Closing Date as if made on the Closing Date (except that representations and warranties that refer specifically to an earlier date must be true and correct as of such earlier date)

(b) Seller shall have performed and complied with, in all material respects, all covenants and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c) Purchaser shall have received a certificate signed by a senior officer of Seller to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied.

(d) Seller shall have delivered to Purchaser all of the items specified to be delivered by Seller in Section 2.1(c).

(e) Seller shall not have (i) applied for, consented to, or suffered to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) made a general assignment for the benefit of creditors, (iii) commenced a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) been adjudicated a bankrupt or insolvent, (v) filed a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesced to, or failed to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) taken any action for the purpose of effecting any of the foregoing.

(f) No Material Adverse Effect shall have occurred since the date this Agreement was signed.

(g) Seller and Company shall have (i) transferred all of the Excluded Assets and Excluded Liabilities to a Person that is not the Company or a Subsidiary of the Company, and (ii) transferred all assets of the Business owned by the Seller or its Affiliates (other than the Company and its Subsidiaries) to the Company or a Material Company Subsidiary.

(h) All guaranties made by the Company and its Subsidiaries with respect to Seller’s (or its Subsidiaries’) Indebtedness, and all Intercompany Accounts shall have been terminated and released.

(i) All consents or approvals listed in Schedule 3.4 shall have been obtained by the Seller in form reasonably satisfactory to the Purchaser and Seller.

(j) No Regulatory Restrictions exist as of the Closing Date.

Section 6.3. Conditions to Obligations of Seller to Effect the Closing. The obligations of Seller to consummate the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) The representations and warranties of Purchaser set forth in Article IV shall be true and correct in all material respects (provided that any materiality qualifications already included in such representations and warranties shall be read out for purposes of this Section 6.3(a)) as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date).

(b) Purchaser shall have performed and complied with, in all material respects, all covenants and obligations required by this Agreement to be performed or complied with by it prior to or at the Closing.

(c) Seller shall have received a certificate signed by an officer of Purchaser to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied.

(d) Purchaser shall have delivered to Seller all of the items specified to be delivered by Purchaser in Section 2.1(b).

ARTICLE VII.
TERMINATION

Section 7.1. Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after receipt of the Stockholder Approval:

(a) by the mutual written consent of Seller and Purchaser; or

(b) by either of Seller or Purchaser, upon written prior notice to the other:

(i) if the Closing shall not have occurred on or before August 4, 2011, (the “Walk-Away Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Closing to have occurred on or before the Walk-Away Date was primarily due to the failure of such party to perform any of its obligations under this Agreement; further provided, that in the event of Regulatory Restrictions the Purchaser may request, and Seller shall grant, a one time 30 day extension of the Walk-Away Date;

(ii) if any Law or Order having the effect set forth in Section 6.1(b) shall be in effect and shall have become final and nonappealable; or

(iii) if Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof.

(c) by Purchaser, upon prior written notice to Seller:

(i) if Seller shall have materially breached or failed to perform in all material respects any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (y) cannot be cured by Seller or, if curable, is not cured by the Walk-Away Date, provided that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Purchaser is then in material breach of any of its covenants or agreements contained in this Agreement;

(ii) if Seller’s Board of Directors has adopted an Adverse Recommendation Change;

(iii) if any of the conditions set forth in Section 6.1 or 6.2 shall have become incapable of satisfaction before the Walk-Away Date; provided that a breach by Purchaser is not the cause thereof; or

(iv) if a Material Adverse Effect shall have occurred.

(d) by Seller, upon prior written notice to Purchaser:

(i) if Purchaser shall have materially breached or failed to perform in all material respects any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of a condition set forth in Sections 6.3(a) or (b) and (y) cannot be cured by Purchaser or, if curable, is not cured by the Walk-Away Date, provided that Seller shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if Seller is then in material breach of any of its covenants or agreements contained in this Agreement;

(ii) if Seller (A) has complied with its obligations under Sections 5.3 and 5.4, and (B) is in compliance with Section 5.4, concurrently enters into a definitive written Acquisition Agreement providing for a Superior Proposal; provided, however, Seller may not terminate this Agreement pursuant to this Section 7.1(d)(ii) until at least five Business Days have passed since the date of the most recent Adverse Recommendation Notice;

(iii) if any of the conditions set forth in Sections 6.1 or 6.3 shall have become incapable of satisfaction before the Walk-Away Date; provided that a breach by Seller is not the cause thereof; or

(iv) if Regulatory Restrictions affirmatively enjoining or otherwise prohibiting the Closing have been imposed.

Section 7.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 5.17, 7.2 and 7.3, and Article X, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Purchaser or Seller except (i) as provided in Section 7.3, (ii) as set forth in Section 5.17, and (iii) nothing shall relieve any party from liability for fraud or any willful or intentional breach of this Agreement.

Section 7.3. Termination Fees.

(a) Paid by Seller.

(i) In the event that this Agreement is properly terminated by Purchaser pursuant to Section 7.1(c)(i), (ii) or (iv) Seller shall promptly pay to Purchaser $500,000.

(ii) In the event that this Agreement is terminated by Seller pursuant to Section 7.1(d)(ii), Seller shall promptly pay to Purchaser $1,000,000.

(b) Paid by Purchaser.

(i) In the event that this Agreement is properly terminated by Seller pursuant to Section 7.1(d)(i) or (iv) Purchaser shall promptly pay to Seller $750,000, provided Seller is not in material breach of any of its covenants or agreements contained in this Agreement.

(ii) In the event that this Agreement is terminated by either party pursuant to

Section 7.1(b)(i) due to the existence of Regulatory Restrictions, then Purchaser shall promptly pay to Seller $750,000; provided, however, Purchaser shall not have to pay such fee unless (A) the Walk-Away Date has occurred (and, for avoidance of doubt, Seller shall have extended the Walk-Away Date by 30 days as per Section 7.1(b)(i)), (B) the Stockholder Approval has been received, and (C) Seller is not in material breach of any of its covenants or agreements contained in this Agreement.

(c) For the avoidance of doubt, neither party will be required to pay more than one termination fee.

(d) Each of Seller and Purchaser acknowledges that the agreements contained in this Section 7.3 are an integral part of the Agreement. Following termination of this Agreement, amounts paid pursuant to this Section 7.3 shall constitute, for the party receiving the fee, such party’s sole and exclusive remedy following such termination (other than as provided in Section 7.2 above).

ARTICLE VIII.
INDEMNIFICATION

Section 8.1. Indemnification; Remedies.

(a) Seller’s Indemnification Obligations.  Seller shall indemnify, defend and hold harmless Purchaser, the Company (after Closing), the respective Affiliates of each of the foregoing, and the respective officers, directors, employees and agents of each of the foregoing (“Purchaser Indemnified Persons”) from and against any and all Losses arising out of or relating to:

(i) any breach or inaccuracy of any of the representations and warranties of Seller contained in this Agreement by virtue of such breach or inaccuracy on and as of the Closing Date with the same effect as though made on such date or, in the case of any representation or warranty that speaks as of a specific date or time, on and as of such specific date or time;

(ii) any breach by Seller of its covenants or obligations contained in this Agreement;

(iii)  (A) any Excluded Liabilities, or (B) any claims or threatened claims of any kind against Purchaser or the Company by any holders or purported holders of any securities or rights to acquire securities of Seller or the Company in connection with the transactions contemplated by this Agreement, including without limitation claims alleging violation of fiduciary duties or securities laws or related to appraisal or dissenters’ rights;

(iv) any Taxes that are payable by Seller pursuant to Section 5.8 (except to the extent that the amount of such Taxes is, or already has been, reflected in the Financial Statements and in the calculation of the Closing Date Net Working Capital;

(b) Limitations on Seller’s Indemnification.  Seller’s indemnification obligation under Section 8.1(a)(i) shall be subject to each of the following limitations:

(i) with respect to indemnification under Section 8.1(a)(i), such obligation to indemnify shall terminate on the 18-month anniversary of the Closing Date (the “Cut-Off Date”) unless before such date Purchaser has provided Seller with an applicable Claim Notice, provided that (x) the representations and warranties in Sections 3.2 (Authorization), 3.3 (Execution; Validity of Agreement), 3.5 (Ownership of Shares), 3.6 (Capitalization), 3.7 (but excluding 3.7(b)) (Subsidiaries), 3.10(b) (Title to Assets), 3.21(f) (WARN Act), 3.30 (Brokers or Finders) and  3.31 (No Retained Assets) (the foregoing, collectively, the “Fundamental Representations”) shall survive the Closing indefinitely and (y) the representations and warranties in Section 3.19 (Tax Matters) and Section 3.16 (Environmental Matters) shall survive until 30 days after the expiration of the relevant statute of limitations;

(ii) there shall be no obligation to indemnify under Section 8.1(a)(i) for any Losses for which Seller, but for this Section 8.1(b)(ii), would be liable in excess of $4,000,000 in the aggregate, provided, however, that that the limitation on indemnification set forth in this Section 8.1(b)(ii) shall not apply to any Losses arising out of or relating to breaches or inaccuracies of the Fundamental Representations or the representations and warranties in Sections 3.16 (Environmental Matters) or 3.19 (Tax Matters); and

(iii) there shall be no obligation to indemnify under Section 8.1(a)(i) until the aggregate amount of all Losses exceeds $250,000, in which event only the first $125,000 of such aggregate amount of all Losses shall not be recoverable and amounts in excess of the first $125,000 shall be recoverable; provided, however, that the limitation on indemnification set forth in this Section 8.1(b)(iv) shall not apply to any Losses arising out of or relating to breaches or inaccuracies of the Fundamental Representations or the representations and warranties in Section 3.16 (Environmental Matters) or 3.19 (Tax Matters).

(c) Purchaser’s Indemnification.  From and after the Closing, Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates of each of the foregoing and the respective officers, directors, employees and agents of each of the foregoing from and against any and all Losses arising out of or relating to (i) any breach or inaccuracy of any of the representations and warranties of Purchaser contained in this Agreement by virtue of such breach or inaccuracy on and as of the Closing Date with the same effect as though made on such date or, in the case of any representation or warranty that speaks as of a specific date or time, on and as of such specific date or time, or (ii) any breach by Purchaser of its covenants or obligations contained in this Agreement.

(d) Nothing in this Agreement shall prejudice any action by Seller or Purchaser for fraud.

Section 8.2. Notice of Claim; Defense.

(a) If (i) any third-party institutes or asserts any claim, demand, investigation, action or proceeding (each of the foregoing, a “Proceeding”) that may give rise to Losses for which a party (an “Indemnifying Party”) may be liable for indemnification under this Article VIII (a “Third-Party Claim”) or (ii) any Person entitled to indemnification under this Agreement (an “Indemnified Party”) shall have a claim to be indemnified by an Indemnifying Party that does not involve a Third-party Claim (a “Direct Claim”), then, in case of clause (i) or (ii), the Indemnified Party shall promptly send to the Indemnifying Party a written notice specifying the nature of such claim and the amount of all related Losses (a “Claim Notice”). The Indemnifying Party shall be relieved of its indemnification obligations under this Article VIII only to the extent that it is materially prejudiced by the failure of the Indemnified Parties to provide a timely and adequate Claim Notice. No Person shall be liable for any claim for indemnification under Article VIII unless such claim arises prior to the applicable survival period and the applicable Claim Notice is delivered by the Indemnified Party to the Indemnifying Party prior to the expiration of the applicable survival period.

(b) In the event of a Third-Party Claim, the Indemnifying Party may elect to retain counsel of its choice, reasonably acceptable to the relevant Indemnified Parties, to represent such Indemnified Parties in connection with such Proceeding and shall pay the reasonable fees and expenses of such counsel. The Indemnified Parties may participate, at their own expense and through legal counsel of their choice, in any such Proceeding, provided that (i) the Indemnifying Party may elect to control the defense of the Indemnified Parties in connection with such Proceeding and (ii) the Indemnified Parties and their counsel shall cooperate with the Indemnifying Party and its counsel in connection with such Proceeding. The Indemnifying Party shall not settle any such Proceeding without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld), unless the terms of such settlement provide for no relief other than the payment of monetary damages that are fully indemnified pursuant to this Article VIII. Notwithstanding the foregoing, if (x) the Indemnifying Party elects not to retain counsel and assume control of such defense, (y) both the Indemnifying Party and any Indemnified Party are or may be parties to or subjects of such Proceeding or conflicts of interests exist between the Indemnifying Party and such Indemnified Party or (z) the Proceeding is reasonably likely to establish a precedential custom or practice that is detrimental to the continuing business interests of the Indemnified Party, then the Indemnified Parties shall retain counsel reasonably acceptable to the Indemnifying Party in connection with such Proceeding and assume control of the defense in connection with such Proceeding, and the reasonable fees and expenses of no more than one such counsel per jurisdiction selected by the Indemnified Parties shall be reimbursed by the Indemnifying Party. Under no circumstances will the Indemnifying Party have any liability in connection with any settlement of any Proceeding that is entered into without its prior written consent (which shall not be unreasonably withheld or delayed).

(c) From and after the delivery of a Claim Notice, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its counsel, experts and representatives full access, during normal business hours, to the books, records, personnel and properties of the Indemnified Party to the extent reasonably related to the Claim Notice at no cost to the Indemnifying Party (other than for reasonable out-of-pocket expenses of the Indemnified Parties).

Section 8.3. Reductions for Insurance Proceeds and Other Recoveries.  The amount of any Loss subject to indemnification hereunder or of any claim therefor shall be calculated net of any insurance proceeds (net of direct collection expenses) actually received by the Indemnified Party on account of such Loss. Each Indemnified Party shall use commercially reasonable efforts to seek full recovery under all insurance policies that such Person reasonably believes cover any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder. Any Losses shall be reduced (retroactively or prospectively) by any insurance proceeds, proceeds of subrogation and any indemnity, contribution or other similar payment from third parties actually recovered (net of direct collection expenses). The existence of a claim for monies by an Indemnified Party against an insurer or other third party in respect of any Losses shall not, however, delay any payment otherwise due and owing under this Article VIII. In such event, the Indemnifying Party shall make payment in full to the applicable Indemnified Party of the amount due and owing under this Article VIII against an assignment by the Indemnified Party to the Indemnifying Party of the entire claim for insurance proceeds or against such third party. Notwithstanding any other provisions of this Agreement, the parties intend that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the provisions of this Article VIII or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnified Party has received the payments required by this Article VIII from an Indemnifying Party in respect of any Losses and later receives insurance proceeds or other amounts in respect of such Losses, then the Indemnified Party shall as promptly as practicable pay to the Indemnifying Party a sum equal to the amount of insurance proceeds or other amounts received, net of any costs incurred in connection with such insurance or other third-party recoveries, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Article VIII in respect of such Losses (or if there is more than one Indemnifying Party, the Indemnified Party shall pay each Indemnifying Party its proportionate share, based on the payments received from the Indemnifying Party, of such insurance or other proceeds).

Section 8.4. Rights Under Escrow Agreement. In the event Seller has any liability to any Purchaser Indemnified Person pursuant to Section 8.1(a)(i) for any Losses, the Purchaser Indemnified Person shall receive payment thereof against and to the extent of the balance of the Escrow Amount under the Escrow Agreement and, thereafter, from Seller, subject to the limitations set forth in Section 8.1(b).  In the event Seller has any liability to any Purchaser Indemnified Person pursuant to Sections 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv) or for fraud, the Purchaser Indemnified Person shall receive payment thereof, first, against and to the extent of the balance of the Escrow Amount under the Escrow Agreement, and, thereafter, from any other Person from whom Purchaser may be entitled to recover.

Section 8.5. Tax Treatment of Payments. Seller, Purchaser, the Company and their respective Affiliates shall treat any and all payments under this Article VIII as an adjustment to the Purchase Price for Tax purposes.

Section 8.6. Change in Control Payments. Notwithstanding anything in this Agreement to the contrary, Seller shall retain all liability with respect to, and shall indemnify and hold harmless Purchaser, the Company, and their respective Affiliates, for any change in control payment, transaction bonus, retention bonus or similar payment to which any director, employee or former employee of the Company may be entitled in connection with the transactions contemplated by this Agreement, whether contingent or otherwise (collectively, “Change in Control Payments”).

Section 8.7. Payment of Direct Claims.  A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid within fifteen (15) days after such notice.

ARTICLE IX.
DEFINITIONS AND INTERPRETATION

Section 9.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

“Accounting Arbitrator” has the meaning set forth in Section 2.2(c).

“Accounts Receivable” has the meaning set forth in Section 3.25.

“Acquisition Agreement” shall have the meaning set forth in Section 5.4(c).

“Adverse Recommendation Change” shall have the meaning set forth in Section 5.4(c).

“Adverse Recommendation Notice” shall have the meaning set forth in Section 5.4(c).

“Affiliate” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code §1504(a) or any similar group defined under a similar provision of state, local or non-U.S. law.

“Agreement” means this Stock Purchase Agreement, together with the Exhibits and Schedules hereto and the Disclosure Schedule.

“Assumed Debt” means any Indebtedness of the Company or its Subsidiaries set forth on Schedule 3.8(b) other than Indebtedness included in the Payoff Amount.  In no event will the aggregate amount of such Indebtedness exceed $5,000,000.

“Audits” shall have the meaning set forth in Section 3.19(d).

“Balance Sheet Date” means the date of the most recent audited balance sheet included in the Financial Statements.

“Board Recommendation” shall have the meaning set forth in Section 5.4(c).

“Business” shall have the meaning set forth in the recitals.

“Business Day” means a day other than Saturday, Sunday or any day on which the principal commercial banks located in the State of Minnesota are authorized or obligated to close under the laws of such state.

“Carve-Out Statements” means the unaudited balance sheet of the Business on a standalone basis as at March 31, 2011 together with the unaudited statements of income and cash flows of the Business on a standalone basis for the three month period ended March 31, 2011, being the equivalent financial statements of the Company adjusted to eliminate the effects of, among other things, the Emergency Locator Business and to include any assets or liabilities of the Business currently held by the Seller.

“Change in Control Payments” shall have the meaning set forth in Section 8.7.

“Claim Notice” shall have the meaning set forth in Section 8.2(a).

“Closing” shall have the meaning set forth in Section 2.1(a).

“Closing Certificate” shall have the meaning set forth in Section 2.2(a).

“Closing Date” means the date on which the Closing occurs.

“Closing Date Balance Sheet” shall have the meaning set forth in Section 2.2(a).

“Closing Date Net Working Capital” means Current Assets less Current Liabilities as of the Closing Date.

 “Code” means the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the recitals.

“Company Predecessor” means any predecessors of the Company as a result of one or more amalgamations or wind-up.

“Company Product” has the meaning set forth in Section 3.28.

“Competition Authority” means any Governmental Entity responsible for enforcement of antitrust or competition law (including the U.S. Federal Trade Commission, Antitrust Division of the U.S. Department of Justice, European Commission, or Office of Fair Trade).

“Competitor” has the meaning set forth in Section 5.18(a)(i).

“Confidential Information” shall have the meaning set forth in Section 5.17.

“Confidentiality Agreement” means the agreement between Company and Purchaser dated June 3, 2009.

“Contract” shall have the meaning set forth in Section 3.4.

“Copyrights” means U.S. and foreign registered and unregistered copyrights (including those in computer software and databases), rights of publicity and, if applicable, all registrations and applications to register the same.

“Current Assets” means cash and cash equivalents, Accounts Receivable, prepaid expenses and inventory of the Business.

“Current Liabilities” means the current liabilities of the Business, including accounts payable, customer deposits, deferred revenue, deferred rent, sales taxes payable, accrued withholding taxes, payroll taxes payable and salaries, bonuses payable and any other accrued expenses, but excluding any portion of the Company’s Indebtedness deemed current.

“Cut-Off Date” shall have the meaning set forth in Section 8.1(b)(i).

“Direct Claim” shall have the meaning set forth in Section 8.2(a).

“Disclosure Schedule” means the disclosure schedule of even date herewith delivered by Seller to Purchaser simultaneously with the execution hereof.

“Emergency Locator Business” means the products developed, manufactured, assembled sold and marketed by Signature Industries, Limited, Seller’s majority-owned Subsidiary.

“Employee Plan” means any agreement, contract, plan, fund, program, agreement or arrangement involving direct or indirect compensation (other than ordinary salary and wage payments) or any other employee benefit of any kind, including, but not limited to, each deferred compensation, incentive compensation, bonus, stock purchase, stock option, other equity compensation, employee benefit, supplemental unemployment benefit, severance or termination pay, salary continuation, medical, dental, surgical, disability, hospitalization, life insurance, welfare, profit-sharing, stock bonus, pension, savings, retirement, supplementary retirement, employment, termination, change in control, severance, dependent care, Code Section 125 or other pre-tax benefits, in each case, that has been sponsored, maintained or contributed to or required to be contributed to by the Company, or by any ERISA Affiliate, or to which the Company, or an ERISA Affiliate has been a party or has any liability with respect to, whether written or oral, for the benefit of any director, employee or former employee of the Company or any ERISA Affiliate (or their respective beneficiaries, dependents or spouses).

“Encumbrances” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

“Environmental Laws” means all Laws relating to: (i) protection, preservation or cleanup of the environment or natural resources; (ii) any Release or threatened Release, including, without limitation, control, investigation, study, assessment, testing, monitoring, containment, removal, remediation, cleanup or abatement of such Release or threatened Release; (iii) the management, manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, transportation, re-use, recycling or reclamation of any Hazardous Substance, or (iv) health and safety.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company or Seller has been treated as a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Escrow Account” shall have the meaning set forth in Section 2.1(b)(ii).

“Escrow Agent” shall have the meaning set forth in Section 2.1(b)(ii).

“Escrow Agreement” shall have the meaning set forth in Section 2.1(b)(ii).

“Escrow Amount” shall have the meaning set forth in Section 2.1(b)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” means: (i) the shares of capital stock of Signature Industries Limited owned by the Company; (ii) assets related solely to the Emergency Locator Business owned by the Company, if any; and (iii) the shares of capital stock of Timely Technology Corporation, a California corporation, owned by the Company; unless and to the extent any such assets are used in the operation of the Business.

“Excluded Liabilities” means any and all liabilities, whether primary or secondary, known or unknown, accrued or contingent, of any kind or nature, other than liabilities related to the Business. Without limiting the generality of the foregoing, “Excluded Liabilities” shall include any and all liabilities: (i) incurred as a result of the operation of or in connection with the Emergency Locator Business, (ii) of Signature Industries Limited; (iii) of Timely Technology Corporation; and (iv) liabilities and Indebtedness Seller owes to Hillair Capital, LLC (and related purchasers) and the guaranties thereof made by the Company and its Subsidiaries.

“Financial Statements” means (a) the audited consolidated balance sheets of Seller as at December 31, 2010 and December 31, 2009, together with the audited consolidated statements of income and cash flows of Seller for the years ended December 31, 2010 and 2009, (b) the unaudited consolidated balance sheet of Seller as at March 31, 2011 together with the unaudited consolidated statements of income and cash flows of Seller for the three month period ended March 31, 2011, and (c) the Carve-Out Statements.

“Fundamental Representations” shall have the meaning set forth in Section 8.1(b)(i).

“GAAP” means U.S. generally accepted accounting principles, consistently applied throughout the periods presented in accordance with Seller’s accounting policies and practices.

“Governmental Entity” means a foreign or domestic court, arbitral tribunal, administrative agency, commission, governmental or department, regulatory authority, agency, any stock exchange or self-regulatory authority.

“Hazardous Substances” means any substances, materials, wastes or agents that are designated as hazardous or toxic or subject to regulation or liability under Environmental Laws, including without limitation petroleum or any fraction thereof, asbestos, polychlorinated biphenyls, and mold.

“Indebtedness” of any Person means, as of any date, the amount equal to the sum (without any double-counting) of the following obligations (whether or not then due and payable), to the extent they are of such Person: (i) all outstanding indebtedness for borrowed money owed to third parties, (ii) accrued interest payable with respect to Indebtedness referred to in clause (i), (iii) all obligations evidenced by notes, bonds, debentures or other similar instruments (whether or not convertible) or arising under indentures, (iv) all obligations arising out of any financial hedging, swap or similar arrangements, (v) all obligations as lessee that would be required to be capitalized in accordance with GAAP, and (vi) all obligations in connection with any letter of credit, banker’s acceptance, guarantee, surety, performance or appeal bond, or similar credit transaction.

“Indemnified Party” shall have the meaning set forth in Section 8.2(a).

“Indemnifying Party” shall have the meaning set forth in Section 8.2(a).

“Intellectual Property” means all of the following: Trademarks, Patents, Copyrights, Trade Secrets, Internet domain names and Licenses.

“Intercompany Accounts” means all balances related to indebtedness, including any intercompany indebtedness, loan, guaranty, receivable, payable or other account between Seller and the Company or any Subsidiary of the Company.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge of Seller” means the actual knowledge of Joseph J. Grillo, Seller’s Chief Executive Officer, Jason Prescott, Seller’s Chief Financial Officer or Parke Hess, Seller’s Chief Operating Officer, and such knowledge that any such person would be deemed to have acquired upon reasonable inquiry of those in the Company and its Subsidiaries with relevant subject matter responsibility.

“Law” shall have the meaning set forth in Section 3.4.

“Leased Real Property” shall have the meaning set forth in Section 3.10(c).

“Licenses” means all licenses and agreements pursuant to which the Company has acquired rights in or to any Intellectual Property, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any Intellectual Property.

“Losses” means any and all damages, losses, actions, Proceedings, causes of action, obligations, liabilities, claims, encumbrances, penalties, demands, assessments, settlements, judgments, costs and expenses, including court costs and reasonable attorneys’ and disbursements and costs of litigation; provided, however, that Losses shall not include punitive damages, treble damages or exemplary damages (except to the extent such damages are awarded in connection with a Third Party Claim for which indemnification is available to an Indemnified Party).

“Material Adverse Effect” means any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial or other condition, or results of operations of the Company or the Business; provided, however, none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any event, change, effect, development, condition or occurrence arising from or relating to (i) general business or economic conditions not specific or peculiar to the Company or the Business, (ii) national or international political or social conditions, including the engagement by the U.S. in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S., (iii) disruption to financial, banking, or securities markets in general (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, that, except to the extent such event, change, effect, development, condition or occurrence described in clauses (i) through (iv) has a disproportionate effect on the Company or the Business when compared to other companies in the industry in which the Company or the Business operates; (b) the taking of any action required by this Agreement or the Related Documents, (c) the announcement or disclosure of the transactions contemplated herein, or (d) the presence of Regulatory Restrictions.

“Material Company Subsidiaries” shall have the meaning set forth in Section 3.7.

“Material Contract” shall have the meaning set forth in Section 3.11(a).

“Material Intellectual Property” shall have the meaning set forth in Section 3.20(a).

“Non-Compete Agreement” means a non-compete agreement entered into between the Purchaser and Joseph J. Grillo on the date hereof in the form attached hereto as Exhibit C.

“Notice of Dispute” shall have the meaning set forth in Section 2.2(b).

“Order” shall have the meaning set forth in Section 3.15.

“Owned Intellectual Property” means Intellectual Property owned by the Company that is material to the Business, excluding Intellectual Property associated with the Emergency Locator Business.

“Owned Real Property” shall have the meaning set forth in Section 3.10(c).

“Patents” means issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and similar statutory rights.

“Payoff Amount” means the aggregate of the amounts of Indebtedness owed to certain Persons by the Company or its Subsidiaries as indicated on the payoff letters delivered by the Seller to the Purchaser in accordance with Section 5.6.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permits” shall have the meaning set forth in Section 3.17.

“Permitted Encumbrances” shall have the meaning set forth in Section 3.10(b).

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

“Pre-Closing Tax Period” shall have the meaning set forth in Section 5.8(a).

“Proceeding” shall have the meaning set forth in Section 8.2(a).

“Proxy Statement” shall have the meaning set forth in Section 3.4.

“Purchase Price” shall have the meaning set forth in Section 1.2(a).

“Purchaser” shall have the meaning set forth in the opening paragraph.

“Purchaser Indemnified Persons” shall have meaning set forth in Section 8.1(a).

“Real Property Lease” has the meaning set forth in Section 3.10(e).

“Related Documents” means the Escrow Agreement and the Transition Services Agreement.

“Related Party” shall have the meaning set forth in Section 3.22.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, of any Hazardous Substances at, in, on, into or onto the environment, including, without limitation, the migration of any Hazardous Substances through or in the environment.

“Regulatory Restrictions” means any one or more of the following: (i) the seeking by a Competition Authority of an Order temporarily or permanently enjoining the Closing, (ii) the imposition of an Order sought in clause (i), (iii) the filing of a complaint (or similar) by any Competition Authority challenging the transactions contemplated in this Agreement as violating competition Laws (including or similar to Section 1 of the Sherman Antitrust Act, Section 7 of the Clayton Act or Section 5 of the Federal Trade Commission Act), (iv) the initiation of a formal or informal investigation by any Competition Authority in connection with the transactions contemplated herein, or (v) any indication (written or oral) from a Competition Authority that it is likely to challenge the transactions contemplated by this Agreement or impose material sanctions on any party upon consummation of the transactions contemplated by this Agreement or, to the extent no such indication has been received from a Competition Authority (after inquiry) and the Stockholder Approval has been obtained, Purchaser has received written advice from its counsel that a significant risk exists that consummation of the transactions contemplated by this Agreement will result in a Competition Authority challenging the transactions or imposing material sanctions on the Purchaser or the Company after Closing.

“Representatives” shall have the meaning set forth in Section 5.4(a).

“Restricted Business” has the meaning set forth in Section 5.18(c).

“Restricted Period” has the meaning set forth in Section 5.18(c).

“Schedule” means an individual section of the Disclosure Schedule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” shall have the meaning set forth in the opening paragraph.

“Seller SEC Documents” has the meaning set forth in Section 3.12.

“Shares” shall have the meaning set forth in Section 3.6.

“Stockholder Approval” shall have the meaning set forth in Section 3.2(d).

“Stockholders Meeting” shall have the meaning set forth in Section 5.3(b).

“Straddle Period” shall have the meaning set forth in Section 5.8(b).

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such Person does not have a majority of the voting interest in such partnership).

“Superior Proposal” shall have the meaning set forth in Section 5.4(d)(ii).

“Takeover Proposal” shall have the meaning set forth in Section 5.4(d)(i).

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, net worth, capital, license, payroll, estimated, employment, excise, severance, stamp, business and occupation, premium, windfall profits, environmental, capital stock, franchise, profits, margin, gross margin, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, customs duties, value added, alternative or add-on minimum tax, estimated or any other taxes of any kind imposed by a Governmental Entity, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnity or otherwise assume or succeed to the Tax liability of any other Person (other than pursuant to this Agreement).

 “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” has the meaning set forth in Section 5.18(c).

“Third-Party Claim” shall have the meaning set forth in Section 8.2(a).

“Third-Party Consents” shall have the meaning set forth in Section 5.7(d).

“Title IV Employee Plan” means an Employee Plan that has been subject to Section 302, Section 303 or Title IV of ERISA or Section 412 or Section 430 of the Code.

“Trademarks” means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

“Trade Secrets” means all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business information and industrial designs, discoveries, improvements, ideas, designs, models, formulae, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, proprietary information, customer lists, technical information and trade secrets.

“Transition Services Agreement” means the agreement for transition services to be provided by the Company to Seller after Closing substantially in the form attached hereto as Exhibit D.

“U.S.” means the United States of America.

“U.S. Dollar” or “$” means the lawful currency of the United States of America.

“Walk-Away Date” shall have the meaning set forth in Section 7.1(b)(i).

“WARN Act” means the Worker Adjustment and Retraining Notification Act.

Section 9.2. Interpretation.

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

(c) The words “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party’s successors and permitted assigns.

(f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g) A reference herein to any other agreement or document shall be to such agreement or document as it may have been or may hereafter be amended, modified, supplemented, waived or restated from time to time in accordance with its terms and, to the extent applicable, the terms of this Agreement, and shall include all annexes, exhibits, schedules and other documents or agreements attached thereto.

(h) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(i) All payments and adjustments under this Agreement shall be made in U.S. Dollars.

ARTICLE X.
MISCELLANEOUS

Section 10.1. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Closing shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement.

Section 10.2. Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

Section 10.3. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given: (1) on the date of delivery, if personally delivered, (2) on the day of receipt, if delivered by a nationally recognized next-day courier service, or (3) on the third Business Day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Purchaser, to:

Allflex USA, Inc.
P.O. Box 612266
DFW Airport, TX  75261
Attention:  Harold B. Kernodle
Telecopy: (972) 456-3882

with a copy which shall not constitute notice to:

Hunton & Williams LLP
1445 Ross Avenue
Suite 3700
Dallas, TX 75202
Attention:  T. Allen McConnell, Esq.
Telecopy: (214) 740-7147

and if to Seller, to:

Digital Angel Corporation
490 Villaume Avenue
South St. Paul, MN 55075
Facsimile No.: (651) 455-0217
Telephone No.: (651) 455-1621
Attention: Chief Executive Officer

with a copy which shall not constitute to:

Winthrop & Weinstine, P.A.
Capella Tower, Suite 3500
225 South Sixth Street
Minneapolis, MN 55402
Facsimile No.: (612) 604-6929
Telephone No.: (621) 604-6400
Attention: Philip T. Colton, Esq.
Email: pcolton@winthrop.com

Section 10.4. Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

Section 10.5. Entire Agreement; No Third Party Beneficiaries. This Agreement, together with and the Related Documents (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer upon any Person other than the parties hereto and thereto any rights or remedies hereunder (except that the Purchaser Indemnified Persons are intended to be third party beneficiaries of Article VIII hereof); provided that this Agreement shall not supersede or in any way modify the terms of the Confidentiality Agreement.

Section 10.6. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 10.7. Governing Law.  This Agreement and the transactions contemplated herein, and all disputes, claims, or controversies between the parties under or, except to the extent governing law is expressly set forth in a Related Document, related to this Agreement or the facts and circumstances leading to its execution or performance, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 10.8. Jurisdiction. Each of the parties irrevocably submits itself to the non-exclusive personal jurisdiction of all state and federal courts sitting in the State of Delaware, including to the jurisdiction of all courts to which an appeal may be taken from such courts, in any action, suit or proceeding arising out of or relating to this Agreement, any of the transactions contemplated by this Agreement or any facts and circumstances leading to its or their execution or performance.

Section 10.9. Waiver of Trial by Jury. EACH OF THE PARTIES HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE FACTS OR CIRCUMSTANCES LEADING TO ITS OR THEIR EXECUTION OR PERFORMANCE OR ANY ACTIONS OF ANY OF ANY OTHER PARTY’S AFFILIATES AND REPRESENTATIVES.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE OR AFFILIATE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (3) IT MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 10.9.

Section 10.10. Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 10.11. Extension; Waiver. At any time prior to the Closing Date, either party hereto may extend the time for the performance of any of the obligations or other acts of the other party. Any agreement on the part of a party to any such extension shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. The failure of either party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred by either party (whether by operation of law or otherwise) without the prior written consent of the other party, provided, however, that Purchaser may transfer any of its rights and obligations to any Affiliate of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder. Any transfer of any rights, interests or obligations hereunder in violation of this Section shall be null and void.

Section 10.13. Specific Performance. Each party shall be entitled to equitable relief, including specific performance, in the event of any breach or threatened breach of this Agreement.

[Signature Page Follows]

5966987v10

IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

SELLER:

DIGITAL ANGEL CORPORATION

By: /s/ Joseph J. Grillo
Its: Chief Executive Officer

PURCHASER:

ALLFLEX USA, INC.

By: /s/ Harold B. Kernodle

Its: Chief Financial Officer

[Signature Page to Stock Purchase Agreement]

Annex B

Form of ESCROW AGREEMENT

by and among

______________,

______________,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

Dated as of _______________, 2011

ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”), dated as of _______________, 2011, is made by and among:  ______________ (“Purchaser”); ______________ (“Seller”); and Wells Fargo Bank, National Association, a national banking association, as escrow agent (“Escrow Agent”).  Capitalized terms used in this Escrow Agreement but not otherwise defined herein shall have the meanings given them in the Purchase Agreement (as defined below), a copy of which has been furnished to Escrow Agent solely to allow it to reference such meanings.

WHEREAS, the Seller and Purchaser have entered into a Stock Purchase Agreement, dated as of _______________, 2011 (the “Purchase Agreement”), providing for, among other things, the purchase by Purchaser of the shares of capital stock of Destron Fearing Corporation;

WHEREAS, pursuant to Section 2.1(b) of the Purchase Agreement, the Seller has agreed that Purchaser shall deposit an aggregate of three million seven hundred thousand dollars ($3,700,000) of the Purchase Price, one million two hundred thousand ($1,200,000) of which is referred to as the Adjustment Escrow Amount in the Purchase Agreement, and two million five hundred thousand ($2,500,000) of which is referred to as the Escrow Amount in the Purchase Agreement, into escrow to be held and released pursuant to this Escrow Agreement; and

WHEREAS, Purchaser and Seller hereto acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Purchase Agreement, that all references in this Escrow Agreement to the Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Establishment of Escrow; Investment of Escrow Fund.

(a)  Purchaser shall deposit with Escrow Agent on the date hereof via wire transfer of immediately available funds an aggregate of three million seven hundred thousand dollars ($3,700,000) (the “Escrow Amount”), which amount, as reduced by any disbursements or investment losses and as increased by investment gains, interest, dividends and other distributions thereon, shall be hereinafter referred to as the “Escrow Fund”.  Escrow Agent shall acknowledge receipt of the Escrow Amount.

(b)  Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, invest and disburse the Escrow Fund pursuant to the terms and conditions hereof.

(c)  Except as Purchaser and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall initially be invested in the Wells Fargo Money Market Deposit Account (MMDA) as directed in Exhibit A, during the period of this escrow.  Purchaser and Seller acknowledge that they have read and understand Exhibit A. Escrow Agent may invest the Escrow Fund in alternative investments in accordance with written instructions in the form of Exhibit A to this Escrow Agreement as may from time to time be provided to Escrow Agent and jointly signed by Purchaser and Seller.  Any interest received by Escrow Agent with respect to the Escrow Fund, including reinvested interest, shall become part of the Escrow Fund. If such investment can be registered, it shall be registered in the name of the Escrow Agent for the benefit of Seller and held by the Escrow Agent.  The Escrow Agent may act as purchaser or agent in the making or disposing of any investments.  The Escrow Agent shall have no responsibility or liability for any diminution of the funds held in the Escrow Account which may result from any investment made pursuant to this Escrow Agreement, including any losses on any investment required to be liquidated prior to maturity in order to make a payment or distribution required hereunder.  Such investments will be made as soon as possible following the availability of such funds to the Escrow Agent for investment, taking into consideration the regulations and requirements (including cut-off times) of the Federal Reserve wire system, the investment provider and the Escrow Agent, and compliance with standard operating procedures of such parties.  Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Escrow Agreement.  Purchaser and Seller acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

2.	Claims.

(a)  At any time and from time to time prior to 5:00 P.M., Dallas time, on or before _______________, 2012 (the “General Release Date”), Purchaser may in good faith give a written notice (a “Notice”) to Seller (with a copy to Escrow Agent) setting forth a reasonably detailed explanation of an alleged claim, and the dollar amount of any such claim, it may have by or against Seller under or relating to the Purchase Agreement (a “Claim”).  If Seller gives notice to Purchaser (with a copy to Escrow Agent) disputing all or a portion of such Claim (a “Counter Notice”) within thirty (30) calendar days following receipt by Seller of the Notice regarding such Claim, then such Claim shall be resolved as provided in Section 2(b) of this Escrow Agreement.  If no Counter Notice is received by Escrow Agent within such thirty (30) calendar day period, then the amount claimed by Purchaser in the Notice shall be deemed established for purposes of this Escrow Agreement and, after the end of such thirty (30) calendar day period, Escrow Agent shall pay to Purchaser as soon as reasonably practicable from the Escrow Fund the amount claimed in the Notice.

(b)  If a Counter Notice is given to Purchaser with respect to a Claim, Escrow Agent shall make payment to Purchaser as soon as reasonably practicable from the Escrow Fund with respect to any dollar amount not disputed in the Counter Notice.  With respect to the amount disputed under such Counter Notice (the “Disputed Amount”), Escrow Agent shall disburse funds only in accordance with (i) joint written instructions of Purchaser and Seller, or (ii) a certified copy of a final order or judgment of a court of competent jurisdiction which judgment either has been affirmed through all permitted appeals or as to which the time to make any such appeal has expired without an appeal being made (a “Judgment”).  The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel for the presenting side to the effect that the Judgment has been affirmed through all permitted appeals or as to which the time to make any such appeal has expired without an appeal being made.  The Escrow Agent shall be entitled to rely on such written instructions or Judgment without further duty of inquiry.

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(c)  In the event that Seller and Purchaser reach a settlement with respect to any Disputed Amount pursuant to this Section 2, Seller and Purchaser shall jointly deliver written notice of such settlement to Escrow Agent, including (if applicable) instructions to Escrow Agent to disburse funds and to pay within five (5) business days from the Escrow Fund the amounts specified in such joint written notice, and Escrow Agent shall act in accordance with such instructions.

3.	Termination of Escrow.

(a)  On the General Release Date, Escrow Agent shall, within five (5) business days, disburse the Escrow Fund to Seller, by wire transfer of immediately available funds to such account(s) as may be specified in writing by Seller; provided, however, that if, as of the General Release Date, Disputed Amount or Claims continue to be pending (each, a “Pending Claim”), Escrow Agent shall exclude from such disbursement to the Seller, and shall continue to hold in escrow, a portion of the Escrow Fund equal to the amount of all such Pending Claims.

(b)  From and after the General Release Date, upon the resolution of any Pending Claim in accordance with Section 2 hereof, Escrow Agent shall pay the amounts (if any) resolved in favor of Purchaser to Purchaser, with all remaining amounts related to such Claim distributed to Seller.

4.	Duties of Escrow Agent and Other Terms and Conditions of the Escrow Agency.

(a)  Duties and Responsibilities.

The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied.  Under no circumstance will the Escrow Agent be deemed to be a fiduciary to any party or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of any other party to perform in accordance with this Escrow Agreement. Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among Purchaser and Seller or to which either Purchaser or Seller is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from Purchaser or Seller or any entity acting on their respective behalf.  Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(b)  Exclusive Benefit of the Parties.

This Escrow Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

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(c)  Judicial Orders, Judgments, Decrees, Writs or other Process.

If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Fund (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Fund), Escrow Agent is authorized to comply therewith in any reasonable manner as it or its legal counsel of its own choosing reasonably and in good faith deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(d)  Limitations on Liability of Escrow Agent.

(i) Escrow Agent shall not be liable for any action taken or omitted or for any loss resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part.  In no event shall Escrow Agent be liable (i) for acting in accordance with or relying upon any joint written instruction from Purchaser and the Seller given pursuant to Section 2(b)(i), Section 2(c), Section 3(a) or Section 3(d), (ii) DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION, (iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Amount, valued as of the date of deposit.

(ii) Upon prior written notice to Purchaser and Seller, Escrow Agent may consult with legal counsel at the joint expense of Seller and Purchaser as to any matter relating to this Escrow Agreement, and Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.  Any such expense of Escrow Agent’s legal counsel shall be paid one-half by Seller and one-half by Purchaser.

(iii) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(e)  Monthly Statements.

Escrow Agent shall provide to Purchaser and Seller monthly statements identifying transactions, transfers or holdings of the Escrow Fund and each such statement shall be deemed to be correct and final upon receipt thereof by Purchaser and Seller unless Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

(f)  Genuineness of Documents.

Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document.

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(g)  Effectiveness of Notices.

Notices, instructions or other communications shall be in writing and shall be given to the addresses set forth in Section 7 hereof (or to such other address as may be substituted therefor by written notification to Escrow Agent and the other parties hereto).  Notices to Escrow Agent shall be deemed to be given when actually received by Escrow Agent’s Corporate Trust and Escrow Services Division.  Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by either Purchaser or Seller or by a person or persons authorized by either such party.  Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

(h)  Indemnification of Escrow Agent.

Purchaser and Seller, jointly and severally, shall be liable for and shall reimburse and indemnify Escrow Agent and hold Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Escrow Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require Escrow Agent to be indemnified for Losses finally determined to have been primarily caused by its gross negligence or willful misconduct. The provisions of this Section 4(h) shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

(i)  Removal of Escrow Agent; Resignation of Escrow Agent.

(i) By joint written instruction, Purchaser and the Seller may remove Escrow Agent at any time by giving to Escrow Agent thirty (30) calendar days’ prior notice in writing signed by Purchaser and Seller.  Escrow Agent may resign at any time by giving to Purchaser and Seller fifteen (15) calendar days’ prior written notice thereof.

(ii) Within ten (10) calendar days after giving the foregoing notice of removal to Escrow Agent or receiving the foregoing notice of resignation from Escrow Agent, Purchaser, and Seller shall jointly agree on and appoint a successor escrow agent.  If a successor escrow agent has not accepted such appointment by the end of such 10-day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.  The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Escrow Agent in connection with such proceeding shall be paid by, and be paid one-half by Seller and one-half by Purchaser.

(iii) Upon receipt of the identity of the successor escrow agent, Escrow Agent shall either deliver the Escrow Fund then held hereunder to the successor escrow agent, and Purchaser and Seller shall each remain obligated for fifty percent (50%) of any remaining fees, costs and expenses or other obligations owed to Escrow Agent.

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(iv) Upon delivery of the Escrow Fund to successor escrow agent, Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

(j)  Ambiguities; Conflicting Instructions.

(i) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Fund, unless Escrow Agent receives written instructions, signed by Purchaser and Seller, which eliminates such ambiguity or uncertainty.

(ii) In the event of any dispute between or conflicting claims by or among Purchaser and Seller, and/or any other person or entity with respect to the Escrow Fund, Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to the Escrow Fund so long as such dispute or conflict shall continue, and Escrow Agent shall not be or become liable in any way to either Purchaser or Seller for failure or refusal to comply with such conflicting claims, demands or instructions. To the extent reasonably practicable, the parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.  Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to Escrow Agent or (ii) Escrow Agent shall have received security satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting.  Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary.  The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by one-half by Purchaser and one-half by Seller.

(k)  Governing Law.

This Escrow Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of Delaware.

(l)  Amendments and Modifications.

Except as otherwise permitted herein, this Escrow Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

(m)    Cumulative Rights and Remedies.

The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies.  The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

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(n)  Representations.

Purchaser and Seller each, as to itself only and not as to the others party hereto, represents and warrants (a) that this Escrow Agreement has been duly authorized, executed and delivered on its or his behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Escrow Agreement by such Person do not and will not violate any applicable law or regulation.

(o)  Invalidity, Illegality; Unenforceability.

The invalidity, illegality or unenforceability of any provision of this Escrow Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(p)  Termination.

This Escrow Agreement shall terminate upon the distribution of the entire Escrow Fund.  The provisions of this Section 4 shall survive termination of this Escrow Agreement and/or the resignation or removal of the Escrow Agent.

(q)  Reliance.

The Escrow Agent shall not be liable for any action taken or not taken by it in accordance with the written direction or consent of both Purchaser and Seller or their respective agents, representatives, successors, or assigns, given in accordance with the provisions hereof.  The Escrow Agent shall not be liable for acting or refraining from acting upon any notice, request, consent, direction, requisition, certificate, order, affidavit, letter, or other paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, without further inquiry into the person’s or persons’ authority.  Concurrent with the execution of this Escrow Agreement, the parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Escrow Agreement.

5.	Compensation.

The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C, which compensation shall be borne equally by Purchaser, and Seller. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by the Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under the Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in the Escrow Agreement, or there is any assignment of interest in the subject matter of the Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to the Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from Purchaser and Seller.  If any amount due to the Escrow Agent hereunder is not paid within thirty (30) calendar days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law.   The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrow Fund with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrow Fund.

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6.	Ownership for Tax Purposes.

Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Escrow Fund, and Seller will report all income, if any, that is earned on, or derived from, the Escrow Fund as its income, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.  Prior to closing, Seller shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate form W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request.  Seller and Purchaser understand that if such tax reporting documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Escrow Agreement.  To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Fund.  Purchaser and Seller agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalties and other expenses was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 6 is in addition to the indemnification provided in Section 4(h) and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement..  Seller and Purchaser agree to treat the payment of any of the amounts held in the Escrow Fund to Purchaser as adjustments to the deemed purchase price treated as exchanged for the assets of the company for all United States federal, state, local and foreign income tax purposes unless otherwise required by applicable law.

7.	Notices.

All notices, consents, waivers and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand , (b) sent by telecopier or electronic mail (email) (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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(a)           If to Seller:

______________
______________
______________
______________
______________

with a copy to (which shall not constitute notice):

Winthrop & Weinstine, P.A.
Capella Tower, Suite 3500
225 South Sixth Street
Minneapolis, MN  55402
Attention:  Philip T. Colton, Esq.
Facsimile No.:  (612) 604-6929

(b)           If to Purchaser:

______________
______________

with a copy to (which shall not constitute notice):

Hunton & Williams LLP
1445 Ross Avenue
Suite 3700
Dallas, TX 75202
Attention:  T. Allen McConnell, Esq.
Fax no.: (214) 880-0011
E-mail address: amcconnell@hunton.com

(c)           If to Escrow Agent:

Wells Fargo Bank, National Association
625 Marquette Avenue, 11th Floor
Minneapolis, MN 55479
Attention: Lynn Lean, N9311-115
Fax no.:  (612) 667-2160
E-mail address: lynn.lean@welllsfargo.com

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8.	Counterparts.

This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

9.	Section Headings.

The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first written above.

PURCHASER:
______________

By: _______________________________
Name:_____________________________
Its: _______________________________

ESCROW AGENT:

Wells Fargo Bank, National Association,
as Escrow Agent

By: _______________________________
Name:_____________________________
Its: _______________________________

SELLER: ______________ By: _________________________________ Name: _______________________________ Its: _________________________________

[Signature Page to Escrow Agreement]

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

______________________________________	[___________________________________]
Authorized Representative	[Authorized Representative]

______________________________________	[___________________________________]
Date	[Date]

____________________________________
[Authorized Representative]

____________________________________
______________________________________

______________________________________	[___________________________________]
[Date]

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EXHIBIT B-1
CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of [________]. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of [_____________].

Name / Title	Specimen Signature
________________________________ Name ________________________________ Title	________________________________ Signature

________________________________ Name ________________________________ Title	________________________________ Signature

________________________________ Name ________________________________ Title	________________________________ Signature

________________________________ Name ________________________________ Title	________________________________ Signature

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EXHIBIT B-2
CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of [__________] and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of [_________________]

Name / Title	Specimen Signature
_______________________________ Name _______________________________ Title	________________________________ Signature

________________________________ Name ________________________________ Title	________________________________ Signature

________________________________ Name ________________________________ Title	________________________________ Signature

________________________________ Name ________________________________ Title	________________________________ Signature

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EXHIBIT C
Fee Schedule

Acceptance Fee:	Waived

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent – includes review of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account(s).

Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Agent Annual Administration Fee:	$[____].00
For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties. Additionally, a sweep fee of 20 basis points will be assessed by the Escrow Agent on the average monthly balance for Money Market (sweep) Investments.  Float credit received by the bank for receiving funds that remain uninvested are deemed part of the Paying Agent/Escrow Agent’s compensation.

Tax reporting is included for up to Two (2) entities.  Should additional reporting be necessary, a $25 per reporting charge will be assessed.

This fee is payable in advance, with the first year fee due upon opening of the account. The Annual Fee covers a full year or any part thereof, and therefore will not be prorated or refunded in the year of early termination.

Wells Fargo’s bid is based on the following assumptions:
•	Number of Escrow Accounts to be established: One (1)
•	Number of Deposits to Escrow Account: One (1)
•	Number of Withdrawals from Escrow Fund: various
•	Term of Escrow: approximately 2 years
•	APPOINTMENT SUBJECT TO RECEIPT OF REQUESTED DUE DILIGENCE INFORMATION AS PER THE USA PATRIOT ACT
•	THIS PROPOSAL ASSUMES THAT BALANCES IN THE ACCOUNT WILL BE INVESTED IN MONEY MARKET FUNDS
•	ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY
•	IF THE ACCOUNT(S) DOES NOT OPEN WITHIN THREE (3) MONTHS OF THE DATE SHOWN BELOW, THIS PROPOSAL WILL BE DEEMED TO BE NULL AND VOID

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Out-of Pocket Expenses:	At Cost

We will charge for out-of-pocket expenses in response to specific tasks assigned by the client or provided for in the escrow agreement.  Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings.   There are no charges for indirect out-of- pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent.  These assumptions are based on information provided to us as of the date of this fee schedule.  Our fee schedule is subject to review and acceptance of the final documents.  Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule. Extraordinary services (services other than the ordinary administration services of Escrow Agent described above) are not included in the annual administration fee and will be billed as incurred at the rates in effect from time to time.

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